                                                                    EXHIBIT 10.3


                                                                [EXECUTION COPY]





-------------------------------------------------------------------------------



                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

                           Dated as of August 28, 1997

                                      among

                                MEADOWCRAFT, INC.

                                 (the Borrower)


                        THE FINANCIAL INSTITUTIONS PARTY
                            HERETO FROM TIME TO TIME

                                  (the Lenders)

                                       and

                                NATIONSBANK, N.A.

                                   (the Agent)



-------------------------------------------------------------------------------

                             TABLE OF CONTENTS(1)


                                                                                                                   PAGE
                                                                                                                   ----
ARTICLE 1   DEFINITIONS.............................................................................................. 1
    SECTION 1.1.  Definitions........................................................................................ 1
    SECTION 1.2.  General............................................................................................33

ARTICLE 2   REVOLVING CREDIT FACILITY................................................................................34
    SECTION 2.1.  Revolving Credit...................................................................................34
    SECTION 2.2.  Manner of Borrowing Revolving Credit Loans.........................................................34
    SECTION 2.3.  Repayment of Revolving Credit Loans................................................................36
    SECTION 2.4.  Revolving Credit Note..............................................................................36

ARTICLE 3   LETTER OF CREDIT FACILITY; IRB L/CS......................................................................37
    SECTION 3.1.  Agreement to Issue.................................................................................37
    SECTION 3.2.  Amounts............................................................................................37
    SECTION 3.3.  Conditions.........................................................................................37
    SECTION 3.4.  Issuance of Letters of Credit......................................................................38
    SECTION 3.5.  Duties of NationsBank..............................................................................38
    SECTION 3.6.  Payment of Reimbursement Obligations...............................................................39
    SECTION 3.7.  Participations.....................................................................................39
    SECTION 3.8.  Indemnification, Exoneration.......................................................................41
    SECTION 3.9.  Supporting Letter of Credit; Cash Collateral.......................................................42
    SECTION 3.10. IRB Letters of Credit..............................................................................43

ARTICLE 4   TERM LOAN FACILITY.......................................................................................44
    SECTION 4.1.  Term Loan..........................................................................................44
    SECTION 4.2.  Manner of Borrowing Term Loans; Interim Construction Loans.........................................44
    SECTION 4.3.  Repayment of Term Loans............................................................................45
    SECTION 4.4.  Term Notes.........................................................................................45
    SECTION 4.6.  Voluntary Prepayment of Term Loans.................................................................46

ARTICLE 5   GENERAL LOAN PROVISIONS..................................................................................47
    SECTION 5.1.  Interest...........................................................................................47
    SECTION 5.2.  Certain Fees.......................................................................................51
    SECTION 5.3.  Manner of Payment..................................................................................52
    SECTION 5.4.  Loan Accounts; Statements of Account...............................................................53
    SECTION 5.5.  Termination of Agreement...........................................................................53
    SECTION 5.6.  Making of Loans....................................................................................54
    SECTION 5.7.  Settlement Among Lenders...........................................................................55
    SECTION 5.8.  Mandatory Prepayments..............................................................................59


-------------

         (1) This Table of Contents is included for reference purposes only and does not constitute part of the Loan and Security Agreement

    SECTION 5.9.  Early Termination Fee..............................................................................60
    SECTION 5.10. Aggregate Amount of Loans and Letter of Credit Obligations.........................................60
    SECTION 5.11. Funds Transfer Services............................................................................60

ARTICLE 6   CONDITIONS PRECEDENT.....................................................................................62
    SECTION 6.1.  Conditions Precedent to Effectiveness..............................................................62
    SECTION 6.2.  All Loans; Letters of Credit.......................................................................65

ARTICLE 7   REPRESENTATIONS AND WARRANTIES OF BORROWER...............................................................66
    SECTION 7.1.  Representations and Warranties.....................................................................66
    SECTION 7.2.  Survival of Representations and Warranties, Etc....................................................77

ARTICLE 8   SECURITY INTEREST........................................................................................78
    SECTION 8.1.  Security Interest..................................................................................78
    SECTION 8.2.  Continued Priority of Security Interest............................................................79

ARTICLE 9   COLLATERAL COVENANTS.....................................................................................81
    SECTION 9.1.  Collection of Receivables..........................................................................81
    SECTION 9.2.  Verification and Notification......................................................................82
    SECTION 9.3.  Disputes, Returns and Adjustments..................................................................82
    SECTION 9.4.  Invoices...........................................................................................83
    SECTION 9.5.  Delivery of Instruments............................................................................83
    SECTION 9.6.  Sales of Inventory.................................................................................83
    SECTION 9.7.  Ownership and Defense of Title.....................................................................83
    SECTION 9.8.  Insurance..........................................................................................84
    SECTION 9.9.  Location of Offices and Collateral.................................................................84
    SECTION 9.10. Records Relating to Collateral.....................................................................85
    SECTION 9.11. Inspection.........................................................................................85
    SECTION 9.12. Information and Reports............................................................................86
    SECTION 9.13. Power of Attorney..................................................................................86
    SECTION 9.14. Additional Real Estate and Leases..................................................................87
    SECTION 9.15. Assignment of Claims Act...........................................................................88
    SECTION 9.16. 1997 Projects......................................................................................88

ARTICLE 10  AFFIRMATIVE COVENANTS....................................................................................89
    SECTION 10.1. Preservation of Corporate Existence and Similar Matters............................................89
    SECTION 10.2. Compliance with Applicable Law.....................................................................89
    SECTION 10.3. Maintenance of Property............................................................................89
    SECTION 10.4. Conduct of Business................................................................................89
    SECTION 10.5. Insurance..........................................................................................89
    SECTION 10.6. Payment of Taxes and Claims........................................................................90
    SECTION 10.7. Accounting Methods and Financial Records...........................................................90
    SECTION 10.8. Use of Proceeds....................................................................................90
    SECTION 10.9. Hazardous Waste and Substances; Environmental Requirements.........................................91
    SECTION 10.10. Warranty Reserves.................................................................................91

ARTICLE 11  INFORMATION............................................................................................. 92
    SECTION 11.1. Financial Statements.............................................................................. 92
    SECTION 11.2. Accountants' Certificate.......................................................................... 92
    SECTION 11.3. Officer's Certificate............................................................................. 93
    SECTION 11.4. Copies of Other Reports........................................................................... 93
    SECTION 11.5. Notice of Litigation and Other Matters............................................................ 94
    SECTION 11.6. ERISA............................................................................................. 94
    SECTION 11.7. Accuracy of Information........................................................................... 95
    SECTION 11.8. Revisions or Updates to Schedules................................................................. 95

ARTICLE 12  NEGATIVE COVENANTS...................................................................................... 96
    SECTION 12.1. Financial Ratios.................................................................................. 96
    SECTION 12.2. Indebtedness for Money Borrowed................................................................... 96
    SECTION 12.3. Guaranties........................................................................................ 97
    SECTION 12.4. Investments....................................................................................... 97
    SECTION 12.5. Capital Expenditures.............................................................................. 97
    SECTION 12.6. Restricted Dividend Payments and Purchases, Etc................................................... 97
    SECTION 12.7. Merger, Consolidation and Sale of Assets.......................................................... 97
    SECTION 12.8. Transactions with Affiliates...................................................................... 98
    SECTION 12.9. Liens............................................................................................. 98
    SECTION 12.10. Capitalized Lease Obligations.................................................................... 98
    SECTION 12.11. Operating Leases................................................................................. 98
    SECTION 12.12. [Reserved]....................................................................................... 98
    SECTION 12.13. Plans............................................................................................ 98
    SECTION 12.14. Sales and Leasebacks............................................................................. 98
    SECTION 12.15. Factored Receivables............................................................................. 98
    SECTION 12.16. Clean Down....................................................................................... 98

ARTICLE 13  DEFAULT................................................................................................. 99
    SECTION 13.1. Events of Default................................................................................. 99
    SECTION 13.2. Remedies..........................................................................................102
    SECTION 13.3. Application of Proceeds...........................................................................105
    SECTION 13.4. Power of Attorney.................................................................................105
    SECTION 13.5. Miscellaneous Provisions Concerning Remedies......................................................106

ARTICLE 14  ASSIGNMENTS.............................................................................................108
    SECTION 14.1. Successors and Assigns; Participations............................................................108
    SECTION 14.2. Representation of Lenders.........................................................................111

ARTICLE 15  AGENT...................................................................................................112
    SECTION 15.1. Appointment of Agent..............................................................................112
    SECTION 15.2. Delegation of Duties..............................................................................112
    SECTION 15.3. Exculpatory Provisions............................................................................112
    SECTION 15.4. Reliance by Agent.................................................................................112
    SECTION 15.5. Notice of Default.................................................................................113
    SECTION 15.6. Non-Reliance on Agent and Other Lenders...........................................................113

    SECTION 15.7. Indemnification...................................................................................114
    SECTION 15.8. Agent in Its Individual Capacity..................................................................114
    SECTION 15.9. Successor Agent...................................................................................114
    SECTION 15.10. Notices from Agent to Lenders....................................................................115

ARTICLE 16  MISCELLANEOUS...........................................................................................116
    SECTION 16.1. Notices...........................................................................................116
    SECTION 16.2. Expenses..........................................................................................116
    SECTION 16.3. Stamp and Other Taxes.............................................................................118
    SECTION 16.4. Setoff............................................................................................118
    SECTION 16.5. Litigation........................................................................................119
    SECTION 16.6. Waiver of Rights..................................................................................119
    SECTION 16.7. Consent to Advertising and Publicity..............................................................119
    SECTION 16.8. Reversal of Payments..............................................................................120
    SECTION 16.9. Injunctive Relief.................................................................................120
    SECTION 16.10. Accounting Matters...............................................................................120
    SECTION 16.11. Amendments.......................................................................................120
    SECTION 16.12. Performance of Borrower's Duties.................................................................122
    SECTION 16.13. Indemnification..................................................................................122
    SECTION 16.14. All Powers Coupled with Interest.................................................................122
    SECTION 16.15. Survival.........................................................................................122
    SECTION 16.16. Titles and Captions..............................................................................123
    SECTION 16.17. Severability of Provisions.......................................................................123
    SECTION 16.18. Governing Law....................................................................................123
    SECTION 16.19. Counterparts.....................................................................................123
    SECTION 16.20. Reproduction of Documents........................................................................123
    SECTION 16.21. Increased Capital................................................................................124
    SECTION 16.22. Pro-Rata Participation...........................................................................124
    SECTION 16.23. Not an "Alabama" Transaction.....................................................................125

ANNEX A                    PRICING MATRIX
ANNEX B                    WIRE TRANSFER PROCEDURE


EXHIBIT A                  FORM OF REVOLVING CREDIT NOTE
EXHIBIT C                  FORM OF BORROWING BASE CERTIFICATE
EXHIBIT D                  FORM OF OPINION OF COUNSEL FOR BORROWER
EXHIBIT E                  FORM OF SETTLEMENT REPORT

Schedule 1.1A              [RESERVED]
Schedule 1.1B              Permitted Investments
Schedule 1.1C              Permitted Liens
Schedule 5.2(c)            Projections
Schedule 7.1(a)            Organization
Schedule 7.1(b)            Capitalization
Schedule 7.1(d)            Subsidiaries; Ownership of Stock
Schedule 7.1(f)            Compliance with Laws
Schedule 7.1(h)            Governmental Approvals
Schedule 7.1(i)            Title to Properties
Schedule 7.1(j)            Liens
Schedule 7.1(k)            Indebtedness and Guaranties
Schedule 7.1(l)            Litigation
Schedule 7.1(m)            Tax Matters
Schedule 7.1(q)            ERISA
Schedule 7.1(u)            Location of Offices and Receivables
Schedule 7.1(v)            Location of Inventory
Schedule 7.1(w)            Equipment
Schedule 7.1(x)            Real Estate
Schedule 7.1(y)            Corporate and Fictitious Names
Schedule 7.1(bb)           Employee Relations
Schedule 7.1(cc)           Proprietary Rights
Schedule 7.1(dd)           Trade Names
Schedule 10.8              Use of Proceeds

                              AMENDED AND RESTATED

                           LOAN AND SECURITY AGREEMENT

                           Dated as of August 28, 1997



                  MEADOWCRAFT, INC., a Delaware corporation, the financial institutions party to this Agreement from time to time as Lenders, and NATIONSBANK, N.A., a national banking association, as agent for the Lenders, agree as follows:

Preliminary Statement

         The Borrower, the Lenders (as of the Agreement Date) and the Agent (each as hereinafter defined) are parties to a Loan and Security Agreement dated as of August 16, 1995, as amended. The Borrower has requested, among other things, an increase in the revolving and term credit facilities thereunder, funding for additional construction projects, and changes in certain covenants of the said Loan and Security Agreement.

         The Lenders and the Agent have agreed to the Borrower's requests, upon and subject to the terms, covenants and conditions hereinafter set forth. For the convenience of all parties, the Borrower, the Lenders and the Agent have agreed to amend and restate the said Loan and Security Agreement in its entirety. This amendment and restatement is not intended to be and shall not be construed as a refinancing, prepayment or novation of any indebtedness outstanding under the said Loan and Security Agreement, but is only an amendment and restatement of the terms applicable thereto.

         Accordingly, in consideration of the said Loan and Security Agreement, the advances and other financial accommodations made by the Lenders and outstanding thereunder and the mutual promises contained in this Agreement, the Borrower, the Lenders and the Agent hereby agree:

                                    ARTICLE 1

                                   DEFINITIONS

                  SECTION 1.1.      Definitions.  For the purposes of this
Agreement:

                  "AAA Distribution" means one or more distributions by the Borrower to its shareholders of amounts not exceeding in the aggregate, the amount of the Borrower's undistributed earnings taxed to such shareholders for the period October 1, 1986 through the completion date of the IPO (that is, the entire period of the Borrower's effective election to be taxed as a subchapter S corporation), declared to the extent of approximately $32.7 million prior to completion of the IPO and as to the balance of such distributions, promptly upon determination of the amount thereof.

                  "Account Debtor" means a Person who is obligated on a Receivable.

                  "Acquire" or "Acquisition", as applied to any Business Unit or Investment, means the acquiring or acquisition of such Business Unit or Investment by purchase, exchange, issuance of stock or other securities, or by merger, reorganization or any other method.

                  "Adjusted Net Worth" and "Adjusted Tangible Net Worth" mean, respectively, the Consolidated Net Worth, and the Consolidated Tangible Net Worth of the Borrower and its Consolidated Subsidiaries, less the amount included therein for any amounts due from Affiliates.

                  "Advance" means amounts advanced by each Lender to the Borrower under the Revolving Credit Facility as provided in ARTICLE 2 and shall include Prime Rate Advances and Eurodollar Rate Advances.

                  "Affiliate" means, with respect to a Person, (a) any partner, officer, shareholder (if holding more than 10% of the outstanding shares of capital stock of such Person), director, employee or managing agent of such Person, (b) any other Person (other than a Subsidiary) that, (i) directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person, (ii)directly or indirectly beneficially owns or holds 10% or more of any class of voting stock or partnership or other voting interest of such Person or any Subsidiary of such Person, or (iii) 10% or more of the voting stock or partnership or other voting interest of which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other voting interest, by contract or otherwise.

                  "Agency Account" means an account of the Borrower maintained by it with a Clearing Bank pursuant to an Agency Account Agreement.

                  "Agency Account Agreement" means an agreement among the Borrower, the Agent and a Clearing Bank, in form and substance satisfactory to the Agent, concerning the collection of payments which represent the proceeds of Receivables or of any other Collateral.

                  "Agent" means NationsBank, N.A., a national banking association, and any successor agent appointed pursuant to SECTION 15.9.

                  "Agent's Office" means the office of the Agent specified in or determined in accordance with the provisions of SECTION 16.1.

                  "Agreement" means this Agreement, including all Schedules, Exhibits and other attachments hereto.

                  "Agreement Date" means the date as of which this Agreement is dated.

                  "Alternative Revolver Rate" means at any time the lower of (i) the Prime Rate at such time and (ii) the sum of the Federal Funds Effective Rate at such time, plus the annual rate of interest appearing on the pricing matrix attached hereto as ANNEX A under the caption "ARR" that is applicable at such time.

                  "Applicable Law" means all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and of all orders and decrees of all courts and arbitrators, including, without limitation, Environmental Laws.

                  "Applicable Margin" means (1) as applied to any Eurodollar Rate Term Loan, (A) 1.375% per annum if Funded Debt to EBITDA is 2.0 to 1 or greater and (B) 1.25% per annum if Funded Debt to EBITDA is lower than 2.0 to 1, and (2) as applied to any Eurodollar Rate Loan outstanding under the Revolving Credit Facility, the per annum rate indicated under the caption "Applicable Margin" opposite the applicable Funded Debt to EBITDA on the pricing matrix attached hereto as ANNEX A. Each change in the Applicable Margin shall become effective as of the first day of a calendar month that is at least 10 days after the date on which quarterly financial statements and the related officer's certificate are delivered in accordance with SECTIONS 11.1(B) and 11.3(A), respectively.

                  "Arizona Facility" means the manufacturing facility constructed by the Borrower in 1997-1998, in Yuma, Arizona.

                  "Arizona L/C" means the letter of credit, as and when issued, issued by NationsBank pursuant to SECTION 4.5.

                  "Arizona L/C Agreement" means the Letter of Credit and Reimbursement Agreement pursuant to which the Arizona L/C, if any, is issued and outstanding.

                  "Asset Disposition" means the disposition of any asset of the Borrower or any of its Subsidiaries, other than sales of Inventory in the ordinary course of business.

                  "Assignment and Acceptance" means an assignment and acceptance assigning all or a portion of a Lender's interests, rights and obligations under this Agreement pursuant to SECTION 14.1.

                  "Assignment of Factoring Proceeds" means the document by that name, [dated the Agreement Date], as amended, among the Borrower, the Factor, and the Agent.

                  "Assignment of Life Insurance Policy" means an assignment to Agent, for the benefit of Lenders, in form and substance satisfactory to Agent, of a key man life insurance policy on the life of William McCanna, in the face amount of $5 million.

                  "Availability" means at any time (a) the Borrowing Base at such time MINUS (b) the aggregate principal amount of Revolving Credit Loans outstanding at such time.

                  "Benefit Plan" means an "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) in respect of which the Borrower or any Related Company is, or within the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA, including such plans as may be established after the Agreement Date.

                  "Blount" means S. Roberts Blount, party to the Support Agreement.

                  "Borrower" means Meadowcraft, Inc., a Delaware corporation, and its successors and permitted assigns.

                  "Borrowing Base" means at any time an amount equal to the lesser of:

                  (a)      the Revolving Credit Facility MINUS the sum of

                           (i)   the Letter of Credit Reserve, PLUS

                           (ii)  any Interest Rate Protection Reserves, PLUS

                           (iii) the aggregate amount of the Environmental
                  Compliance Reserves, PLUS

                           (iv) such other reserves as the Agent in its reasonable credit judgment shall establish from time to time, and

                  (b)      an amount equal to

                           (i) 93% (or such lesser percentage as the Agent may in its absolute discretion determine from time to time) of the face value of Factoring Credit Balances due and owing by the Factor at such time, PLUS

                           (ii) 88% (or such lesser percentage as the Agent may in its absolute discretion determine from time to time) of the face value of Eligible Receivables due and owing at such time by Walmart, Sam's Club, Home Depot, and Lowes, PLUS

                           (iii) in the months of March through September, 50%,
                  and in the months of October through February, 60% (or such lesser percentage as the Agent may in its absolute discretion determine from time to time) of the lesser of cost determined on a FIFO (or first-in-first-out) accounting basis and fair market value of Eligible Inventory, MINUS

                           (iv)  the sum of

                                 (A) the Letter of Credit Reserve, PLUS

                                 (B) any Interest Rate Protection Reserves, PLUS

                                 (C) the aggregate amount of the Environmental
                           Compliance Reserves, PLUS

                                 (D) such other reserves as the Agent in its
                           reasonable credit judgment may establish from time to time.

                  "Borrowing Base Certificate" means a certificate in the form attached hereto as EXHIBIT C or in such other form as may be accepted to the Agent.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which banks in Atlanta, Georgia are authorized to close.

                  "Business Unit" means the assets constituting the business or a division or operating unit thereof of any Person.

                  "Capital Expenditures" means, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets (other than assets which constitute a Business Unit) which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years.

                  "Capitalized Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                  "Capitalized Lease Obligation" means Indebtedness represented by obligations under a Capitalized Lease, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

                  "Cash Collateral" means collateral consisting of cash or Cash Equivalents on which the Agent, for the benefit of itself as Agent and the Lenders, has a first priority Lien.

                  "Cash Equivalents" means

                  (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

                  (b) commercial paper maturing no more than one year from the date issued and, at the time of acquisition thereof, having a rating of at least A-1 from Standard & Poor's Ratings Group or at least P-1 from Moody's Investors Service, Inc.;

                  (c) certificates of deposit or bankers' acceptances issued in Dollar denominations and maturing within one year from the date of issuance thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $100 million and, unless issued by the Agent or a Lender, not subject to set-off or offset rights in favor of such bank arising from any banking relationship with such bank; and

                  (d) repurchase agreements in form and substance and for amounts satisfactory to the Agent.

                  "Clearing Bank" means NationsBank and any other banking institution with which an Agency Account has been established pursuant to an Agency Account Agreement.

                  "Collateral" means all of the Borrower's right, title and interest in and to each of the following, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising:

                  (a) all Receivables,

                  (b) all Inventory,

                  (c) all Equipment,

                  (d) all Contract Rights,

                  (e) all General Intangibles,

                  (f) all Real Estate,

                  (g) all goods and other property, whether or not delivered,

                           (i) the sale or lease of which gives or purports to
                  give rise to any Receivable, including, but not limited to, all merchandise returned or rejected by or repossessed from customers, or

                           (ii) securing any Receivable,

         including, without limitation, all rights as an unpaid vendor or lienor (including, without limitation, stoppage in transit, replevin and reclamation) with respect to such goods and other property,

                  (h) all mortgages, deeds to secure debt and deeds of trust on real or personal property, guaranties, leases, security agreements, and other agreements and property which secure or relate to any Receivable or other Collateral, or are acquired for the purpose of securing and enforcing any item thereof,

                  (i) all documents of title, policies and certificates of insurance, securities, chattel paper and other documents and instruments evidencing or pertaining to any and all items of Collateral,

                  (j) all files, correspondence, computer programs, tapes, discs and related data processing software which contain information identifying or pertaining to any of the Receivables or any Account Debtor, or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof,

                  (k) all cash deposited with the Agent or any Lender or any Affiliate of the Agent or any Lender or which the Agent, for the benefit of the Lenders, or any Lender or such Affiliate is entitled to retain or otherwise possess as collateral pursuant to the provisions of this Agreement or any of the Security Documents or any agreement relating to any Letter of Credit, and

                  (l) any and all products and proceeds of the foregoing (including, but not limited to, any claim to any item referred to in this definition, and any claim against any third party for loss of, damage to or destruction of any or all of, the Collateral or for proceeds payable under, or unearned premiums with respect to, policies of insurance) in whatever form, including, but not limited to, cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements and other documents.

                  "Commitment" means, as to each Lender, the amount set forth opposite such Lender's name on the signature pages hereof (or, from and after the Effective Date, in the Register), representing such Lender's obligation, upon and subject to the terms and conditions of this Agreement (including the applicable provisions of SECTION 14.1), to make or maintain Revolving Credit Loans, Interim Construction Loans and Term Loans and to maintain or purchase participations in Letters of Credit and IRB L/Cs and its corresponding interest in Term Loans outstanding.

                  "Commitment Percentage" means, as to any Lender, the percentage of the Total Commitment obtained by dividing such Lender's Commitment by the Total Commitment.

                  "Consolidated", when used with reference to financial accounts means the sum of such financial account of the Borrower and its Consolidated Subsidiaries, as consolidated after the elimination of intercompany items and, in the case of Net Income and Tangible Net Worth, after appropriate deductions for any minority interests in any Subsidiaries, and, when used with reference to such accounts of any other Person, means the sum of such accounts of such Person and its consolidated Subsidiaries as so adjusted.

                  "Consolidated Subsidiaries" means, as to the Borrower, the Subsidiaries of the Borrower whose accounts are at the time in question, in accordance with GAAP and pursuant to the written consent of the Required Lenders, which consent may be withheld in their absolute discretion and which may be conditioned upon, inter alia, the execution and delivery of guaranties, security agreements, mortgages and other documents required by the Required Lenders in their absolute discretion, consolidated with those of the Borrower.

                  "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste.

                  "Contract Rights" means any rights under contracts not yet earned by performance and not evidenced by an instrument or chattel paper.

                  "Controlled Disbursement Account" means one or more accounts maintained by and in the name of the Borrower with a Disbursing Bank for the purposes of disbursing Revolving Credit Loan proceeds and other amounts deposited thereto.

                  "Copyrights" means, in each case whether now existing or hereafter arising, all of the Borrower's right, title and interest in and to

                  (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications;

                  (b) all renewals of any of the foregoing;

                  (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing;

                  (d) the right to sue for past, present and future infringements of any of the foregoing; and

                  (e) all rights corresponding to any of the foregoing throughout the world.

                  "Debt" means:

                  (a) Indebtedness for money borrowed,

                  (b) Indebtedness, whether or not in any such case the same was for money borrowed,

                           (i) represented by notes payable, and drafts accepted, that represent extensions of credit,

                           (ii) constituting obligations evidenced by bonds, debentures, notes or similar instruments, or

                           (iii) upon which interest charges are customarily
                  paid or that was issued or assumed as full or partial payment for property (other than trade credit that is incurred in the ordinary course of business),

                  (c) Indebtedness that constitutes a Capitalized Lease Obligation, and

                  (d) Indebtedness that is such by virtue of CLAUSE (C) of the definition thereof, but only to the extent that the obligations Guaranteed are obligations that would constitute Debt.

                  "Debt Service" means, without duplication, for any period, the sum of: (a) interest expense PLUS (b) current maturities of Funded Debt PLUS (c) Permitted Subchapter S Distributions or cash dividends paid PLUS (d) cash expenditures for federal and state income taxes in each case, for such period.

                  "Debt Service Coverage Ratio" means the ratio of EBITDA to Debt Service.

                  "Default" means any of the events specified in SECTION 13.1 which with the passage of time or giving of notice or both would constitute an Event of Default.

                  "Default Margin" means 3.0%.

                  "Disbursing Bank" means any commercial bank with which a Controlled Disbursement Account is maintained after the Effective Date.

                  "Dollar" and "$" means freely transferable United States dollars.

                  "EBITDA" means Net Income before provision for interest expense, income taxes, amortization and depreciation.

                  "Effective Date" means the later of:

                  (a) the Agreement Date, and

                  (b) the first date on which all of the conditions set forth in
         ARTICLE 6 shall have been fulfilled.

                  "Effective Interest Rate" means each rate of interest per annum on the Revolving Credit Loans and the Term Loans in effect from time to time pursuant to the provisions of SECTIONS 5.1(A) and (B) and pursuant to the Term Notes.

                  "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any State thereof, having total assets in excess of $1 billion or any commercial finance or asset based lending affiliate of any such commercial bank; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, having a net worth of at least $250 million calculated in accordance with GAAP; (iii) any Affiliate of NationsBank, NationsBanc Commercial Corporation, or Fleet Financial Group, Inc., and any successor or assign of any of them; and (iv) any Lender listed on the signature page of this Agreement; PROVIDED in each case that the representation contained in SECTION 14.1(C)(I) hereof shall be applicable with respect to such institution or Lender.

                  "Eligible Inventory" means the Borrower's Inventory which the Agent, in its absolute discretion, determines to meet all of the following requirements:

                  (a) such Inventory is owned by the Borrower, is stored at a location listed on SCHEDULE 7.1(V), is subject to the Security Interest, which is perfected as to such Inventory, and is subject to no other Lien whatsoever other than a Permitted Lien,

                  (b) such Inventory consists of finished goods or raw materials and not work-in- process, packing, hardware or supplies,

                  (c) such Inventory is in good condition and meets all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such goods, their use or sale,

                  (d) such Inventory is currently either usable or salable, at prices approximating at least cost, in the normal course of the Borrower's business and is not slow moving or stale,

                  (e) such Inventory is not obsolete or returned or repossessed or used goods taken in trade,

                  (f) such Inventory is located within the United States at one of the locations set forth in the most recent Schedule of Inventory,

                  (g) such Inventory is in the possession and control of the Borrower and not any third party or if the Inventory is held by a third party bailee and a negotiable instrument has not been issued with respect to it (i) a financing statement which names the third party bailee as the debtor/bailee, names the Borrower as the secured party/bailor, names the Agent as assignee of the secured party/bailor and contains a description of such Inventory acceptable to the Agent and otherwise in compliance with the requirements of Section 9-304(3) of the UCC has been filed in the appropriate filing office and (ii) such other steps as the Agent may reasonably require in order to establish and preserve the priority of the Security Interest against secured creditors of the third party bailee or the Borrower shall have been taken,

                  (h) if such Inventory is located in a warehouse or other facility leased by the Borrower, the lessor has delivered to the Agent, on behalf of the Lenders, a waiver and consent in form and substance satisfactory to the Agent,

                  (i) such Inventory is not fabric located in Borrower's Selma, Alabama location that has not been sold in 360 days or more, or has been designated as noncurrent by the Borrower,

                  (j) such Inventory is not located at Borrower's Boaz, Alabama location, and

                  (k) such Inventory is not determined by the Agent, on behalf of the Lenders, in its absolute discretion to be ineligible for any other reason.

                  "Eligible Receivable" means a Receivable owing to the Borrower (which shall exclude any of the Borrower's accounts receivable sold to the Factor) that consists of the unpaid portion of the obligation stated on the invoice issued to an Account Debtor suitable to Agent in its sole discretion with respect to Inventory sold and shipped to or services performed for such Account Debtor in the ordinary course of business, net of any credits or rebates owed by the Borrower to the Account Debtor and that the Agent, in its absolute discretion determines to meet all of the following requirements:

                  (a) such Receivable is owned by the Borrower and represents a complete bona fide transaction which requires no further act under any circumstances on the part of the Borrower to make such Receivable payable by the Account Debtor,

                  (b) such Receivable has terms of 60 days or less and is no more than 60 days past due,

                  (c) the goods the sale of which gave rise to such Receivable were shipped or delivered to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis, or on the basis of any other similar understanding and no material part of such goods has been returned or rejected,

                  (d) such Receivable is not evidenced by chattel paper or an instrument of any kind,

                  (e) the Account Debtor with respect to such Receivable is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending, which might, in the Agent's sole judgment, have a Materially Adverse Effect on such Account Debtor, and is not, in the reasonable discretion of the Agent, deemed ineligible for credit or other reasons,

                  (f) such Receivable is not owing by an Account Debtor having 50% or more in face value of its then-existing accounts owing to the Borrower ineligible for any reason,

                  (g) with respect to any Receivable not owing by Walmart, Sam's Club, Home Depot or Lowes, such Receivable shall not be deemed an Eligible Receivable to the extent the then-existing accounts owing to the Borrower by the Account Debtor thereon exceed in the aggregate in face amount 20% of the Borrower's total Eligible Receivables plus the Borrower's total Factoring Credit Balances,

                  (h) with respect to any Receivable owing by Walmart or Sam's Club, such Receivable shall not be deemed an Eligible Receivable to the extent the then-existing accounts owing to the Borrower by Walmart and Sam's Club exceed in the aggregate in face amount 45% of the Borrower's total Eligible Receivables plus the Borrower's total Factoring Credit Balances,

                  (i) if such Receivable arises from the performance of services, such services have been fully rendered and do not relate to any warranty claim or obligation,

                  (j) such Receivable is not owing by an Account Debtor that is located outside of the United States of America (for this purpose, the Commonwealth of Puerto Rico shall be considered located within the United States of America), unless such Receivable is backed by a letter of credit, satisfactory to the Agent as to form, substance, and issuer, that has been assigned to Agent in a manner satisfactory to Agent,

                  (k) such Receivable is a valid, legally enforceable obligation of the Account Debtor with respect thereto and is not subject to any present or contingent (and no facts exist which are the basis for any future) offset, deduction or counterclaim, dispute or other defense on the part of such Account Debtor,

                  (l) such Receivable is subject to the Security Interest, which is perfected as to such Receivable, and is subject to no other Lien whatsoever other than a Permitted Lien,

                  (m) such Receivable is evidenced by an invoice or other documentation in form acceptable to the Agent,

                  (n) the Receivable is not subject to the Assignment of Claims Act of 1940, as amended from time to time, or any Applicable Law now or hereafter existing similar in effect thereto, or to any other prohibition (under Applicable Law, by contract or otherwise) against its assignment or requiring notice of or consent to such assignment, unless all such required notices have been given, all such required consents have been received and all other procedures have been complied with such that such Receivable shall have been duly and validly assigned to the Agent, for the benefit of the Lenders,

                  (o) the goods giving rise to such Receivable were not, at the time of the sale thereof, subject to any Lien, except the Security Interest and Permitted Liens,

                  (p) such Receivable does not arise out of any transaction with any Subsidiary, Affiliate, creditor, tenant, lessor or supplier of the Borrower,

                  (q) the Borrower is not the beneficiary of any letter of credit, except as permitted by clause (l) of this definition, nor has any bond or other undertaking by a guarantor or surety been obtained, supporting such Receivable and the Account Debtor's obligations in respect thereof,

                  (r) such Receivable does not arise out of finance or similar charges by the Borrower or other fees for the time value of money,

                  (s) such Receivable has not been charged back to the Borrower by the Factor,

                  (t) the Account Debtor with respect to such Receivable is not located in New Jersey or any other state denying creditors access to its courts in the absence of qualification to transact business in such state or the filing of a Notice of Business Activities Report or other similar filing, unless the Borrower has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year,

                  (u) such Receivable did not result from the sale of goods or services at retail and is not subject to ss. 15-9-1 et seq., Code of Alabama (1975) as amended (commonly known as the "Alabama Mini-Code"),

                  (v) such Receivable is not owing by an Account Debtor who has any of its accounts payable to the Borrower (but for the factoring thereof) factored under the Factoring Agreement, and

                  (w) neither the Account Debtor with respect to such Receivable, nor such Receivable, is determined by the Agent in its absolute discretion to be ineligible for any other reason.

                  "Environmental Compliance Reserves" means reserves for the cost of Remedial Action by the Borrower determined by the Agent from time to time in its discretion based upon the reports delivered pursuant to SECTION 10.9(B) and such other advice, analysis and engineering studies as it deems appropriate.

                  "Environmental Laws" means all federal, state, local and foreign laws now or hereafter in effect relating to pollution or protection of the environment, including laws relating to emissions, discharges, Releases or threatened Releases of pollutants, Contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, removal, transport, or handling of pollutants, Contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, and any and all regulations, notices or demand letters issued, entered, promulgated or approved thereunder; such laws and regulations include but are not limited to the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., as amended; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., as amended; the Clean Air Act, 46 U.S.C. ss. 7401 et seq., as amended; and state and federal lien and environmental cleanup programs.

                  "Environmental Lien" means a Lien in favor of any governmental entity for (a) any liability under Environmental Laws or (b) damages arising from, or costs incurred by such governmental entity in response to, a Release or threatened Release of Contaminant into the environment.

                  "Equipment" means all machinery, apparatus, equipment, motor vehicles, tractors, trailers, rolling stock, fittings, fixtures and other tangible personal property (other than Inventory) of every kind and description used in the Borrower's business operations or owned by the Borrower or in which the Borrower has an interest, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

                  "Eurodollar Rate" means, with respect to any Eurodollar Rate Advance, for the Interest Period applicable thereto, a simple per annum interest rate determined pursuant to the following formula:

                  Eurodollar Rate  =              Interbank Offered Rate
                                           -----------------------------------
                                             1 - Eurodollar Reserve Percentage

The Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Eurodollar Rate Advance" means any Advance which bears interest at the time in question computed with reference to the Eurodollar Rate.

                  "Eurodollar Rate Loan" means (a) any Revolving Credit Loan consisting of Eurodollar Rate Advances and (b) the Term Loan (or any part thereof) that bears interest at a rate computed with reference to the Eurodollar.

                  "Eurodollar Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable to any member bank with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Rate Advances is determined), whether or not any Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Rate Advances shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without the benefit of credits for proration, exceptions or offsets that may be available from time to time to Agent.

                  "Event of Default" means any of the events specified in
SECTION 13.1, provided that any requirement for notice or lapse of time or any other condition specified in SECTION 13.1 has been satisfied.

                  "Existing Loan Agreement" means the Loan and Security Agreement dated as of August 16, 1995, as amended and in effect on the Effective Date, to which the Borrower, the Agent and the Lenders are parties.

                  "Factor" means NationsBanc Commercial Corporation.

                  "Factoring Agreement" means the Amended and Restated Factoring Agreement by and between the Factor and the Borrower, dated August 16, 1995, as amended and in effect on the Agreement Date.

                  "Factoring Credit Balances" means the aggregate of the outstanding Reserve Balance for accounts receivable factored by the Borrower with the Factor at the Factor's credit risk.

                  "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve system arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding

Business Day) by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by NationsBank from three federal funds brokers of recognized standing selected by NationsBank.

                  "Financed Capex" means Capital Expenditures financed by Debt (other than the Loans).

                  "Financial Officer" means the chief financial officer, Treasurer or Controller of the Borrower.

                  "Financing Statements" means any and all Uniform Commercial Code financing statements, in form and substance satisfactory to the Agent, executed and delivered by the Borrower to the Agent, naming the Agent, for the benefit of the Lenders, as secured party and the Borrower as debtor, in connection with this Agreement.

                  "fiscal year" of the Borrower means (i) at all times prior to completion of the IPO, the period of 365 or 366 days beginning on the Sunday after the Saturday closest to April 30 in one calendar year and ending on the Saturday closest to April 30 in the following calendar year and (ii) after completion of the IPO, each 12-month period ending July 31.

                  "Funded Debt" means, as applied to any Person, all outstanding Debt of such Person.

                  "Funded Debt to EBITDA" means, as of the last day of any fiscal quarter of the Borrower, the RATIO of (i) Funded Debt of the Borrower and its Consolidated Subsidiaries on such day provided that Revolving Credit Loans shall be included in Funded Debt in an amount equal to the monthly average outstanding balance thereof during the period of four consecutive fiscal quarters of the Borrower ended on such day TO (ii) EBITDA of the Borrower and its Consolidated Subsidiaries for the period of four consecutive fiscal quarters of the Borrower ended on such day.

                  "GAAP" means generally accepted accounting principles consistently applied and maintained throughout the period indicated and, when used with reference to the Borrower or any Subsidiary, consistent with the prior financial practice of the Borrower, as reflected on the financial statements referred to in SECTION 7.1(O); PROVIDED, HOWEVER, that, in the event that changes shall be mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing, or shall be recommended by the Borrower's independent public accountants, such changes shall be included in GAAP as applicable to the Borrower only from and after such date as the Borrower, the Required Lenders and the Agent shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants set forth in ARTICLE 12.

                  "General Intangibles" means all of the Borrower's now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of the Borrower of every kind and nature (other than Receivables), including, without limitation, all Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, goodwill, computer software, customer lists, registrations, licenses, franchises, tax refund claims, reversions or any rights thereto and any other amounts payable to the Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which the Borrower is beneficiary and any rights under any letter of credit, guarantee, claims, security interest or other security held by or granted to the Borrower to secure payment by an Account Debtor of any of the Receivables.

                  "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all governmental bodies, whether federal, state, local or foreign national or provincial and all agencies thereof.

                  "Guaranty", as applied to any obligation of another Person, means (and derivative words such as "Guaranteed" or to "Guarantee" refer to)

                  (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation of such other Person, and

                  (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation of such other Person whether by

                           (i)   the purchase of securities or obligations,

                           (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss,

                           (iii) the supplying of funds to or in any other
                  manner investing in the obligor with respect to such obligation,

                           (iv)  repayment of amounts drawn down by
                  beneficiaries of letters of credit, or

                           (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.

                  "IPO" means the initial public offering of common stock of the Borrower, in an underwritten offering completed in compliance with Applicable Law (including without being limited to, applicable securities laws), the cash proceeds of which to the Borrower are at least equal to the sum of (1) the AAA Distribution declared prior to the closing date of the offering, plus (2) the costs and expenses of the offering.

                  "IRB L/Cs" means the Selma L/C and, if and when issued, the Arizona L/C.

                  "IRB L/C Agreement" has the meaning specified in SECTION 3.10.

                  "Indebtedness" of any Person means, without duplication, all Liabilities of such Person, and to the extent not otherwise included in Liabilities, the following:

                  (a) all obligations for money borrowed or for the deferred purchase price of property or services,

                  (b) all obligations (including, during the noncancellable term of any lease in the nature of a title retention agreement, all future payment obligations under such lease discounted to their present value in accordance with GAAP) secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed by such Person,

                  (c) all obligations of other Persons which such Person has Guaranteed, including, but not limited to, all obligations of such Person consisting of recourse liability with respect to accounts receivable sold or otherwise disposed of by such Person,

                  (d) all obligations of such Person in respect of Interest Rate Protection Agreements, and

                  (e) in the case of the Borrower (without duplication) all obligations under the Revolving Credit Loans and the Term Loans.

                  "Installment Payment Date" means the first day of each February, May, August and November, commencing on May 1, 1998.

                  "Interbank Offered Rate" means, for any Eurodollar Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, for any Eurodollar Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, is more than one rate as specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates..

                  "Interest Payment Date" means the first day of each calendar month commencing on October 1, 1997 and continuing thereafter until the Secured Obligations have been irrevocably paid in full.

                  "Interest Period" means, in connection with any Eurodollar Rate Advance, the term of such Advance selected by the Borrower or otherwise determined in accordance with this Agreement, which may have a duration of one, two, three or six months. Notwithstanding the foregoing, (A) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (B) any Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (A) above) end on the last day of such calendar month, and (C) no Interest Period shall extend beyond the Termination Date or such earlier date as would interfere hereunder with the repayment obligations of the Borrower. Interest shall be due and payable with respect to any Advance as provided in SECTION 5.1 hereof.

                  "Interest Rate Protection Agreement" means an interest rate swap, cap or collar agreement or similar arrangement between the Borrower and a Lender, providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

                  "Interest Rate Protection Reserve" means the aggregate amount of the estimated liability of the Borrower and its Subsidiaries under all Interest Rate Protection Agreements in effect on the date of determination, as determined by the Agent applying its customary methodology.

                  "Interim Construction Facility" means the sum of: (1) the lesser of (A) $6 million and (B) 75% of the construction cost of the 1997 Birmingham Warehouse plus 75% of the cost of Equipment installed therein PLUS
(2) the lesser of (A) $10.5 million and (B) 75% of the construction cost of the Arizona Facility plus 75% of the cost of Equipment installed therein, PLUS (3) the lesser of (A) $1.25 million and (B) 75% of the construction cost of the 1997 Birmingham Tubular Facility plus 75% of the cost of Equipment installed therein.

                  "Interim Construction Loan" means each loan made to the Borrower pursuant to SECTION 4.2(B).

                  "Internal Revenue Code" means the Internal Revenue Code of
1986.

                  "Inventory" means all inventory as such term is defined in the Uniform Commercial Code and shall include, without limitation,

                  (a) all goods intended for sale or lease by the Borrower, or for display or demonstration,

                  (b) all work in process,

                  (c) all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in the Borrower's business, and

                  (d) all documents evidencing and general intangibles relating to any of the foregoing.

                  "Investment" means, with respect to any Person:

                  (a) the acquisition or ownership by such Person of any share of capital stock, evidence of Indebtedness or other security issued by any other Person,

                  (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, excluding advances to employees in the ordinary course of business for business expenses,

                  (c) any Guaranty of the obligations of any other Person,

                  (d) any other investment (other than the Acquisition of a Business Unit) in any other Person, and

                  (e) any commitment or option to make any of the investments listed in CLAUSES (A) through (D) above if, in the case of an option, the consideration therefor exceeds $100.00.

                  "IRS" means the Internal Revenue Service.

                  "Lender" means at any time any financial institution party to this agreement at such time, including any such Person becoming a party hereto pursuant to the provisions of ARTICLE 14, and its successors and permitted assigns, and "Lenders" means at any time all of the financial institutions party to this Agreement at such time, including any such Persons becoming parties hereto pursuant to the provisions of ARTICLE 14, and their successors and permitted assigns.

                  "Letter of Credit" means any letter of credit issued by NationsBank for the account of the Borrower (i) under the Existing Loan Agreement and outstanding on the Effective Date (other than the Selma L/C) or
(ii) pursuant to ARTICLE 3.

                  "Letter of Credit Amount" means, with respect to any Letter of Credit, the aggregate maximum amount at any time available for drawing under such Letter of Credit.

                  "Letter of Credit Facility" means an amount equal to the Revolving Credit Facility.

                  "Letter of Credit Obligations" means, at any time, the sum of
(a) the Reimbursement Obligations of the Borrower at such time, plus (b) the aggregate Letter of Credit Amount of Letters of Credit outstanding at such time, plus (c) the aggregate Letter of Credit Amount of Letters of

Credit the issuance of which has been authorized by the Agent and NationsBank pursuant to SECTION 3.4(B) but that have not yet been issued, in each case as determined by the Agent.

                  "Letter of Credit Reserve" means, at any time, the aggregate Letter of Credit Obligations at such time, other than Letter of Credit Obligations that are fully secured by Cash Collateral.

                  "Liabilities" of any Person means all items (except for items of capital stock, additional paid-in capital or retained earnings, or of general contingency or deferred tax reserves) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Liabilities are to be determined.

                  "Lien" as applied to the property of any Person means:

                  (a) any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom,

                  (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person,

                  (c) any Indebtedness which is unpaid more than 30 days after the same shall have become due and payable and which if unpaid might by law (including, but not limited to, bankruptcy and insolvency laws), or otherwise, be given any priority whatsoever over the claims of general unsecured creditors of such Person, and

                  (d) the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction, excluding informational financing statements relating to property leased by the Borrower.

                  "Loan" means any Revolving Credit Loan, any Interim Construction Loan or any Term Loan, as well as all such loans collectively, as the context requires.

                  "Loan Account" and "Loan Accounts" shall have the meanings ascribed thereto in SECTION 5.4(A).

                  "Loan Documents" means collectively this Agreement, the Notes, the Security Documents and each other instrument, agreement or document executed by the Borrower, Blount or any Affiliate or Subsidiary of the Borrower in connection with (i) the Existing Loan Agreement and which remains in effect on the Effective Date or (ii) this Agreement, whether prior to, on or after the Effective Date and each other instrument, agreement or document referred to herein or contemplated hereby.

                  "Loan Year" means each period of 12 consecutive months commencing on the Effective Date and on each anniversary thereof.

                  "Lockbox" means each U.S. Post Office Box specified in a Lockbox Agreement.

                  "Lockbox Agreement" means each agreement between the Borrower and a Clearing Bank concerning the establishment of a Lockbox for the collection of Receivables.

                  "Long-Term Liabilities" means, with respect to any Person, the aggregate amount of all Liabilities of such Person other than Current Liabilities.

                  "Margin Stock" means margin stock as defined in Section 221.1(h) of Regulation U, as the same may be amended or supplemented from time to time.

                  "Materially Adverse Effect" means, with respect to any Person, a materially adverse effect upon such Person's business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects, and in addition (i) with respect to the Borrower, means a materially adverse effect upon the Borrower's ability to perform its obligations hereunder or under any other Loan Document to which it is a party or upon the enforceability of such obligations against the Borrower and (ii) with respect to Blount, means a materially adverse effect upon Blount's ability to perform his obligations under the Support Agreement.

                  "Minimum Commitment" means $10 million.

                  "Mortgages" means and includes any and all of the mortgages, deeds of trust, deeds to secure debt, assignments and other instruments executed and delivered by the Borrower to or for the benefit of the Agent by which the Agent, on behalf of the Lenders, acquires a Lien on the Borrower's Real Estate or a collateral assignment of the Borrower's interest under leases of Real Estate, and all amendments, modifications and supplements thereto.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or a Related Company is required to contribute or has contributed within the immediately preceding six years.

                  "NationsBank" means NationsBank, N.A., a national banking association.

                  "Net Amount" means, with respect to any Investments made by any Person, the gross amount of all such Investments MINUS the aggregate amount of all cash received and the fair value, at the time of receipt by such Person, of all property received as payments of principal or premiums, returns of capital, liquidating dividends or distributions, proceeds of sale or other dispositions with respect to such Investments.

                  "Net Income" means, as applied to any Person, the net income (or net loss) of such Person for the period in question after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including reserves for deferred taxes), Permitted Subchapter S Distributions in respect of shareholders' tax liabilities attributable to income of the Borrower, and all other proper deductions, all determined in accordance with GAAP, provided that there shall be excluded:

                  (a) the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or is merged into or consolidated with, the Person whose Net Income is being determined or a Subsidiary of such Person,

                  (b) the net income (or net loss) of any Person in which the Person whose Net Income is being determined or any Subsidiary of such Person has an ownership interest, except, in the case of net income, to the extent that any such income has actually been received by such Person or such Subsidiary in the form of cash dividends or similar distributions,

                  (c) any restoration of any contingency reserve, except to the extent that provision for such reserve was made out of income during such period,

                  (d) any net gains or losses on the sale or other disposition, not in the ordinary course of business, of Investments, Business Units and other capital assets, provided that there shall also be excluded any related charges for taxes thereon,

                  (e) any net gain arising from the collection of the proceeds of any insurance policy,

                  (f) any write-up of any asset, and

                  (g) any other extraordinary item.

                  "Net Outstandings" of any Lender means, at any time, the sum of (a) all amounts paid by such Lender (other than pursuant to SECTION 15.7) to the Agent in respect of Revolving Credit Loans or otherwise under this Agreement, MINUS (b) all amounts paid by the Agent to such Lender which are received by the Agent and which, pursuant to this Agreement, are paid over to such Lender for application in reduction of the outstanding principal balance of the Revolving Credit Loans.

                  "Net Proceeds" means proceeds received by the Borrower or any of its Subsidiaries in cash from any Asset Disposition (including, without limitation, payments under notes or other debt securities received in connection with any Asset Disposition), net of: (a) the transaction costs of such sale, lease, transfer or other disposition; (b) any sales tax liability arising from such transaction; and (c) amounts applied to repayment of Indebtedness (other than the Secured Obligations) secured by a Permitted Lien of the type described in CLAUSES (D) and (E), of the definition "Permitted Liens" on the asset or property disposed.

                  "Net Worth" means, with respect to any Person, such Person's total shareholder's equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) which would appear as such on a balance sheet of such Person prepared in accordance with GAAP.

                  "1997 Birmingham Tubular Facility" means [DESCRIPTION].

                  "1997 Birmingham Warehouse" means [DESCRIPTION].

                  "1997 Projects" means the Arizona Facility, the 1997 Birmingham Tubular Facility and the 1997 Birmingham Warehouse.

                  "Non-Ratable Loan" means a Revolving Credit Loan made by NationsBank in accordance with the provisions of SECTION 5.7(C)(II).

                  "Note" means any of the Revolving Credit Notes and the Term Notes and "Notes" means more than one such Note.

                  "Operating Lease" means any lease (other than a lease constituting a Capitalized Lease Obligation) of real or personal property.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any successor agency.

                  "Patents" means and includes, in each case whether now existing or hereafter arising, all of the Borrower's right, title and interest in and to

                  (a) any and all patents and patent applications,

                  (b) inventions and improvements described and claimed therein,

                  (c) reissues, divisions, continuations, renewals, extensions and continuations-in- part thereof,

                  (d) income, royalties, damages, claims and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof,

                  (e) rights to sue for past, present and future infringements thereof, and

                  (f) all rights corresponding to any of the foregoing throughout the world.

                  "Permitted Investments" means Investments of the Borrower in:

                  (a) negotiable certificates of deposit and time deposits issued by NationsBank or by any United States bank or trust company having capital, surplus and undivided profits in excess of $100 million,

                  (b) any direct obligation of the United States of America or any agency or instrumentality thereof which has a remaining maturity at the time of purchase of not more than one year and repurchase agreements relating to the same,

                  (c) sales of inventory on credit in the ordinary course of business,

                  (d) shares of capital stock, evidence of Indebtedness or other security acquired by the Borrower in consideration for or as evidence of past-due or restructured Receivables in an aggregate face amount of such Receivables at any time not to exceed $1 million,

                  (e) Guaranties permitted pursuant to SECTION 12.3,

                  (f) those items described on SCHEDULE 1.1B - PERMITTED INVESTMENTS, and

                  (g) other Investments not in excess of $10,000 individually or $50,000 in the aggregate in any fiscal year of the Borrower.

                  "Permitted Liens" means:

                  (a) Liens securing taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, but (i)in all cases only if payment shall not at the time be required to be made in accordance with SECTION 10.6, and (ii)in the case of warehousemen or landlords, only if such liens are junior to the Security Interest in any of the Collateral,

                  (b) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or under payment or performance bonds,

                  (c) Liens constituting encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the use thereof in the business of the Borrower, and other liens on the Real Estate specifically permitted in the Mortgages,

                  (d) Purchase Money Liens,

                  (e) Liens shown on SCHEDULE 1.1C - PERMITTED LIENS, and

                  (f) Liens of the Agent, for the benefit of the Lenders, arising under this Agreement and the other Loan Documents.

                  "Permitted Purchase Money Debt" means Purchase Money Debt of the Borrower incurred after the Agreement Date

                  (a) which is secured by a Purchase Money Lien,

                  (b) the aggregate principal amount of which does not exceed an amount equal to 100% of the lesser of

                           (i) the cost (including the principal amount of such Indebtedness, whether or not assumed) of the property (other than Inventory) subject to such Lien, and

                           (ii) the fair value of such property (other than
                  Inventory) at the time of its acquisition, and

                  (c) which, when aggregated with the principal amount of all other such Indebtedness and Capitalized Lease Obligations of the Borrower at the time outstanding, does not exceed $3 million.

For the purposes of this definition, the principal amount of any Purchase Money Debt consisting of Capitalized Leases shall be computed as a Capitalized Lease Obligation.

                  "Permitted Subchapter S Distributions" means (i) amounts distributed by the Borrower to its shareholders in respect of each fiscal year of the Borrower in an amount not to exceed, in the aggregate, the liability of its shareholders for federal and state income taxes attributable to the income of the Borrower includable in the taxable income of such shareholders by reason of the Borrower's effective election to be taxed as a Subchapter S corporation under the Code, as amended from time to time and (ii) the AAA Distribution.

                  "Person" means an individual, corporation, limited liability company, partnership, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

                  "Plan" means any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Borrower or any Related Company is, or within the immediately preceding six years was, an "employer" as defined in
Section 3(5) of ERISA.

                  "Prime Rate" means on any day the interest rate per annum equal to the rate of interest publicly announced by the Agent at its head office in Atlanta, Georgia as its "prime" rate, as in effect on the last Business Day of the calendar month immediately preceding the month in which such day falls. The Agent lends at rates above and below the Prime Rate.

                  "Prime Rate Advance" means an Advance bearing interest at the Alternative Revolver Rate.

                  "Project Completion Date" means March 31, 1998 or such earlier date on which the Borrower shall have certified to the Agent and the Lenders the completion of all 1997 Projects pursuant to SECTION 4.1.

                  "Projections" means the forecasted (a) balance sheets, (b) income statements, (c) cash flow statements, and (d) average balances of Revolving Credit Loans of the Borrower for the Borrower's fiscal years ending April 30, 1998 and thereafter, prepared on a monthly basis for the fiscal year ending April 30, 1998 and on an annual basis for each fiscal year thereafter, together with appropriate supporting details and a statement of underlying assumptions, delivered to the Agent and the Lenders prior to the Agreement Date.

                  "Proprietary Rights" means all of the Borrower's now owned and hereafter arising or acquired: Patents, Copyrights, Trademarks, including, without limitation, those Proprietary Rights set forth on SCHEDULE 7.1(CC) hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

                  "Purchase Money Debt" means

                  (a) Indebtedness created to secure the payment of all or any part of the purchase price of any property (other than Inventory),

                  (b) any Indebtedness incurred at the time of or within 30 days prior to or after the acquisition of any property (other than Inventory) for the purpose of financing all or any part of the purchase price thereof, and

                  (c) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time of any such renewal, extension or refinancing.

                  "Purchase Money Lien" means any Lien securing Purchase Money Debt, but only if such Lien shall at all times be confined solely to the property (other than Inventory) the purchase price of which was financed through the incurrence of the Purchase Money Debt secured by such Lien.

                  "Real Estate" means all of the Borrower's now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of the Borrower's now or hereafter owned or leased interests in the improvements and emblements thereon, the fixtures attached thereto and the easements appurtenant thereto, including, without limitation the real property described on SCHEDULE 7.1(X).

                  "Receivables" means

                  (a) any and all rights to the payment of money or other forms of consideration of any kind (whether classified under the Uniform Commercial Code as accounts, contract rights, chattel paper, general intangibles, or otherwise) including, but not limited to, accounts receivable, letters of credit and the right to receive payment thereunder, chattel paper, tax refunds, insurance proceeds, Contract Rights, notes, drafts, instruments, documents, acceptances, and all other debts, obligations and liabilities in whatever form from any Person,

                  (b) all guarantees, security and Liens for payment thereof,

                  (c) all goods, whether now owned or hereafter acquired, and whether sold, delivered, undelivered, in transit or returned, which may be represented by, or the sale or lease of which may have given rise to, any such right to payment or other debt, obligation or liability, and

                  (d) all proceeds of any of the foregoing.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System (or any successor).

                  "Reimbursement Agreement" means, with respect to a Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single document or several documents) as NationsBank may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by NationsBank and the Borrower, provided that such application and agreement and any modifications thereto are not inconsistent with the terms of this Agreement.

                  "Reimbursement Obligations" means the reimbursement or repayment obligations of the Borrower to NationsBank pursuant to SECTION 3.6 or pursuant to a Reimbursement Agreement with respect to amounts that have been drawn under Letters of Credit.

                  "Related Company" means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as any Borrower; (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with any Borrower; or
(iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as any Borrower, any corporation described in CLAUSE (I) above or any partnership, trade or business described in CLAUSE
(II) above.

                  "Release" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

                  "Remedial Action" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or
(iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

                  "Reportable Event" has the meaning set forth in Section 4043(b) of ERISA, but shall not include a Reportable Event as to which the provision for 30 days notice to the PBGC is waived under applicable regulations.

                  "Required Lenders" means, at any time, all Lenders other than any Lender who has failed to fund as required by this Agreement.

                  "Reserve Balance" means the net amount payable by the Factor to the Borrower at any time for accounts receivable factored under the Factoring Agreement, after accounting for customer disputes and other deductions.

                  "Restricted Dividend Payment" means any dividend, distribution or payment on or with respect to (a) any shares of a Person's capital stock (other than dividends payable solely in shares of its capital stock) or (b) any partnership interest in a Person, excluding, however, any such dividend, distribution or payment to the Borrower by any Subsidiary of the Borrower.

                  "Restricted Payment" means (a) any redemption or prepayment or other retirement, prior to the stated maturity thereof or prior to the due date of any regularly scheduled installment or amortization payment with respect thereto, of any Indebtedness for Borrowed Money or of any Indebtedness that is junior and subordinate to the Secured Obligations, (b) the payment by any Person of the principal amount of or interest on any Indebtedness (other than trade debt) owing to a shareholder, partner or equity holder of such Person or to any Affiliate of any such shareholder, partner or equity holder and (c) the payment of any management, consulting or similar fee by any Person to any Affiliate of such Person.

                  "Restricted Purchase" means any payment on account of the purchase, redemption or other acquisition or retirement by a Person of any (a) shares of such Person's capital stock (except shares acquired on the conversion thereof into other shares of capital stock of such Person), (b) a partnership interest in such Person, if such Person is a partnership, or (c) a membership interest in such Person, if such Person is a limited liability company.

                  "Revolving Credit Facility" means the principal amount of $90 million or such lesser or greater amount as shall be agreed upon from time to time in writing by the Agent, the Lenders and the Borrower.

                  "Revolving Credit Loans" means loans made to the Borrower pursuant to SECTION 2.1.

                  "Revolving Credit Note" means each Revolving Credit Note made by the Borrower payable to the order of a Lender evidencing the obligation of the Borrower to pay the aggregate unpaid principal amount of the Revolving Credit Loans made to it by such Lender (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor whether payable to such Lender or to a different Lender in connection with a Person becoming a Lender after the Effective Date or otherwise) substantially in the form of EXHIBIT A hereto, with all blanks properly completed, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced.

                  "Schedule of Inventory" means a schedule delivered by the Borrower to the Agent pursuant to the provisions of SECTION 9.12(B).

                  "Schedule of Receivables" means a schedule delivered by the Borrower to the Agent pursuant to the provisions of SECTION 9.12(A).

                  "Secured Obligations" means, in each case whether now in existence or hereafter arising,

                  (a) the principal of, and interest and premium, if any, on, the Loans,

                  (b) the Reimbursement Obligations, the Borrower's obligation to reimburse drawings under the IRB L/Cs, and all other obligations of the Borrower to the Agent or any Lender arising in connection with the issuance of Letters of Credit or any IRB L/C,

                  (c) all obligations of the Borrower in respect of any Interest Rate Protection Agreement, and

                  (d) all indebtedness, liabilities, obligations, covenants and duties of the Borrower to the Agent or to the Lenders of every kind, nature and description arising under or in respect of any of the Loan Documents or the Banking Relationship, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money, including without limitation, fees required to be paid pursuant to ARTICLE 5 and expenses required to be paid or reimbursed pursuant to SECTION 16.2. For purposes of this clause (d), the "Banking Relationship" means obligations of the Borrower relating to MasterCard charges (not to exceed $200,000 of outstanding charges) and checking and operating account charges incurred by the Borrower to NationsBank in the ordinary course of business.

                  "Security Documents" means each of the following:

                  (a) the Mortgages,

                  (b) the Mortgage Modifications,

                  (c) the Financing Statements,

                  (d) the Assignment of Life Insurance Policy,

                  (e) the Assignment of Factoring Proceeds,

                  (f) the Support Agreement, and

                  (g) each other writing executed and delivered by the Borrower or any other Person securing the Secured Obligations.

                  "Security Interest" means the Liens of the Agent, for the benefit of the Lenders, on and in the Collateral effected hereby or by any of the Security Documents or pursuant to the terms hereof or thereof.

                  "Selma Bonds" means $3,000,000 original principal amount of Revenue Bonds, Series 1996-A (Meadowcraft, Inc.), issued by The Industrial Development Board of the City of Selma.

                  "Selma L/C" means the letter of credit in the face amount of $2,731,068.50 million as of the Effective Date issued by NationsBank for the account of the Borrower in connection with the Selma Bonds.

                  "Selma L/C Agreement" means Letter of Credit and Reimbursement Agreement dated January 1, 1996, pertaining to the Selma L/C, between the Borrower and NationsBank.

                  "Settlement Date" means each Monday that is a Business Day after the Effective Date selected by the Agent in its sole discretion subject to and in accordance with the provisions of SECTION 5.7(C)(I) as of which a Settlement Report is delivered by the Agent and on which settlement is to be made among the Lenders in accordance with the provisions of SECTION 5.7.

                  "Settlement Report" means each report, substantially in the form attached hereto as EXHIBIT E, prepared by the Agent and delivered to each Lender and setting forth, among other things, as of the Settlement Date indicated thereon and as of the next preceding Settlement Date, the aggregate principal balance of all Revolving Credit Loans outstanding, each Lender's Commitment Percentage thereof, each Lender's Net Outstandings and all Non-Ratable Loans made, and all payments of principal, interest and fees received by the Agent from the Borrower during the period beginning on such next preceding Settlement Date and ending on such Settlement Date.

                  "Subordinated Indebtedness" means the Indebtedness of the Borrower to National Bank of Commerce, Birmingham, Alabama, evidenced by the Subordinated Notes, including principal thereof and interest and premium, if any, thereon, together with any and all Indebtedness related thereto.

                  "Subordinated Notes" means the promissory notes dated _____________, 19__ and _____________, 19__, respectively, one in the original principal amount of $3 million, and one in the original principal amount of $1 million, executed by the Borrower in favor of National Bank of Commerce, Birmingham, Alabama, as the same may be amended, modified, extended, renewed or replaced from time to time with the consent of the Required Lenders.

                  "Subordination Agreement" means the Subordination Agreement dated as of, ________, 1995 as confirmed effective as of the Effective Date, by and among, the Agent, National Bank of Commerce, Birmingham, Alabama, and the Borrower, as the same may be amended, modified or supplemented from time to time with the consent of the Required Lenders.

                  "Subsidiary"

                  (a) when used to determine the relationship of a Person to another Person, means a Person of which an aggregate of 50% or more of the stock of any class or classes or 50% or more of other ownership interests is owned of record or beneficially by such other Person, or by one or more Subsidiaries of such other Person, or by such other Person and one or more Subsidiaries of such Person,

                           (i) if the holders of such stock, or other ownership
                  interests, (A)are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or other individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (B)are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency, or

                           (ii) in the case of such other ownership interests,
                  if such ownership interests constitute a majority voting interest, and

                  (b) when used without designation of ownership, means a Subsidiary of the Borrower.

                  "Support Agreement" means the Support Agreement, in form and substance satisfactory to the Agent, dated on or about August 16, 1995, made by Blount in favor of the Agent, for the benefit of the Lenders, as amended by an amendment entered into as of the Effective Date, providing, among other things, for the termination of said Agreement upon completion of the IPO.

                  "Tangible Net Worth" means, as applied to the Borrower, the Adjusted Net Worth of the Borrower and its Consolidated Subsidiaries at the time in question, after excluding therefrom the amount of all intangible items reflected therein, including, without limitation, all unamortized debt discount and expense, unamortized research and development expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, unamortized excess cost of investment in non-Consolidated Subsidiaries over equity at dates of acquisition and all similar items which should properly be treated as intangibles in accordance with GAAP.

                  "Term Loan" means the Term Loans, as defined in and made under the Existing Loan Agreement, outstanding on the Effective Date, plus the loans made to the Borrower pursuant to SECTION 4.1(A) on the Effective Date, plus the Interim Construction Loans.

                  "Term Loan Facility" means the sum of $13.9 million, plus $2 million, plus the Interim Construction Facility.

                  "Term Note " means each promissory note made by the Borrower payable to the order of a Lender evidencing the obligation of the Borrower to pay the aggregate unpaid principal amount of any Term Loan made to it by such Lender (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor whether payable to such Lender or to a different Lender in connection with a Person becoming a Lender after the Effective Date or otherwise) substantially in the form of EXHIBIT B hereto, with all blanks properly completed, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced.

                  "Termination Date" means August 28, 2000 or such earlier date as all Secured Obligations shall have been irrevocably paid in full and the Revolving Credit Facility shall have been terminated.

                  "Termination Event" means

                  (a) a Reportable Event, or

                  (b) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or

                  (c) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or the appointment of a trustee to administer any Plan.

                  "Total Commitment" means the sum of the Commitments.

                  "Trademarks" means and includes in each case whether now existing or hereafter arising, all of the Borrower's right, title and interest in and to

                  (a) trademarks (including service marks), trade names and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the trademarks,

                  (b) licenses of the foregoing, whether as licensee or licensor,

                  (c) renewals thereof,

                  (d) income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages, claims and payments for past and future infringements thereof,

                  (e) rights to sue for past, present and future infringements thereof, including the right to settle suits involving claims and demands for royalties owing, and

                  (f) all rights corresponding to any of the foregoing throughout the world.

                  "Unfunded Vested Accrued Benefits" means with respect to any Plan at any time, the amount (if any) by which

                  (a) the present value of all vested nonforfeitable benefits under such Plan exceeds

                  (b) the fair market value of all Plan assets allocable to such benefits,

all determined as of the then most recent valuation date for such Plan.

                  "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of Georgia.

                  "Warranty Reserves" means reserves on the Borrower's books for the cost of defending and disposing of claims and actions for breach of express or implied representation or warranty.

                  "Wholly-Owned Subsidiary" when used to determine the relationship of a Subsidiary to a Person means a Subsidiary all of the issued and outstanding shares (other than directors' qualifying shares) of the capital stock of which shall at the time be owned by such Person or one or more of such Person's Wholly-Owned Subsidiaries or by such Person and one or more of such Person's Wholly-Owned Subsidiaries.

                  SECTION 1.2. General. All terms of an accounting nature not specifically defined herein shall have the meaning ascribed thereto by GAAP. The terms accounts, chattel paper, contract rights, documents, equipment, instruments, general intangibles and inventory, as and when used in this Agreement or the Security Documents without being capitalized, shall have the meanings given those terms in the Uniform Commercial Code. Unless otherwise specified, a reference in this Agreement to a particular section or subsection is a reference to that section or subsection of this Agreement, and the words "hereof," "herein," "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision, section or subsection of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Words denoting individuals include corporations and other entities and vice versa. References to any legislation or statute or code, or to any provisions of any legislation or statute or code, shall include any modification or reenactment of, or any legislative, statutory or code provision substituted for, such legislation, statute or code or provision thereof. References to any document or agreement (including this Agreement) shall include references to such document or agreement as amended, novated, supplemented, modified or replaced from time to time, so long as and to the extent that such amendment, novation, supplement, modification or replacement is either not prohibited by the terms of this Agreement or is consented to by the Required Lenders and the Agent. The word "including" shall mean "including, without limitation." The term "ratable" (and with corollary meaning, "ratably") as applied to the Lenders at any time, means ratably according to the Lenders' respective Commitment Percentages at such time.

                                    ARTICLE 2

                            REVOLVING CREDIT FACILITY

                  SECTION 2.1. Revolving Credit.

                  Loans. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, each Lender agrees, severally, but not jointly, to make Revolving Credit Loans to the Borrower from time to time from the Effective Date to but not including the Termination Date, as requested or deemed requested by the Borrower in accordance with the terms of SECTION 2.2, in amounts equal to such Lender's Commitment Percentage of each such Loan requested or deemed requested hereunder up to an aggregate amount at any one time outstanding equal to such Lender's Commitment Percentage of the Borrowing Base; PROVIDED, HOWEVER, that the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to the Loans requested) shall not exceed the Borrowing Base. It is expressly understood and agreed that the Lenders intend to use the Borrowing Base as a maximum ceiling on Revolving Credit Loans to the Borrower; PROVIDED, HOWEVER, that it is agreed that should the Revolving Credit Loans exceed the ceiling so determined or any other limitation set forth in this Agreement, such Revolving Credit Loans shall nevertheless constitute Secured Obligations and, as such, shall be entitled to all benefits thereof and security therefor. The principal amount of any Revolving Credit Loan which is repaid may be reborrowed by the Borrower, subject to the terms and conditions of this Agreement, in accordance with the terms of this SECTION 2.1. The Agent's and each Lender's books and records reflecting the date and the amount of each Revolving Credit Loan and each repayment of principal thereof shall constitute PRIMA FACIE evidence of the accuracy of the information contained therein, subject to the provisions of SECTION 5.4.

                  SECTION 2.2. Manner of Borrowing Revolving Credit Loans. Borrowings under the Revolving Credit Facility shall be made as follows:

                  (a) Requests for Borrowing. A request for a borrowing shall be made, or shall be deemed to be made, in the following manner:

                           (i) with respect to the initial Revolving Credit Loan, the Borrower shall give the Agent prior notice of the Effective Date, which notice shall be irrevocable, and, as to subsequent Revolving Credit Loans, the Borrower may give the Agent notice, before 2:00 p.m. (Atlanta time) on the proposed borrowing date as to any Revolving Credit Loan consisting of Prime Rate Advances or before 12:00 noon (Atlanta time) three Business Days before the proposed borrowing date as to any Revolving Credit Loan consisting of Eurodollar Rate Advances, of its intention to borrow, specifying the amount of the proposed borrowing and the proposed borrowing date and, if applicable, the Interest Period for the Eurodollar Rate Advances comprising such borrowing,

                           (ii) whenever a check or other item is presented to a
                  Disbursing Bank for payment against a Controlled Disbursement Account in an amount greater than the then available balance in such account, such Disbursing Bank shall, and is hereby irrevocably authorized by the Borrower to, give the Agent notice thereof, which notice shall be deemed to be a request for a Revolving Credit Loan consisting of Prime Rate Advances on the date of such notice in an amount equal to the excess of such check or other item over such available balance,

                           (iii) unless payment is otherwise made by the
                  Borrower, the becoming due of any amount required to be paid under this Agreement or any of the Notes as interest shall be deemed to be a request for a Revolving Credit Loan consisting of Prime Rate Advances on the due date in the amount required to pay such interest,

                           (iv) unless payment is otherwise made by the Borrower, the becoming due of any other Secured Obligation shall be deemed to be a request for a Revolving Credit Loan consisting of Prime Rate Advances on the due date in the amount then so due, and such request shall be irrevocable, and

                           (v) the receipt by the Agent of notification from NationsBank to the effect that a drawing has been made under a Letter of Credit or under an IRB L/C and that the Borrower has failed to reimburse NationsBank therefor in accordance with the terms of the Letter of Credit or IRB L/C, the Reimbursement Agreement or IRB L/C Agreement and ARTICLE 3, shall be deemed to be a request for a Revolving Credit Loan consisting of Prime Rate Advances on the date such notification is received in the amount of such drawing which is so unreimbursed;

         PROVIDED that if any notice referred to in CLAUSE (I) above is received after 2:00 p.m. (Atlanta time) on the proposed borrowing date, the proposed borrowing will be postponed automatically to the next Business Day. Unless the Agent has elected periodic settlements pursuant to
         SECTION 5.7, the Agent shall promptly notify the Lenders of any notice of borrowing given or deemed given pursuant to this SECTION 2.2(A) by 2:30 p.m. (Atlanta time) on the proposed borrowing date. Not later than 3:30 p.m. (Atlanta time) on the proposed borrowing date, each Lender will make available to the Agent, for the account of the Borrower, at the Agent's Office in funds immediately available to the Agent, an amount equal to such Lender's Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date.

             (b) Disbursement of Loans. The Borrower hereby irrevocably authorizes the Agent to disburse the proceeds of each borrowing requested, or deemed to be requested, pursuant to this SECTION 2.2 as follows:

                           (i) the proceeds of each borrowing requested under SECTIONS 2.2(A)(I) or (II) shall be disbursed by the Agent in Dollars in immediately available funds, (A) in the case of the initial borrowing, in accordance with the terms of the letter from the Borrower to the Agent referred to in SECTION 6.1(F)(XVIII), and (B) in the case of each subsequent borrowing, by wire transfer to a Controlled Disbursement Account or, in the absence of a Controlled Disbursement Account, by wire transfer to such other account as may be agreed upon by the Borrower and the Agent from time to time,

                           (ii) the proceeds of each borrowing deemed requested under SECTION 2.2(A)(III) or (IV) shall be disbursed by the Agent by way of direct payment of the relevant interest or Secured Obligation, as the case may be, and

                           (iii) the proceeds of each borrowing deemed requested
                  under SECTION 2.2(A)(V) shall be disbursed by the Agent directly to NationsBank on behalf of the Borrower.

                  SECTION 2.3. Repayment of Revolving Credit Loans. The Revolving Credit Loans will be repaid as follows:

                  (a) Whether or not any Default or Event of Default has occurred, the outstanding principal amount of all the Revolving Credit Loans is due and payable, and shall be repaid by the Borrower in full, not later than the Termination Date;

                  (b) If at any time the aggregate outstanding unpaid principal amount of the Revolving Credit Loans exceeds the Borrowing Base in effect at such time, the Borrower shall repay the Revolving Credit Loans in an amount sufficient to reduce the aggregate unpaid principal amount of such Revolving Credit Loans by an amount equal to such excess, together with accrued and unpaid interest on the amount so repaid to the date of repayment;

                  (c) Unless otherwise specified by the Borrower, except as otherwise required by SECTION 5.1(C)(IV) and except for repayments made under SECTION 5.1(C)(VII), amounts repaid hereunder shall first be applied to Prime Rate Advances, and shall be applied to Eurodollar Rate Advances only to the extent that the amount repaid exceeds the principal amount of Prime Rate Advances outstanding at the time of such payment (and to the extent that amounts repaid are applied to Eurodollar Rate Advances, Borrower shall pay any amounts required by
         SECTION 5.1(C)(V)); and

                  (d) The Borrower hereby instructs the Agent to repay the Revolving Credit Loans outstanding on any day in an amount equal to the amount received by the Agent on such day pursuant to SECTION 9.1(B).

                  SECTION 2.4. Revolving Credit Note. Each Lender's Revolving Credit Loans and the obligation of the Borrower to repay such Revolving Credit Loans shall also be evidenced by a Revolving Credit Note payable to the order of such Lender. Each Revolving Credit Note shall be dated the Effective Date and be duly and validly executed and delivered by the Borrower.

                                    ARTICLE 3

                       LETTER OF CREDIT FACILITY; IRB L/CS

                  SECTION 3.1. Agreement to Issue. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, NationsBank agrees to issue for the account of the Borrower one or more Letters of Credit in accordance with this ARTICLE 3, from time to time during the period commencing on the Effective Date and ending on the Termination Date.

                  SECTION 3.2. Amounts. NationsBank shall not have any obligation to issue any Letter of Credit at any time:

                  (a) if, after giving effect to the issuance of the requested Letter of Credit, (i) the aggregate Letter of Credit Obligations of the Borrower would exceed the Letter of Credit Facility then in effect or
         (ii) the aggregate principal amount of the Revolving Credit Loans outstanding would exceed the Borrowing Base (after reduction for the Letter of Credit Reserve in respect of such Letter of Credit); or

                  (b) which has a term longer than one calendar year or an expiration date after the last Business Day that is more than 30 days prior to the Termination Date.

                  SECTION 3.3. Conditions. The obligation of NationsBank to issue any Letter of Credit is subject to the satisfaction of (i) the conditions precedent contained in ARTICLE 6 and (ii) the following additional conditions precedent in a manner satisfactory to the Agent and NationsBank:


                  (a) the Borrower shall have delivered to NationsBank and the Agent at such times and in such manner as NationsBank or the Agent may prescribe an application in form and substance satisfactory to NationsBank and the Agent for the issuance of the Letter of Credit, a Reimbursement Agreement and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be satisfactory to NationsBank and the Agent; and

                  (b) as of the date of issuance, no order of any court, arbitrator or governmental authority having jurisdiction or authority over NationsBank shall purport by its terms to enjoin or restrain banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to banks generally and no request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over banks generally shall prohibit, or request that NationsBank refrain from, the issuance of letters of credit generally or the issuance of such Letter of Credit.

                  SECTION 3.4. Issuance of Letters of Credit.

                  (a) Request for Issuance. The Borrower shall give NationsBank and the Agent written notice of the Borrower's request for the issuance of a Letter of Credit no later than six Business Days prior to the proposed date of issuance of the Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business
         Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in multiple draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day earlier than the Business Day prior to the Termination Date), the purpose for which such Letter of Credit is to be issued and the beneficiary of the requested Letter of Credit. The Borrower shall attach to such notice the form of the Letter of Credit that the Borrower requests to be issued.

                  (b) Responsibilities of the Agent; Issuance. The Agent shall determine, as of the Business Day immediately preceding the requested effective date of issuance of the Letter of Credit set forth in the notice from the Borrower pursuant to SECTION 3.4(A), the amount of the unused Letter of Credit Facility and the Borrowing Base. If (i) the form of the Letter of Credit delivered by the Borrower to the Agent is acceptable to NationsBank and the Agent in their sole, reasonable discretion, (ii) the undrawn face amount of the requested Letter of Credit is less than or equal to the lesser of (A) the unused Letter of Credit Facility and (B) the unused Borrowing Base and (iii) the Agent has received a certificate from the Borrower stating that the applicable conditions set forth in ARTICLE 6 have been satisfied, then NationsBank will cause the Letter of Credit to be issued.

                  (c) Notice of Issuance. Promptly after the issuance of any Letter of Credit, NationsBank shall give the Agent written or facsimile notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of such Letter of Credit, and the Agent shall give each Lender written or facsimile notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of such Letter of Credit.

                  (d) No Extension or Amendment. No Letter of Credit shall be extended or amended unless the requirements of this SECTION 3.4 are met as though a new Letter of Credit were being requested and issued.

                  SECTION 3.5. Duties of NationsBank. Any action taken or omitted to be taken by NationsBank under or in connection with any Letter of Credit or IRB L/C, if taken or omitted in the absence of gross negligence or willful misconduct, shall not result in any liability of NationsBank to any Lender or relieve any Lender of its obligations hereunder to NationsBank. In determining whether to pay under any Letter of Credit or IRB L/C, NationsBank shall have no obligation to any Lender other than to confirm that any documents required to be delivered under such Letter of Credit or IRB L/C in connection with such drawing have been presented and appear on their face to comply with the requirements of such Letter of Credit.

                  SECTION 3.6. Payment of Reimbursement Obligations.

                  (a) Payment to Issuer. Notwithstanding any provisions to the contrary in any Reimbursement Agreement (but subject, as to any IRB L/C, to the terms and conditions of the applicable IRB L/C Agreement), the Borrower agrees to reimburse NationsBank for any drawings (whether partial or full) under each Letter of Credit and each IRB L/C and agrees to pay to NationsBank the amount of all other Reimbursement Obligations and other amounts payable to NationsBank under or in connection with such Letter of Credit or IRB L/C immediately when due, irrespective of any claim, set-off, defense or other right which the Borrower may have at any time against NationsBank or any other Person.

                  (b) Recovery or Avoidance of Payments. In the event that any payment by or on behalf of the Borrower with respect to any Letter of Credit (or any Reimbursement Obligation relating thereto) or IRB L/C received by NationsBank, or by the Agent and distributed by the Agent to the Lenders on account of their respective participations therein, is thereafter set aside, avoided or recovered from NationsBank or the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent, for the account of the Agent or NationsBank, their respective Commitment Percentages of such amount set aside, avoided or recovered together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it.

                  SECTION 3.7. Participations.

                  (a) Purchase of Participations. On the Effective Date, as to all Letters of Credit and IRB L/Cs outstanding on the Effective Date, and thereafter, immediately upon issuance by NationsBank of a Letter of Credit or IRB L/C, each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in such Letter of Credit or IRB L/C, equal to such Lender's Commitment Percentage of the face amount thereof (including, without limitation, all obligations of the Borrower with respect thereto, other than amounts owing to NationsBank under
         SECTION 5.2(D)(II), and any security therefor or guaranty pertaining thereto).

                  (b) Sharing of Payments. In the event that NationsBank makes a payment under any Letter of Credit or IRB L/C and NationsBank shall not have been repaid such amount pursuant to SECTION 3.6 or the applicable IRB L/C Agreement, then NationsBank shall be deemed to have made a Non-Ratable Loan in the amount of such payment, and notwithstanding the occurrence or continuance of a Default or Event of Default at the time of such payment, such Non-Ratable Loan shall be subject to the provisions of SECTION 5.7(C) and the absolute obligations of the Lenders to pay for their respective participation interests therein.

                  (c) Sharing of Reimbursement Obligation Payments. Whenever NationsBank receives a payment from or on behalf of the Borrower on account of a Reimbursement Obligation or a payment previously made under an IRB L/C and unreimbursed by the

         Borrower as to which the Agent has previously received for the account of NationsBank payment from a Lender pursuant to this SECTION 3.7, NationsBank shall promptly pay to the Agent, for the benefit of such Lender, such Lender's Commitment Percentage of the amount of such payment from the Borrower in Dollars. Each such payment shall be made by NationsBank on the Business Day on which NationsBank receives immediately available funds pursuant to the immediately preceding sentence, if received prior to 11:00 a.m. (Atlanta time) on such Business Day and otherwise on the next succeeding Business Day.

                  (d) Documentation. Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, IRB L/C, Reimbursement Agreement, IRB L/C Agreement or application for any Letter of Credit or IRB L/C and such other documentation as may reasonably be requested by such Lender.

                  (e) Obligations Irrevocable. The obligations of each Lender to make payments to the Agent with respect to any Letter of Credit or any IRB L/C and their participations therein pursuant to the provisions of
         SECTION 5.7(C) hereof or otherwise and the obligations of the Borrower to make payments to NationsBank or to the Agent, for the account of Lenders, shall be irrevocable, shall not be subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement (assuming, in the case of the obligations of the Lenders to make such payments, that the Letter of Credit has been issued in accordance with SECTION 3.4), including, without limitation, any of the following circumstances:

                           (i) Any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                           (ii) The existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or IRB L/C or any transferee of any Letter of Credit or IRB L/C (or any Person for whom any such transferee may be acting), any Lender, NationsBank or any other Person, whether in connection with this Agreement, any Letter of Credit, any IRB L/C or IRB L/C Agreement the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any other Person and the beneficiary named in any Letter of Credit or IRB L/C);

                           (iii) Any draft, certificate or any other document
                  presented under the Letter of Credit or IRB L/C upon which payment has been made in good faith and according to its terms proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (iv) The surrender or impairment of any Collateral or any other security for the Secured Obligations or the performance or observance of any of the terms of any of the Loan Documents;

                           (v) The occurrence of any Default or Event of Default; or

                           (vi) The Agent's failure to deliver to the Lenders
                  the notice provided for in SECTION 3.4(C).

                  SECTION 3.8. Indemnification, Exoneration.

                  (a) Indemnification. In addition to amounts payable as elsewhere provided in this ARTICLE 3, the Borrower agrees to protect, indemnify, pay and save the Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender or the Agent may incur or be subject to as a consequence, directly or indirectly, of

                           (i) the issuance of any Letter of Credit or IRB L/C, other than as a result of its gross negligence or willful misconduct, as determined by a court of competent jurisdiction, or

                           (ii) the failure of NationsBank to honor a drawing under any Letter of Credit or IRB L/C as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto governmental authority (all such acts or omissions being hereinafter referred to collectively as "Government Acts").

                  (b) Assumption of Risk by the Borrower. As among the Borrower, the Lenders and the Agent, the Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit or any IRB L/C by the respective beneficiaries of such Letters of Credit and IRB L/Cs. In furtherance and not in limitation of the foregoing, subject to the provisions of the applications for the issuance of Letters of Credit and the applicable terms of the respective IRB L/C Agreements, the Lenders and the Agent shall not be responsible for:

                           (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit or IRB L/C, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                           (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or IRB L/C or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

                           (iii) the failure of the beneficiary of any Letter of
                  Credit or IRB L/C to comply duly with conditions required in order to draw upon such Letter of Credit or IRB L/C;

                           (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;

                           (v)    errors in interpretation of technical terms;

                           (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or IRB L/C or of the proceeds thereof;

                           (vii) the misapplication by the beneficiary of any Letter of Credit or IRB L/C of the proceeds of any drawing under such Letter of Credit or IRB L/C; or

                           (viii) any consequences arising from causes beyond
                  the control of the Lenders or the Agent, including, without limitation, any Government Acts.

         None of the foregoing shall affect, impair or prevent the vesting of any of the Agent's rights or powers under this SECTION 3.8.

                  (c) Exoneration. In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by the Agent, NationsBank or any Lender under or in connection with any of the Letters of Credit or any IRB L/C or any related certificates, if taken or omitted in good faith, shall not result in any liability of any Lender or the Agent to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

                  SECTION 3.9. Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of SECTION 3.2(B), any Letter of Credit or IRB L/C is outstanding on the Termination Date, then on or prior to such Termination Date, or if the Agent so demands while an Event of Default exists, then upon demand by the Agent, the Borrower shall deposit with the Agent, for the ratable benefit of the Lenders (ratable in accordance with their Commitment Percentages), with respect to each Letter of Credit or IRB L/C then outstanding, as the Agent shall specify, either (a) a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Agent, issued by an issuer reasonably satisfactory to the Agent in an amount equal to the greatest amount for which such Letter of Credit or IRB L/C may be drawn, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments made by the Agent and the Lenders under such Letter of Credit and IRB L/C or under any reimbursement or guaranty agreement with respect thereto, or (b) Cash Collateral in an amount necessary to reimburse the Agent and the Lenders for payments made by the Agent and the Lenders under such Letter of Credit or IRB L/C or under any reimbursement or guaranty agreement with respect thereto. Such Supporting Letter of Credit or Cash Collateral shall be held by the Agent for the ratable benefit of the Lenders (ratable in accordance with their Commitment Percentages), as security for, and to provide for the payment of, the Reimbursement Obligations. In addition, the Agent may at any time after the Termination Date apply any or all of such Cash Collateral to the payment of any or all of the Secured Obligations then due and payable. At the Borrower's request, but subject to the Agent's reasonable approval, the Agent shall invest any Cash Collateral consisting of cash or any proceeds of Cash Collateral consisting of cash in Cash Equivalents, and any commissions, expenses and penalties incurred by the Agent in connection with any investment and redemption of such Cash Collateral shall be Secured Obligations hereunder secured by the Collateral, shall bear interest at the rates provided herein for the Loans and shall be charged to the Borrower's Loan Accounts, or, at the Agent's option, shall be paid out of the proceeds of any earnings received by the Agent from the investment of such Cash Collateral as provided herein or out of such cash itself. The Agent makes no representation or warranty as to, and shall not be responsible for, the rate of return, if any, earned on any Cash Collateral. Any earnings on Cash Collateral shall be held as additional Cash Collateral on the terms set forth in this SECTION 3.9.

                  SECTION 3.10. IRB Letters of Credit. Each IRB L/C and the Borrower's and NationsBank's respective rights and obligations in respect thereof shall be subject to a separate letter of credit and reimbursement agreement (each, an "IRB L/C Agreement") between NationsBank and the Borrower, entered into in connection with the issuance of such IRB L/C. In the case of any conflict between the provisions of any IRB L/C Agreement and the provisions of this ARTICLE 3 (other than such provisions as are inapplicable to IRB L/Cs), the provisions of this ARTICLE 3 shall control.

                                    ARTICLE 4

                               TERM LOAN FACILITY

                  SECTION 4.1. Term Loan. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, each Lender agrees severally, but not jointly, (a) to make a Term Loan to the Borrower on the Effective Date in a principal amount equal to such Lender's Commitment Percentage of $2 million, (b) to continue as a Term Loan, its Commitment Percentage of $13.9 million, being the entire outstanding principal amount as of the Effective Date of Term Loans outstanding under and as defined in the Existing Loan Agreement, and (c) to make additional Term Loans to the Borrower from time to time after the Effective Date and on or prior to the Project Completion Date, each in an amount equal to such Lender's Commitment Percentage of the Interim Construction Loan requested by the Borrower, PROVIDED that no Lender shall be obligated to maintain or make or have outstanding, Term Loans in excess of such Lender's Commitment Percentage of the Term Loan Facility.

                  SECTION 4.2. Manner of Borrowing Term Loans; Interim Construction Loans.

                  (a) The Borrower shall give the Agent prior notice of the Effective Date and the Agent shall promptly notify each Lender thereof. Each Lender will make the amount equal to its Commitment Percentage of the aggregate principal amount of the Term Loans to be made or continued on the Effective Date (or the excess of such amount over the aggregate principal amount of Term Loans (under and as defined in the Existing Loan Agreement) owing to such Lender on the Effective Date, as requested by the Agent) available to the Agent, for the account of the Borrower, at the Agent's Office, prior to 12:00 noon (Atlanta time) on the Effective Date in funds immediately available to the Agent. Not later than 1:00 p.m. (Atlanta time) on the Effective Date, upon satisfaction of the applicable conditions set forth in SECTIONS 6.1 and 6.2, the Agent will disburse the Term Loans to be made on the Effective Date (or such aggregate excess), in same day funds in accordance with the terms of the letter from the Borrower to the Agent referred to in
         SECTION 6.1(F)(XVIII).

                  (b) Each request for an Interim Construction Loan shall be made by written notice by the Borrower to the Agent (which shall promptly notify each lender thereof) given not later than 2:00 p.m. (Atlanta time) on the proposed borrowing date, of its intention to borrow, specifying the amount of the proposed borrowing and the proposed borrowing date, identifying the 1997 Project (or 1997 Projects) in respect of which such borrowing is being requested, and certifying with respect to each 1997 Project in respect of which any borrowing is requested, that the principal amount of such borrowing, when added to the aggregate principal amount of all previous borrowings attributable to such 1997 Project, does not exceed an amount equal to the lesser of (i) the Dollar Amount for such 1997 Project set forth in the definition "Interim Construction Facility" and (ii) 75% of the total costs of construction and Equipment purchases and installation set forth in the project description of such 1997 Project that has been furnished to, and accepted by, the Agent and the Lenders prior to the Effective Date.

                  (c) Each Lender will make an amount equal to its Commitment Percentage of the aggregate principal amount of Interim Construction Loans to be made on each such borrowing date, available to the Agent, for the account of the Borrower, at the office of the Agent, prior to 3:30 p.m. (Atlanta time) on the specified borrowing date in funds immediately available to the Agent. Not later than 4:30 p.m. (Atlanta time) on such borrowing date, upon satisfaction of the applicable conditions set forth in SECTIONS 6.1 and 6.2, the Agent will disburse the Interim Construction Loans in same day funds in accordance with the terms of the notice of such borrowing from the Borrower to the Agent.

                  (d) As soon as available after the last day of each month ending after the Effective Date and before the Project Completion Date, but in no event later than the 20th day of the following month, and on the Project Completion Date, the Borrower will deliver to the Agent a report, in reasonable detail and otherwise in form and substance satisfactory to the Agent, setting forth the (i) total cost of construction and of Equipment purchases and installation for each 1997 Project reflected in the description of such 1997 Project delivered to the Agent prior to the Agreement Date, (ii) the total amount of such costs paid by the Borrower on or prior to such last day of the month or the Project Completion Date, as the case may be, (iii) the percentage (which may be the Borrower's good faith estimate thereof) of completion of such 1997 Project (which shall be 100% on the Project Completion
         Date), and (iv) the aggregate principal amount of Interim Construction Loans outstanding with respect to such 1997 Project. The principal amount of Interim Construction Loans outstanding on the Project Completion Date shall continue as a portion of the Term Loan of each Lender in such Lender's Commitment Percentage thereof after the Project Completion Date, except to the extent that the report delivered in accordance with this SECTION 4.2(D) on and as of the Project Completion Date reflects any EXCESS of the outstanding principal amount of Interim Construction Loans, OVER the Interim Construction Facility. Any such excess shall be repaid by the Borrower not later than the first Business Day after the Project Completion Date (including by application of proceeds of a Revolving Credit Loan).

                  SECTION 4.3. Repayment of Term Loans.

                  The principal amount of the Term Loans shall be repaid in accordance with the provisions of Term Notes EXCEPT that if the Term Notes refer exclusively to this Agreement for such repayment terms, then the principal amount of the Term Loans shall be repaid in consecutive quarterly installments payable on each Installment Payment Date beginning on May 1, 1998, the first such payment to be in an amount equal to $397,500 and each subsequent payment to be in an amount equal to the greater of (i) $597,500 and (ii) the sum of $397,500 plus 1/40th of the total principal amount of Interim Construction Loans continued as a part of the Term Loan principal on the Project Completion Date, PROVIDED, that the final such quarterly payment, payable on February 1, 2003, shall be in the entire unpaid principal amount of the Term Loan then outstanding.

                  SECTION 4.4. Term Notes. The Term Loans made, maintained or continued and the Interim Construction Loans made by each Lender and the obligation of the Borrower to repay such Loans shall also be evidenced by Term Notes payable to the order of such Lender. Each such Term Note shall be dated the Effective Date (or any later "effective date" of any Assignment and Acceptance pursuant to which such Note is issued), and be duly and validly executed and delivered by the Borrower. As of the Project Completion Date, the adjusted principal amount of the Interim Construction Loans owing to each Lender shall also be evidenced by the Term Note owing to such Lender.

                   SECTION 4.5. Arizona Bond Financing Option. The Borrower shall have the right to convert a portion of the Term Loan Facility, and the Interim Construction Facility to the extent relating to the Arizona Facility, to a facility for a standby letter of credit supporting a lower floater industrial revenue bond issue. To do so, the Borrower must notify the Agent and each Lender, at least 30 days before the expected closing date of such bond financing, of the Borrower's intention to exercise this option, and must finally close such bond financing under this option on or before September 1, 2000. The bond financing under this option (a) shall include letter-of-credit provisions substantially the same as those in ARTICLE 3 (but with a separate credit limit of up to $10 million, an expiry date of up to two years after the issuance date (but nevertheless subject to Termination Date support substantially identical to that specified in SECTION 3.9)), (b) shall be collateralized with all collateral supporting the Term Loan Facility and the Interim Construction Facility to the extent relating to the Arizona Facility, and (c) shall in all respects be satisfactory in form and substance to the Agent and each Lender. Any such letter of credit shall be renewable (by the Agent) annually, with the beneficiary having the right to draw after any notice of non-renewal. Upon the closing of the bond financing under this option, the Borrower shall repay the Term Loans and any related Interim Construction Loan then outstanding to the extent related to the Arizona Facility, and the Borrower, the Agent, and each Lender shall execute and deliver any amendment to this Agreement with respect to such financing that the Agent may reasonably specify in its discretion. All expenses (including legal fees) relating to the bond financing contemplated by this
SECTION 4.5 and the issuance of the Arizona L/C, whether or not actually closed, shall be payable by the Borrower under SECTION 16.2.

                  SECTION 4.6. Voluntary Prepayment of Term Loans. All prepayments of the Term Loans shall be applied to the principal installments payable thereon in inverse order of maturity. Any prepayment that the Borrower directs be applied to the Interim Construction Loans outstanding prior to the Project Completion Date, shall be applied permanently to reduce the Interim Construction Facility allocable to the project specified by the Borrower in its notice of prepayment.

                                    ARTICLE 5

                             GENERAL LOAN PROVISIONS

                  SECTION 5.1. Interest.

                  (a) Choice of Interest Rate for Revolving Credit Loans. Each Advance that is part of a Revolving Credit Loan shall, at the option of Borrower, be made as a Prime Rate Advance or a Eurodollar Rate Advance. Eurodollar Rate Advances shall in all cases be subject to SECTION 5.1(C) hereof. Any notice given to the Agent in connection with a requested Advance hereunder shall be given prior to 2:00 p.m. (Atlanta time) in order for such Business Day to count toward the minimum number of Business Days required. If Borrower fails to give the Agent timely notice of its selection of a Eurodollar Rate, or if for any reason a determination of a Eurodollar Rate for any Advance is not timely concluded, the Alternative Revolver Rate shall apply to such Advance.

                  (b) Prime Rate Advances.

                           (i) Repayments and Reborrowings. The Borrower may repay a Prime Rate Advance at any time and (A) reborrow all or a portion of the principal amount thereof as one or more Prime Rate Advances or Eurodollar Rate Advances, or (B) not reborrow all or any portion of such Prime Rate Advance.

                           (ii) Prepayment. The principal amount of any Prime
                  Rate Advance may be prepaid in full or in part at any time without penalty.

                  (c) Eurodollar Rate Advances.

                           (i) Advances. The Borrower shall give the Agent, in the case of Eurodollar Rate Advances, at least three Business Days irrevocable telephonic notice of its election confirmed immediately in writing. The Agent, whose determination shall be conclusive, shall determine the available Eurodollar Rate and shall notify the Borrower of such Eurodollar Rate and the Applicable Margin. The Borrower shall promptly notify the Agent by telecopy or by telephone, and shall immediately confirm any such telephonic notice in writing, of its selection of a Eurodollar Rate and Interest Period for such Advance.

                           (ii) Repayments and Reborrowings. At least three
                  Business Days prior to the maturity date for a Eurodollar Rate Advance, the Borrower shall give the Agent written notice specifying whether all or a portion of any Eurodollar Rate Advance outstanding on such date (A) is to be continued in whole or in part as a Eurodollar Rate Advance, (B) is to be converted to a Prime Rate Advance, or (C) is to be repaid and not reborrowed. Borrower's failure to give a proper notice shall be deemed a request to convert the entire amount of such Eurodollar Rate Advance into a Prime Rate Advance on the last day of the applicable Interest Period.

                           (iii) Limitation on Eurodollar Rate Advances. Each
                  Eurodollar Rate Advance shall be in an amount of not less than $1 million or an integral multiple thereof.

                           (iv) Prepayment. Eurodollar Rate Advances may be prepaid in whole or in part prior to the last day of the applicable Interest Period, upon four Business Days prior written notice to the Agent, PROVIDED that the Borrower shall reimburse the Lenders, on the earlier of demand or the Termination Date, an amount computed as provided in CLAUSE (I) below. Any notice of prepayment of a Eurodollar Rate Advance shall be irrevocable.

                           (i) Payments Not at End of Interest Period; Failure to Borrow. If for any reason any payment of principal with respect to any Eurodollar Rate Advance is made on any day prior to the last day of the Interest Period applicable to such Eurodollar Rate Advance or, after having given a Notice of Borrowing with respect to any Revolving Credit Loan to be comprised of Eurodollar Rate Advances or a notice of conversion or continuation with respect to any Revolving Credit Loan to be continued as or converted into Eurodollar Rate Advances, such Revolving Credit Loan is not made or is not continued as or converted into Eurodollar Rate Advances due to the Borrower's failure to borrow or to fulfill the applicable conditions set forth in ARTICLE 6, the Borrower shall pay to Lenders, in addition to any amounts that may be due hereunder, an amount (if a positive number) computed pursuant to the following formula:

                           L        =       (R-T) x P x D
                                            -------------

                                                 360

                           L        =       amount payable

                           R        =       interest rate applicable to the
                                Eurodollar Rate Advance or Eurodollar Rate Loan unborrowed or prepaid

                           T        =       effective interest rate per annum at
                                which any readily marketable bonds or other obligations of the United States, selected at the Agent's sole discretion, maturing on or near the last day of the then applicable or requested Interest Period for such Loan and in approximately the same amount as such Loan, can be purchased by such Lender on the day of such payment of principal or failure to borrow

                            P        =      the amount of principal paid or the
                                 amount of the requested Loan

                            D        =       the  number of days remaining in
                                 the Interest Period as of the date of such payment or the number of days in the requested Interest Period

                  The Borrower shall pay such amount upon presentation by the Agent of a statement setting forth the amount and the Agent's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error.

                           (v) Eurodollar Rate Determined Inadequate or Unfair. Notwithstanding anything contained herein which may be construed to the contrary, if with respect to any proposed Eurodollar Rate Advance for any Interest Period, the Agent or any Lender determines that deposits in Dollars (in the applicable amount) are not being offered to the Agent in the relevant market for such Interest Period on a basis sufficient to permit a fair establishment of the Eurodollar Rate, the Agent shall forthwith give notice thereof to Borrower, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such situation no longer exist, the obligations of the Lenders to make such Eurodollar Rate Advances shall be suspended.

                           (vi) Illegality. If any applicable law, rule or regulation, or any change therein, or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lenders with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible any Lender to make, maintain or fund its Eurodollar Rate Advances or Eurodollar Rate Loans, then such Lender shall notify the Agent, the other Lenders, and the Borrower. Upon receipt of such notice, notwithstanding anything contained in SECTION 5.1 hereof, the Borrower shall repay in full the then outstanding principal amount of each affected Eurodollar Rate Advance, together with accrued interest thereon either (a) on the last day of the then current Interest Period applicable to such Eurodollar Rate Advance if the Lenders may lawfully continue to maintain and fund such Eurodollar Rate Advance to such day or (b) immediately if the Lenders may not lawfully continue to fund and maintain such Eurodollar Rate Advance, unless the Borrower converts such outstanding Eurodollar Rate Advance to a Prime Rate Advance pursuant to a right to do so hereunder.

                           (vii) Effect on Other Advances. If notice has been given to the Borrower suspending the obligation of the Lenders to make any Eurodollar Rate Advance, or requiring Eurodollar Rate Advances to be repaid, then, unless and until the Agent notifies the Borrower that the circumstances giving rise to such repayment requirement no longer apply, all Advances which would otherwise be made by the Lenders as Eurodollar Rate Advances shall, at the option of the Borrower, be made instead as Prime Rate Advances, or, if available, as another type of fixed rate advance.

                  (d) General Interest Provisions.

                           (i) The Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Loan for each day from the day such Loan is made until such Loan is due (whether at maturity, by reason of acceleration or otherwise), at a rate per annum equal to (A) the Eurodollar Rate plus the Applicable Margin or (B) or the Alternative Revolver Rate, as elected by the Borrowers in accordance with the provisions set forth herein. Interest on Prime Rate Advances shall be payable monthly in arrears on each Interest Payment Date. Interest on Eurodollar Rate Advances shall be payable on the last day of such Interest Period. Interest accrued on Eurodollar Rate Advances with Interest Periods of two, three or six months shall be payable on each Interest Payment Date during the Interest Period therefor and on the last day of such Interest Period.

                           (ii) Interest on the Term Loan for each Interest Period applicable thereto (or to any portion thereof) shall accrue at the Eurodollar Rate plus the Applicable Margin and shall be payable as provided for Eurodollar Rate Advances in CLAUSE (I) above, provided that (A) prior to Project Completion Date, any Interim Construction Loan that is requested in an amount smaller than the minimum Eurodollar Advance amount or at a time less than one full month prior to the Project Completion Date shall bear interest at the Alternative Revolver Rate payable as provided above for Prime Rate Advances and (B) at any time after the Effective Date if Eurodollar Rate Advances are not available pursuant to the foregoing provisions of this SECTION 5.1, the Term Loan shall bear interest at the Alternative Revolver Rate, payable as provided above for Prime Rate Advances.

                           (iii) From and after the occurrence of an Event of
                  Default, except to the extent otherwise provided in the Term Notes, the unpaid principal amount of each Secured Obligation shall bear interest until paid in full (or, if earlier, until such Event of Default is cured or waived in writing by the Agent) at a rate per annum equal to the Default Margin plus the Prime Rate, payable on demand. The interest rate provided for in this SECTION 5.1(D)(III) shall to the extent permitted by Applicable Law apply to and accrue on the amount of any judgment entered with respect to any Secured Obligation.

                           (iv)  The interest rates provided for in this SECTION
                  5.1 shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

                           (v) It is not intended by the Lenders, and nothing contained in this Agreement or the Notes shall be deemed, to establish or require the payment of a rate of interest in excess of the maximum rate permitted by Applicable Law (the "Maximum Rate"). If, in any month, the Effective Interest Rate, absent such limitation, would have exceeded the Maximum Rate, then the Effective Interest Rate for that month shall be the Maximum Rate, and, if in future months, the Effective Interest Rate would otherwise be less than the Maximum Rate, then the Effective Interest Rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event, upon payment in full of the Secured Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would have been paid or accrued if the Effective Interest Rate had at all times been in effect, then the Borrower shall, to the extent permitted by Applicable Law, pay to the Lenders an amount equal to the excess, if any, of (i) the lesser of (A) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued had the Effective Interest Rate, at all times, been in effect and (ii) the amount of interest actually paid or accrued under this Agreement. In the event the Lenders receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall be applied to the reduction of the principal balance of the Secured Obligations, and if no such principal is then outstanding, such excess or part thereof remaining, shall be paid to the Borrower.

                  SECTION 5.2. Certain Fees.

                  (a) Origination Fee. The Borrower shall pay to the Agent for the ratable account of the Lenders, as additional consideration for the new extensions of credit provided for hereunder, in addition to any interest due under this Agreement, an origination fee in an amount equal to 0.3% of (i) $2 million, payable on the Effective Date and (ii) the aggregate principal amount of Interim Construction Loans continued as part of the Term Loan on the Project Completion Date, payable on the Project Completion Date. The origination fee shall be fully earned when payable and shall not be subject to refund or rebate.

                  (b) Agent Fee. For administration and other services performed by the Agent in connection with its continuing administration of this Agreement, the Borrower shall pay to the Agent, for its own account, and not for the account of the Lenders, an annual fee of 0.125% of the amount of the Revolving Credit Facility on the payment date, payable annually in advance on the Effective Date and on each anniversary of the Effective Date for so long as any Secured Obligation shall remain outstanding or the Revolving Credit Facility shall not have been terminated. The fee payable pursuant to this SECTION 5.2(B) shall be fully earned by the Agent on the date payment thereof is due and shall not be subject to refund or rebate.

                  (c) Nonusage/Overusage. In connection with and as consideration for the Lenders' reliance on the Borrower's use of its projected amount of the Revolving Credit Facility, the Borrower will pay a fee to the Agent, for the ratable account of the Lenders, for each day from the Effective Date until the Termination Date, in an amount equal to 1/8th% per annum of the amount by which the Borrower's actual usage of Revolving Credit Loans, differs from (i.e., is less than or greater than) the Borrower's projected usage of the Revolving Credit Facility as shown in the Projections attached hereto as SCHEDULE 5.2(C). Such difference shall be computed for each calendar month (or partial month, if the Effective Date or Termination Date falls in that month) by adding the amount for each day by which the Borrower's actual usage of the Revolving Credit Facility differs from the Borrower's projected usage (the amount for each day being a positive or negative number or zero) and dividing that total by the number of days in the month (such difference to be a positive number even if the foregoing computation produces a negative number). Such fee for each calendar month shall be payable on the following Interest Payment Date, and shall be fully earned when due and payable and shall not be subject to refund or rebate. Such fee is not, and shall not be deemed to be, interest or a charge for the use of money.

                  (d) Letter of Credit Fees.

                           (i) The Borrower agrees to pay to the Agent for the ratable benefit of the Lenders Letter of Credit fees equal to the Applicable Margin applicable to Eurodollar Rate Advances on the date on which a letter of Credit is issued (or renewed or extended) on the face amount of each standby Letter of Credit (except for workers' compensation Letters of Credit) from time to time outstanding during the term of this Agreement for the stated term thereof. The Borrower agrees to pay to the Agent for the ratable benefit of the Lenders Letter of Credit fees equal (A) to 1% per annum based on the average daily aggregate Letter of Credit Amount of all workers' compensation Letters of Credit and (B) .75% per annum on the face amount of each commercial or documentary Letter of Credit, in each case from time to time outstanding during the term of this Agreement. Such fees shall be payable to the Agent for the ratable benefit of the Lenders in accordance with their respective Commitment Percentages in advance on the date of issuance (or renewal or extension) of each Letter of Credit and shall be calculated based on a year of 360 days and the actual number of days elapsed.

                           (ii) The Borrower agrees to pay to Agent, for the
                  account of NationsBank, the standard fees and charges of NationsBank for issuing, administering, amending, renewing, paying, transferring and canceling letters of credit, as and when assessed.

                  (e) Collateral Reporting Fee. The Borrower agrees to pay to Agent for its own account, and not for the account of the Lenders, a collateral reporting fee of $850.00 per month, payable in advance on the first day of each month.

                  SECTION 5.3. Manner of Payment. Except as otherwise expressly provided in SECTION 9.1(B), each payment (including prepayments) by the Borrower on account of the principal of or interest on the Loans or of any other amounts payable to the Lenders under this Agreement or any Note shall be made not later than 12:00 noon (Atlanta time) on the date specified for payment under this Agreement to the Agent, for the account of the Lenders, at the Agent's Office, in Dollars, in immediately available funds and shall be made without any setoff, counterclaim or deduction whatsoever. Any payment received after such time but before 1:00 p.m. (Atlanta time) on such day shall be deemed a payment on such date for the purposes of SECTION 13.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day.

                  SECTION 5.4. Loan Accounts; Statements of Account.

                  (a) Each Lender shall open and maintain on its books a loan account in the Borrower's name (each, a "Loan Account" and collectively, the "Loan Accounts"). Each such Loan Account shall show as debits thereto each Loan made under this Agreement by such Lender to the Borrower and as credits thereto all payments received by such Lender and applied to principal of such Loan, so that the balance of the loan account at all times reflects the principal amount due such Lender from the Borrower.

                  (b) The Agent shall maintain on its books a control account for the Borrower in which shall be recorded (i)the amount of each disbursement made hereunder, (ii)the amount of any principal or interest due or to become due from the Borrower hereunder, and (iii)the amount of any sum received by the Agent hereunder from the Borrower and each Lender's ratable share therein.

                  (c) The entries made in the accounts pursuant to SUBSECTIONS
         (A) and (B) shall be PRIMA FACIE evidence, in the absence of manifest error, of the existence and amounts of the obligations of the Borrower therein recorded and in case of discrepancy between such accounts, in the absence of manifest error, the accounts maintained pursuant to SUBSECTION (B) shall be controlling.

                  (d) The Agent will account separately to the Borrower monthly with a statement of Loans, charges and payments made to and by the Borrower pursuant to this Agreement, and such accounts rendered by the Agent shall be deemed final, binding and conclusive, save for manifest error, unless the Agent is notified by the Borrower in writing to the contrary within 30 days of the date the account to the Borrower was so rendered. Such notice by the Borrower shall be deemed an objection to only those items specifically objected to therein. Failure of the Agent to render such account shall in no way affect the rights of the Agent or of the Lenders hereunder.

                  SECTION 5.5. Termination of Agreement. Subject to the provisions of SECTION 5.9, the Borrower shall have the right, at any time, to terminate this Agreement upon not less than 30 Business Days prior written notice of its intention to terminate this Agreement, which notice shall specify the effective date of such termination. Upon receipt of such notice, the Agent shall promptly notify each Lender thereof. On the date specified in such notice, such termination shall be effected, PROVIDED, that the Borrower shall, on or prior to such date, pay to the Agent, for the benefit of the Lenders, ratably in proportion to their ownership of all outstanding Secured Obligations, in same day funds, an amount equal to all Secured Obligations then outstanding, including, without limitation, all (i) accrued interest thereon, (ii) all accrued fees provided for hereunder, and (iii)any amounts payable to the Lender pursuant to SECTIONS 5.9, 16.2, 16.3 and 16.14, and, in addition thereto, shall deliver to the Agent, in respect of each outstanding Letter of Credit, either a Supporting Letter of Credit or Cash Collateral as provided in SECTION 3.9. Following a notice of termination as provided for in this SECTION 5.5 and upon payment in full of the amounts and delivery of Cash Collateral or a Supporting Letter of Credit specified in this SECTION 5.5, this Agreement shall be terminated and the Agent, the Lenders and the Borrower shall have no further obligations to any other party hereto except for the Borrower's obligations to the Agent and the Lenders pursuant to SECTION 16.15 hereof.

                  SECTION 5.6.      Making of Loans.

                  (a) Nature of Obligations of Lenders to Make Loans.
         The obligations of the Lenders under this Agreement to make the Loans are several and are not joint or joint and several.

                  (b) Assumption by Agent. Subject to the provisions of SECTION
         5.7 and notwithstanding the occurrence or continuance of a Default or Event of Default or other failure of any condition to the making of Revolving Credit Loans hereunder subsequent to the Effective Date, unless the Agent shall have received notice from a Lender in accordance with the provisions of SECTION 5.7(C) prior to a proposed borrowing date that such Lender will not make available to the Agent such Lender's ratable portion of the amount to be borrowed on such date, the Agent may assume that such Lender will make such portion available to the Agent in accordance with SECTION 2.2(A), and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Lender shall not make such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount (the "Make-Whole Amount"), together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent at the Effective Interest Rate (if paid by the Borrower) or the Federal Funds Effective Rate (if paid by such Lender) or (in either case), if lower, the Maximum Rate as defined in
         SECTION 5.1(D). If such Lender shall repay to the Agent such corresponding amount, the amount so repaid shall constitute such Lender's Commitment Percentage of the Loan made on such borrowing date for purposes of this Agreement. The failure of any Lender to make its Commitment Percentage of any Loan available shall not (without regard to whether a Borrower shall have returned the amount thereof to the Agent in accordance with this SECTION 5.7) relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

                  (c) Delegation of Authority to Agent. Without limiting the generality of SECTION 15.1, each Lender expressly authorizes the Agent to determine on behalf of such Lender (i) any change in advance rates applicable to the Borrowing Base, so long as such advance rates do not at any time exceed the rates set forth in the Borrowing Base definition, (ii) the creation or elimination of any reserves (other than the Letter of Credit Reserve) against the Revolving Credit Facility and the Borrowing Base and (iii) whether or not Inventory or Receivables shall be deemed to constitute Eligible Inventory or Eligible Receivables. Such authorization may be withdrawn by the Required Lenders by giving the Agent written notice of such withdrawal signed by the Required Lenders; PROVIDED, HOWEVER, that unless otherwise agreed by the Agent, such withdrawal of authorization shall not become effective until the thirtieth Business Day after receipt of such notice by the Agent. Thereafter, the Required Lenders shall jointly instruct the Agent in writing regarding such matters with such frequency as the Required Lenders shall jointly determine. Unless and until the Agent shall have received written notice from a Lender as to the existence of a Default, an Event of Default or some other circumstance which would relieve the Lenders of their respective obligations to make Loans hereunder, which notice shall be in writing and shall be signed by the such Lender giving the notice and shall expressly state that such Lender does not intend to make available to the Agent such Lender's ratable share of Loans made after the effective date of such notice, the Agent shall be entitled to continue to make the assumptions described in SECTION 5.6(B). After receipt of the notice described in the preceding sentence, which shall become effective on the second Business Day after receipt of such notice by the Agent unless otherwise agreed by the Agent, the Agent shall be entitled to make the assumptions described in SECTION 5.6(B) as to any Loans as to which it has not received a written notice to the contrary prior to 11:00 a.m. (Atlanta time) on the Business Day next preceding the day on which the Loan is to be made. The Agent shall not be required to make any Loan as to which it shall have received notice by a Lender of such Lender's intention not to make its ratable portion of such Loan available to the Agent. Any withdrawal of authorization under this SECTION 5.6(C) shall not affect the validity of any Loans made prior to the effectiveness thereof.

                  SECTION 5.7.      Settlement Among Lenders.

                  (a) Term Loans. The Agent shall pay to each Lender its ratable share (based on the principal amount of the Term Loans owing to such Lender) of all payments received by the Agent hereunder in immediately available funds in respect of the principal of, or interest on, the Term Loans, net of any amounts payable by such Lender to the Agent, by wire transfer of same day funds, not later than 2:00 p.m. (Atlanta time) on the same day received by the Agent, if received prior to 1:00 p.m. (Atlanta time), otherwise on the following Business Day.

                  (b) Revolving Credit Loans. It is agreed that each Lender's Net Outstandings are intended by the Lenders to be equal at all times to such Lender's Commitment Percentage of the aggregate principal amount of all Revolving Credit Loans outstanding. Notwithstanding such agreement, the several and not joint obligation of each Lender to fund Revolving Credit Loans made in accordance with the terms of this Agreement ratably in accordance with such Lender's Commitment Percentage for Revolving Credit Loans and each Lender's right to receive its ratable share of principal payments on Revolving Credit Loans in accordance with its Commitment Percentage for Revolving Credit Loans, the Lenders agree that in order to facilitate the administration of this Agreement and the Loan Documents that settlement among them may take place on a periodic basis in accordance with the provisions of this SECTION 5.7.

                  (c) Settlement Procedures as to Revolving Credit Loans. To the extent and in the manner hereinafter provided in this SECTION 5.7, settlement among the Lenders as to Revolving Credit Loans may occur periodically on Settlement Dates determined from time to time by the Agent, which may occur before or after the occurrence or during the continuance of a Default or Event of Default and whether or not all of the conditions set forth in SECTION 6.2 have been met. On each Settlement Date payments shall be made by or to NationsBank and the other Lenders in the manner provided in this
         SECTION 5.7 in accordance with the Settlement Report delivered by the Agent pursuant to the provisions of this SECTION 5.7 in respect of such Settlement Date so that as of each Settlement Date, and after giving effect to the transactions to take place on such Settlement Date, each Lender's Net Outstandings shall equal such Lender's Commitment Percentage of the Revolving Credit Loans outstanding.

                           (i)   Selection of Settlement Dates. If the
                  Agent elects, in its discretion, but subject to the consent of NationsBank, to settle accounts among the Lenders with respect to principal amounts of Revolving Credit Loans less frequently than each Business Day, then the Agent shall designate periodic Settlement Dates which may occur on any Business Day after the Effective Date; PROVIDED, HOWEVER, that the Agent shall designate as a Settlement Date any Business Day which is an Interest Payment Date; and PROVIDED FURTHER, that a Settlement Date shall occur at least once during each seven-day period. The Agent shall designate a Settlement Date by delivering to each Lender a Settlement Report not later than 12:00 noon (Atlanta time) on the proposed Settlement Date, which Settlement Report will be in the form of EXHIBIT E hereto and shall be with respect to the period beginning on the next preceding Settlement Date and ending on such designated Settlement Date.

                           (ii) Non-Ratable Loans and Payments. Between Settlement Dates, the Agent shall request and NationsBank may (but shall not be obligated to) advance to the Borrower out of NationsBank's own funds, the entire principal amount of any Revolving Credit Loan requested or deemed requested pursuant to SECTION 2.2(A) (any such Revolving Credit Loan being referred to as a "Non-Ratable Loan"). The making of each Non-Ratable Loan by NationsBank shall be deemed to be a purchase by NationsBank of a 100% participation in each other Lender's Commitment Percentage of the amount of such Non-Ratable Loan. All payments of principal, interest and any other amount with respect to such Non-Ratable Loan shall be payable to and received by the Agent for the account of NationsBank. Upon demand by NationsBank, with notice thereof to the Agent, each other Lender shall pay to NationsBank, as the repurchase of such participation, an amount equal to 100% of such Lender's Commitment Percentage of the principal amount of such Non-Ratable Loan. Any payments received by the Agent between Settlement Dates which in accordance with the terms of this Agreement are to be applied to the reduction of the outstanding principal balance of Revolving Credit Loans, shall be paid over to and retained by NationsBank for such application, and such payment to and retention by NationsBank shall be deemed, to the extent of each other Lender's Commitment Percentage of such payment, to be a purchase by each such other Lender of a participation in the Revolving Credit Loans (including the repurchase of participations in Non-Ratable Loans) held by NationsBank. Upon demand by another Lender, with notice thereof to the Agent, NationsBank shall pay to the Agent, for the account of such other Lender, as a repurchase of such participation, an amount equal to such other Lender's Commitment Percentage of any such amounts (after application thereof to the repurchase of any participations of NationsBank in such other Lender's

                  Commitment Percentage of any Non-Ratable Loans) paid only to NationsBank by the Agent.

                           (iii) Net Decrease in Outstandings. If on any
                  Settlement Date the increase, if any, in the dollar amount of any Lender's Net Outstandings which is required to comply with the first sentence of SECTION 5.7(B) is less than such Lender's Commitment Percentage of amounts received by the Agent but paid only to NationsBank since the next preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender's Commitment Percentage of such amounts to the increase in such Lender's Net Outstandings, and NationsBank shall pay to the Agent, for the account of such Lender, the excess allocable to such Lender.

                           (iv)  Net Increase in Outstandings. If on
                  any Settlement Date the increase, if any, in the dollar amount of any Lender's Net Outstandings which is required to comply with the first sentence of SECTION 5.7(B) exceeds such Lender's Commitment Percentage of amounts received by the Agent but paid only to NationsBank since the next preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender's Commitment Percentage of such amounts to the increase in such Lender's Net Outstandings, and such Lender shall pay to the Agent, for the account of NationsBank, any excess.

                           (v) No Change in Outstandings. If a Settlement Report indicates that no Revolving Credit Loans have been made during the period since the next preceding Settlement Date, then such Lender's Commitment Percentage of any amounts received by the Agent but paid only to NationsBank shall be paid by NationsBank to the Agent, for the account of such Lender. If a Settlement Report indicates that the increase in the dollar amount of a Lender's Net Outstandings which is required to comply with the first sentence of SECTION 5.7(B) is exactly equal to such Lender's Commitment Percentage of amounts received by the Agent but paid only to NationsBank since the next preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender's Commitment Percentage of such amounts to the increase in such Lender's Net Outstandings.

                           (vi) Return of Payments. If any amounts received by NationsBank in respect of the Secured Obligations are later required to be returned or repaid by NationsBank to the Borrower or any other obligor or their respective representatives or successors in interest, whether by court order, settlement or otherwise, in excess of the NationsBank's Commitment Percentage of all such amounts required to be returned by all Lenders, each other Lender shall, upon demand by NationsBank with notice to the Agent, pay to the Agent for the account of NationsBank, an amount equal to the excess of such Lender's Commitment Percentage of all such amounts required to be returned by all Lenders over the amount, if any, returned directly by such Lender.

                           (vii) Payments to Agent, Lenders. (A) Payment by any
                  Lender to the Agent shall be made not later than 1:00 p.m. (Atlanta time) on the Business Day such payment is due, PROVIDED that if such payment is due on demand by another Lender, such demand is made on the paying Lender not later than 10:00 a.m. (Atlanta time) on such Business Day. Payment by the Agent to any Lender shall be made by wire transfer, promptly following the Agent's receipt of funds for the account of such Lender and in the type of funds received by the Agent, PROVIDED that if the Agent receives such funds at or prior to 1:00 p.m. (Atlanta time), the Agent shall pay such funds to such Lender by 2:00 p.m. (Atlanta time) on such Business Day. If a demand for payment is made after the applicable time set forth above, the payment due shall be made by 2:00 p.m. (Atlanta time) on the first Business Day following the date of such demand.

                                    (A) If a Lender shall, at any time, fail to
                           make any payment to the Agent required hereunder, the Agent may, but shall not be required to, retain payments that would otherwise be made to such Lender hereunder and apply such payments to such Lender's defaulted obligations hereunder, at such time, and in such order, as the Agent may elect in its sole discretion.

                                    (B) With respect to the payment of any
                           funds under this SECTION 5.7(B), whether from the Agent to a Lender or from a Lender to the Agent, the party failing to make full payment when due pursuant to the terms hereof shall, upon demand by the other party, pay such amount together with interest on such amount at the Federal Funds Effective Rate.

                  (d) Settlement of Other Secured Obligations. All other amounts received by the Agent on account of, or applied by the Agent to the payment of, any Secured Obligation owed to the Lenders (including, without limitation, fees payable to the Lenders pursuant to SECTIONS 5.2(C), (D), and (E) and proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default) that are received by the Agent on or prior to 1:00 p.m. (Atlanta time) on a Business Day will be paid by the Agent to each Lender on the same Business Day, and any such amounts that are received by the Agent after 1:00 p.m. (Atlanta time) will be paid by the Agent to each Lender on the following Business Day. Unless otherwise stated herein, the Agent shall distribute fees payable to the Lenders pursuant to SECTIONS 5.2(C) AND (D) ratably to the Lenders based on each Lender's Commitment Percentage as described in such Sections, and shall distribute proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default ratably to the Lenders based on the amount of the Secured Obligations then owing to each Lender.

                  SECTION 5.8.      Mandatory Prepayments.

                  (a) Prepayments from Asset Dispositions. Immediately upon receipt by the Borrower or any of its Subsidiaries of the Net Proceeds of any Asset Disposition, the Borrower shall apply such Net Proceeds in prepayment of the Loans as provided in SECTION 5.8(C); PROVIDED, HOWEVER, that the Borrower shall not be required to make such prepayment to the extent that the Net Proceeds from Asset Dispositions during any fiscal year of the Borrower do not exceed, in the aggregate, $1 million. Concurrently with the making of any such payment, the Borrower shall deliver to Agent a certificate of the Borrower's Financial Officer demonstrating the calculations of the amount required to be paid. Notwithstanding the foregoing, to the extent that the gross proceeds from Asset Dispositions during any fiscal year of the Borrower do not exceed, in the aggregate, $2 million, if the Borrower reasonably expects such proceeds to be reinvested within six months of receipt in productive assets of a kind then used or useable in the business of the Borrower and that are not subject to any Lien other than the Security Interest in favor of the Agent, for the benefit of the Lenders, than (a) to the extent such proceeds do not exceed the balance from time to time of the Revolving Credit Loan, such proceeds shall be applied to the repayment of the outstanding balance of the Revolving Credit Loans and the Agent shall, until such time as the reinvestment of such proceeds, establish a reserve against the Borrowing Base in the amount of the proceeds so applied and (b)to the extent such proceeds exceed the balance from time to time of the Revolving Credit Loans, the Borrower shall deposit such proceeds with the Agent to be held as Cash Collateral. Upon the Borrower's reinvestment of such proceeds as described above, the Agent shall (provided no Event of Default exists) release its security interest in such Cash Collateral in respect of the reinvested funds and shall eliminate the reserve against the Borrowing Base. To the extent that the Borrower fails to reinvest such proceeds within six months as provided above, the Borrower authorizes and directs the Agent to eliminate such reserve, to apply the amount of the Cash Collateral in respect of the unreinvested amount to the prepayment of the Loans as provided in SECTION 5.8(C), to make Revolving Credit Loans in an amount equal to the reserved amount that is not reinvested and to apply the proceeds of such Revolving Credit Loans in prepayment of the Loans as provided in SECTION 5.8(C).

                  (b) Prepayments from Equity Offerings. In the event that at any time after the Effective Date, the Borrower issues capital stock or other securities, other than as proceeds of the IPO, or receives an additional capital contribution in respect of existing capital stock or other securities, no later than the third Business Day following the date of receipt of the proceeds from such issuance, the Borrower shall apply such proceeds, net of underwriting discounts and commissions and other reasonable costs associated therewith, in prepayment of the Loans as provided in SECTION 5.8(C).

                  (c) Application of Proceeds of Prepayments. All prepayments pursuant to this SECTION 5.8 shall be applied in the manner described in SECTION 4.6, with any excess to be deposited with the Agent to be held as Cash Collateral for the Secured Obligations and applied by the Agent from time to time to outstanding Revolving Credit Loans promptly upon the making of such Revolving Credit Loans or, after the Termination Date, to any of the Secured Obligations in such manner as the Agent shall determine in its sole discretion.

                  SECTION 5.9. Early Termination Fee. If the Borrower prepays the Loans in whole or in part prior to August 31, 2000, for any reason other than in connection with the IPO or another equity offering under SECTION 5.8(B), the Borrower shall pay to the Agent for the ratable benefit of the Lenders on such date of termination (in accordance with their Commitment Percentages), as liquidated damages and compensation for the costs of making funds available to the Borrower under this Agreement, and not as a penalty, an amount equal to the percentage amount specified below for the date in which such prepayment is made TIMES, in the case of a prepayment in part, the principal amount of such prepayment or, in the case of a prepayment in full, the sum of (a) the aggregate outstanding principal amount of the Term Loans PLUS (b) the Revolving Credit Facility then in effect:

                                 Date                      Percent
                                 ----                      -------
                     On or before August 27, 1998             2%

                  August 28, 1998 to August 27, 1999          1%

For the purposes of this SECTION 5.9,

                  (a) the Revolving Credit Loans shall be deemed to have been prepaid in part only on any day that the Borrower voluntarily reduces the Revolving Credit Facility; and

                  (b) the amount of such deemed prepayment shall be in the case of a deemed prepayment under CLAUSE (A) above, the amount by which the Borrower voluntarily reduces the Revolving Credit Facility.

                  SECTION 5.10. Aggregate Amount of Loans and Letter of Credit Obligations. The Agent and the Lenders shall not be required to make any Loan or extend any Letter of Credit or IRB L/C that would cause the aggregate principal amount of all Loans, Letter of Credit Obligations and Secured Obligations in respect of IRB L/Cs outstanding, to exceed $126.35 million in the aggregate.

                  SECTION 5.11. Funds Transfer Services.

         (a) The Borrower acknowledges that the Lender has made available to it as ANNEX B hereto a description of security procedures regarding funds transfers executed by the Lender or an affiliate bank at the request of the Borrower (the Security Procedures). The Borrower and the lender agree that the Security Procedures are commercially reasonable. The Borrower further acknowledges that the full scope of the Security Procedures which the Lender or such affiliate bank offers and strongly recommends for funds transfers is available only if the Borrower communicates directly with the Lender or such affiliate bank as applicable in accordance with said procedures. If the Borrower attempts to communicate by any other method or otherwise not in accordance with the Security Procedures, the Lender or such affiliate bank, as applicable, shall not be required to execute such instructions, but if the Lender or such affiliate bank, as applicable, does so, the Borrower will be deemed to have refused the Security Procedures that the Lender or such affiliate bank as applicable offers and strongly recommends, and the Borrower will be bound by any funds transfer, whether or not authorized, which is issued in the Borrower's name and accepted by the Lender or such affiliate bank, as applicable, in good faith. The Lender or such affiliate bank, as applicable, may modify the Security Procedures at such time or times and in such manner as the

Lender or such affiliate bank, as applicable, in its sole discretion, deems appropriate to meet prevailing standards of good banking practice. By continuing to use the Lender's or such affiliate bank's, as applicable, wire transfer services after receipt of any modification of the Security Procedures, the Borrower agrees that the Security Procedures, as modified, are likewise commercially reasonable. The Borrower further agrees to establish and maintain procedures to safeguard the Security Procedures and any information related thereto.

         (b) The Lender or such affiliate bank, as applicable, will generally use the Fedwire funds transfer system for domestic funds transfers, and the funds transfer system operated by the Society for Worldwide International Financial Telecommunication (SWIFT) for international funds transfers. International funds transfers may also be initiated through the Clearing House InterBank Payment System (CHIPs) or international cable. However, the Lender or such affiliate bank, as applicable, may use any means and routes that the Lender or such affiliate bank, as applicable, in its sole discretion, may consider suitable for the transmission of funds. Each payment order, or cancellation thereof, carried out through a funds transfer system or a clearinghouse will be governed by all applicable funds transfer system rules and clearing house rules and clearing arrangements, whether or not the Lender or such affiliate bank, as applicable, is a member of the system, clearinghouse or arrangement and the Borrower acknowledges that the Lender's of such affiliate bank's, as applicable, right to reverse, adjust, stop payment or delay posting of an executed payment order is subject to the laws, regulations, rules, circulars and arrangements described herein.

                                   ARTICLE 6

                              CONDITIONS PRECEDENT

                  SECTION 6.1. Conditions Precedent to Effectiveness. Notwithstanding any other provision of this Agreement, this Agreement will not be effective and no Lender shall have any obligation to make or maintain any Advance or Loan or participation in any Letter of Credit (or IRB L/C) until the fulfillment of each of the following conditions:

                  (a) Fees. Borrower shall have paid all of the fees payable on the Effective Date referred to herein (or payable under the Existing Loan Agreement in connection with the termination thereof) and all additional fees due in accordance with the terms of this Agreement.

                  (b) Capitalization. Borrower shall have a Net Worth of not less than $29 million.

                  (c) Security Interests. The Agent shall have received satisfactory evidence that the Agent (for the benefit of Lenders) has a valid and perfected first priority security interest as of such date in all of the Collateral, subject only to Permitted Liens.

                  (d) Closing Documents. The Agent shall have received each of the following documents, all of which shall be satisfactory in form and substance to the Agent and its special counsel and to the
         Lenders:

                           (i)      certified copies of the articles or
                  certificate of incorporation and bylaws of the Borrower as in effect on the Effective Date,

                           (ii) certified copies of all corporate action, including shareholder approval, if necessary, taken by the Borrower to authorize the execution, delivery and performance of this Agreement, the Loan Documents, and the borrowings under this Agreement,

                           (iii) certificates of incumbency and specimen signatures with respect to each of the officers of the Borrower authorized to execute and deliver this Agreement and the Loan Documents on behalf of the Borrower or other Person executing any document, certificate or instrument to be delivered in connection with this Agreement or the Loan Documents and, in the case of the Borrower, to request borrowings under this Agreement,

                           (iv) a certificate evidencing the good standing of the Borrower in the jurisdiction of its incorporation and in each other jurisdiction in which it is required to be qualified as a foreign corporation to transact its business as presently conducted,

                           (v) copies of all financial statements referred to in SECTION 7.1(O) and meeting the requirements thereof,

                           (vi) a signed opinion of counsel for the Borrower, which counsel shall be satisfactory to Lenders, substantially in the form of EXHIBIT D, and of such local counsel for the Borrower, or for the Agent and the Lenders, opining as to such matters in connection with the transactions contemplated by this Agreement, as the Agent or its special counsel shall reasonably request,

                           (vii) any additional Financing Statements requested by the Agent, duly executed and delivered by the Borrower and acknowledgment copies evidencing the filing of such Financing Statements in each jurisdiction where such filing may be necessary or appropriate to perfect the Security Interest,

                           (viii)   a certification from the principal officers
\                  of the Borrower as to such factual matters as shall be
                  requested by the Agent,

                           (ix) certificates or binders of insurance relating to each of the policies of insurance covering any of the Collateral together with loss payable clauses which comply with the terms of SECTION 9.8,

                           (x)      a certificate of the President or a
                  Financial Officer of the Borrower stating that, to the best of his knowledge and based on an examination sufficient to enable him to make an informed statement,

                                    (A) all of the representations and
                           warranties made or deemed to be made under this Agreement are true and correct as of the Effective Date, after giving effect to the Revolving Credit Loan and the Term Loans, if any, to be made at such time and the application of the proceeds thereof, and

                                    (B) no Default or Event of Default
                           exists,

                           (xi) a Borrowing Base Certificate, a Schedule of Inventory and a Schedule of Receivables, prepared as of (or within 30 days prior to) the Effective Date,

                           (xii) copies of each Mortgage Modification and additional Mortgage duly executed and delivered by the Borrower and evidencing the recording of each such instrument in the appropriate jurisdiction for the recording thereof on the Real Estate subject thereto or, at the option of the Agent, in proper form for recording in such jurisdiction,

                           (xiii) one or more fully paid mortgagee title insurance policies or, at the option of the Agent, unconditional commitments for the issuance thereof with all requirements and conditions to the issuance of the final policy deleted or marked satisfied, issued by a title insurance company satisfactory to the Agent, each in an amount equal to not less than the fair market value of the Real Estate subject to the Mortgage insured thereby, insuring that such Mortgage (including any Mortgage as modified) creates a valid first lien on, and security title to, all Real Estate described therein, with no survey exceptions and no other exceptions which the Agent shall not have approved in writing,

                           (xiv) such materials and information concerning the Real Estate as the Agent may require, including, without limitation, (A)current and accurate surveys satisfactory to the Agent of all of the owned Real Estate, certified to the Agent and showing the location of the 100-year and 50-year flood plains thereon, (B) zoning letters as to the zoning status of all of the owned Real Estate, (C) certificates of occupancy covering all of the Real Estate, (D) owner's affidavits as to such matters relating to the owned Real Estate as the Agent may request, and (E) such other requirements as are set forth in the Construction Loan Agreements,

                           (xv) landlord's or mortgagee's waiver and consent agreements duly executed on behalf of each landlord or mortgagee, as the case may be, of Real Estate and any other real property on which any Collateral is located,

                           (xvi)    a letter, conforming to the requirements of
                  SECTION 10.8, from the Borrower to the Agent requesting any Revolving Credit Loans or Term Loans to be made on the Effective Date and specifying the method of disbursement,

                           (xvii) copies of each of the other Loan Documents duly executed by the parties thereto, together with evidence satisfactory to the Agent of the due authorization and binding effect of each such Loan Document on such party, and

                           (xviii)  such other documents and instruments as the
                  Agent or any Lender may reasonably request.

                  (e) Notes. Each Lender shall have received an Amended and Restated Revolving Credit Note and an Amended, Restated and Consolidated Term Note, each duly executed and delivered by the Borrower, complying with the terms of SECTIONS 2.4 and 4.4, as applicable.

                  (f) Subordination Agreement. The Agent shall have received a confirmation of the Subordination Agreement, duly executed and delivered by the Borrower and the subordinated creditor.

                  (g) Other Security Documents. The Agent shall have received each other Security Document, duly executed and delivered by the Borrower.

                  (h) Availability. The Agent shall be provided with evidence satisfactory to it, confirmed by a certificate of a Financial Officer of the Borrower, that as of the Effective Date the Availability, after giving effect to the reasonably expected amount of the Letter of Credit Reserve in effect 60 days after the Effective Date, is not less than $100,000.

                  (i) No Injunctions, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby or which, in the Lenders' reasonable discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement.

                  (j) Material Adverse Change. As of the Effective Date, there shall not have occurred any change which is materially adverse, in the Lenders' sole discretion, to the assets, liabilities, businesses, operations, condition (financial or otherwise) or prospects of the Borrower from those presented by the unaudited financial statements of the Borrower described in SECTION 7.1(O).

                  (k) Release of Security Interests. The Agent shall have received evidence satisfactory to it of the release and termination of all Liens other than Permitted Liens.

                  SECTION 6.2. All Loans; Letters of Credit. No Lender shall have any obligation to make any Loan hereunder, and NationsBank shall not have any obligation to issue any Letter of Credit or IRB L/C hereunder, unless, at the time of making of such Loan (whether the initial Revolving Credit Loan, a Term Loan, an Interim Construction Loan or any subsequent Loan) or the issuance of such Letter of Credit or IRB L/C:

                  (a) all of the representations and warranties made or deemed to be made under this Agreement shall be true and correct at such time both with and without giving effect to the Loan to be made at such time and the application of the proceeds thereof,

                  (b) the corporate actions of the Borrower referred to in
         SECTION 6.1 shall remain in full force and effect and the incumbency of officers shall be as stated in the certificates of incumbency delivered pursuant to SECTION 6.1 or as subsequently modified and reflected in a certificate of incumbency delivered to the Agent,

                  (c) no Event of Default shall exist, and

                  (d) such Loan or Letter of Credit shall not cause the aggregate principal amount of all Loans and Letter of Credit Obligations outstanding to exceed $126.35 million in the aggregate.

Each request or deemed request for any borrowing or Letter of Credit hereunder shall be deemed to be a certification by the Borrower to the Agent and the Lenders as to the matters set forth in SECTION 6.2(A) and (B), and the Agent may, without waiving either condition, consider the conditions specified in
SECTION 6.2(A) and (B) fulfilled and a representation by the Borrower to such effect made, if no written notice to the contrary is received by the Agent prior to the making of the Loan then to be made or the issuance of the Letter of Credit then to be issued.

                                   ARTICLE 7

                   REPRESENTATIONS AND WARRANTIES OF BORROWER

                  SECTION 7.1. Representations and Warranties. The Borrower represents and warrants to the Agent and to the Lenders as follows:

                  (a) Organization; Power; Qualification. The Borrower and each of its Subsidiaries is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, having the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization. The jurisdictions in which each of the Borrower and each of its Subsidiaries is qualified to do business as a foreign corporation are listed on SCHEDULE 7.1(A).

                  (b) Capitalization. The outstanding capital stock of the Borrower has been duly and validly issued and is fully paid and nonassessable, and the number and owners of such shares of capital stock of the Borrower are set forth on SCHEDULE 7.1(B). The issuance and sale of the Borrower's capital stock have been registered or qualified under applicable federal and state securities laws or are exempt therefrom.

                  (c) Subordinated Indebtedness. The Borrower has the corporate power and authority to incur the Subordinated Indebtedness and to issue the Subordinated Note. The issuance and sale of the Subordinated Note have been registered or qualified under applicable federal and state securities laws or are exempt therefrom. The Subordinated Note is the legally valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms (including those pertaining to subordination). The Borrower has delivered to the Agent a complete and correct copy of all documents evidencing or relating to the Subordinated Indebtedness, and each of the representations and warranties given by the Borrower therein is true and correct in all material respects. The subordination provisions of the Subordination Agreement will be enforceable against the holder of the Subordinated Note. All of the Secured Obligations constitute senior Indebtedness entitled to the benefits of subordination created by the Subordination Agreement.

                  (d) Subsidiaries. SCHEDULE 7.1(D) correctly sets forth the name of each Subsidiary of the Borrower, its jurisdiction of incorporation, the name of its immediate parent or parents, and the percentage of its issued and outstanding securities owned by the Borrower or any other Subsidiary of the Borrower and indicating whether such Subsidiary is a Consolidated Subsidiary. Except as set forth on SCHEDULE 7.1(D),

                           (i) no Subsidiary of the Borrower has issued any securities convertible into shares of such Subsidiary's capital stock or any options, warrants or other rights to acquire any shares or securities convertible into such shares,

                           (ii) the outstanding stock and securities of each Subsidiary of the Borrower are owned by the Borrower or a Wholly-Owned Subsidiary of the Borrower, or by the Borrower and one or more of its Wholly-Owned Subsidiaries, free and clear of all Liens, warrants, options and rights of others of any kind whatsoever, and

                           (iii) the Borrower has no Subsidiaries.

         The outstanding capital stock of each Subsidiary of the Borrower has been duly and validly issued and is fully paid and nonassessable by the issuer, and the number and owners of the shares of such capital stock are set forth on SCHEDULE 7.1(D).

                  (e) Authorization of Agreement, Notes, Loan Documents and Borrowing. The Borrower has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Agreement and each of the Loan Documents in accordance with their respective terms. This Agreement and each of the Loan Documents have been duly executed and delivered by the duly authorized officers of the Borrower and each is, or each when executed and delivered in accordance with this Agreement will be, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

                  (f) Compliance of Agreement, Notes, Loan Documents and Borrowing with Laws, Etc. Except as set forth on SCHEDULE 7.1(F), the execution, delivery and performance of this Agreement and each of the Loan Documents in accordance with their respective terms and the borrowings hereunder do not and will not, by the passage of time, the giving of notice or otherwise,

                           (i) require any Governmental Approval or violate any Applicable Law relating to the Borrower or any of its Subsidiaries,

                           (ii) conflict with, result in a breach of or constitute a default under the articles or certificate of incorporation or by-laws of the Borrower or any of its Subsidiaries,

                           (iii) conflict with, result in a breach of or
                  constitute a default under any material provisions of any indenture, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which the Borrower, any of its Subsidiaries or any of the Borrower's or such Subsidiaries' property may be bound or any Governmental Approval relating to the Borrower or any of its Subsidiaries, or

                           (iv) result in or require the creation or imposition
                  of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower other than the Security Interest.

                  (g) Business. The Borrower is engaged principally in the business of manufacturing furniture.

                  (h) Compliance with Law; Governmental Approvals.

                  (i) Except as set forth in SCHEDULE 7.1(H), the Borrower and each of its Subsidiaries

                           (A) has all Governmental Approvals, including
                  permits relating to federal, state and local Environmental Laws, ordinances and regulations, required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the knowledge of the Borrower, threatened attack by direct or collateral proceeding, and

                           (B) is in compliance with each Governmental Approval
                  applicable to it and in compliance with all other Applicable Laws relating to it, including, without being limited to, all Environmental Laws and all occupational health and safety laws applicable to the Borrower, any of its Subsidiaries or their respective properties, except for instances of noncompliance which would not, singly or in the aggregate, cause a Default or Event of Default or have a Materially Adverse Effect on the Borrower or any of its Subsidiaries and in respect of which reserves in respect of the Borrower's or such Subsidiary's reasonably anticipated liability therefor have been established on the books of the Borrower or such Subsidiary, as applicable.

                  (ii) Without limiting the generality of the above, except as disclosed on a report delivered pursuant to SECTION 6.1(F)(XIX) or
         (XX) or with respect to matters which could not reasonably be expected to have, singly or in the aggregate, a Materially Adverse Effect on the Borrower or any of its Subsidiaries:

                           (A) the operations of the Borrower and each of its
                  Subsidiaries comply in all material respects with all applicable environmental, health and safety requirements of Applicable Law;

                           (B) the Borrower and each of its Subsidiaries has
                  obtained all environmental, health and safety permits necessary for its operation, and all such permits are in good standing and the Borrower and each of its Subsidiaries is in compliance in all material respects with all terms and conditions of such permits;

                           (C) neither the Borrower nor any of its Subsidiaries
                  nor any of their respective present or past property or operations are subject to any order from or agreement with any public authority or private party respecting (x) any environmental, health or safety requirements of Applicable Law, (y) any Remedial Action, or (z) any liabilities and costs arising from the Release or threatened Release of a Contaminant into the environment;

                                    (D) none of the operations of the Borrower
                           or of any of its Subsidiaries is subject to any judicial or administrative proceeding alleging a violation of any environmental, health or safety requirement of Applicable Law;

                                    (E) none of the present nor past operations
                           of the Borrower or any of its Subsidiaries is the subject of any investigation by any public authority evaluating whether any Remedial Action is needed to respond to a Release or threatened Release of a Contaminant into the environment;

                                    (F) neither the Borrower nor any of its
                           Subsidiaries has filed any notice under any requirement of Applicable Law indicating past or present treatment, storage or disposal of a hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent;

                                    (G) neither the Borrower nor any of its
                           Subsidiaries has filed any notice under any requirement of Applicable Law reporting a Release of a Contaminant into the environment;

                                    (H) Except in compliance in all material
                           respects with applicable Environmental Laws, during the course of the Borrower's or any of its Subsidiaries' ownership of or operations on the Real Estate, there have been no (1) generation, treatment, recycling, storage or disposal of hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent, (2) use of underground storage tanks or surface impoundments,
                           (3) use of asbestos-containing materials, or (4) use of polychlorinated biphenyls (PCB) used in hydraulic oils, electrical transformers or other equipment;

                                    (I) neither the Borrower nor any of its
                           Subsidiaries has entered into any negotiations or agreements with any Person (including, without limitation, any prior owner of any of the Real Estate or other property of the Borrower or any of its Subsidiaries) relating to any Remedial Action or environmental related claim;

                                    (J) neither the Borrower nor any of its
                           Subsidiaries has received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment;

                                    (K) neither the Borrower nor any of its
                           Subsidiaries has any material contingent liability in connection with any Release or threatened Release of any Contaminant into the environment;

                                    (L) no Environmental Lien has attached to
                           any of the Real Estate or other property of the Borrower or of any of its Subsidiaries;

                                    (M) the presence and condition of all
                           asbestos-containing material which is on or part of the Real Estate (excluding any raw materials used in the manufacture of products or products themselves) do not violate in any material respect any currently applicable requirement of Applicable Law; and

                                    (N) neither the Borrower nor any of its
                           Subsidiaries manufactures, distributes or sells, and has never manufactured, distributed or sold, products which contain asbestos-containing material.

                           (iii) The Borrower has notified the Lender of the
                  receipt by it or by any of its Subsidiaries of any notice of a material violation of any Environmental Laws and occupational health and safety laws applicable to the Borrower, any of its Subsidiaries or any of their respective properties.

                  (i) Title to Properties. Except as set forth in SCHEDULE 7.1(I), the Borrower and each of its Subsidiaries has valid and legal title to or leasehold interest in all personal property, Real Estate owned and other assets used in its business.

                  (j) Liens. Except as set forth in SCHEDULE 7.1(J), none of the properties and assets of the Borrower or any Subsidiary of the Borrower is subject to any Lien, except Permitted Liens. Other than the Financing Statements, no financing statement under the Uniform Commercial Code of any State or other instrument evidencing a Lien which names the Borrower or any Subsidiary of the Borrower as debtor has been filed (and has not been terminated) in any State or other jurisdiction, and neither the Borrower nor any Subsidiary of the Borrower has signed any such financing statement or other instrument or any security agreement authorizing any secured party thereunder to file any such financing statement or instrument, except to perfect those Liens listed on SCHEDULE 7.1(J). No financing statement under the Uniform Commercial Code of any State or other instrument evidencing a Lien which names the Seller as debtor and covers any of the Acquired Assets has been filed (and has not been terminated) in any State or other jurisdiction.

                  (k) Indebtedness and Guaranties. SCHEDULE 7.1(K) is a complete and correct listing of all (i)Debt, and (ii)Guaranties of each of the Borrower and each of its Subsidiaries. Each of the Borrower and its Subsidiaries has performed and is in compliance with all of the terms of such Debt and Guaranties and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default, exists with respect to any such Debt or Guaranty.

                  (l) Litigation. Except as set forth on SCHEDULE 7.1(L), there are no actions, suits or proceedings pending (nor, to the knowledge of the Borrower, are there any actions, suits or proceedings threatened, or any reasonable basis therefor) against or in any other way relating to or affecting the Borrower or such Subsidiaries or any of the Acquired Assets or any of the Borrower's or any of its Subsidiaries' other properties in any court or before any arbitrator of any kind or before or by any governmental body, except actions, suits or proceedings of the character normally incident to the kind of business conducted by the

         Borrower or any of its Subsidiaries which, if adversely determined, would not singly or in the aggregate have a Materially Adverse Effect on the Borrower or such Subsidiary, and there are no strikes or walkouts in progress, pending or contemplated relating to any labor contracts to which the Borrower or any of its Subsidiaries is a party, relating to any labor contracts being negotiated, or otherwise.

                  (m) Tax Returns and Payments. Except as set forth on SCHEDULE 7.1(M), all United States federal, state and local as well as foreign national, provincial and local and other tax returns of the Borrower and each of its Subsidiaries required by Applicable Law to be filed have been duly filed, and all United States federal, state and local and foreign national, provincial and local and other taxes, assessments and other governmental charges or levies upon the Borrower and each of its Subsidiaries and the Borrower's and any of its Subsidiaries' property, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under SECTION 10.6. The charges, accruals and reserves on the books of the Borrower and each of its Subsidiaries in respect of United States federal, state and local and foreign national, provincial and local taxes for all fiscal years and portions thereof since the organization of the Borrower are in the judgment of the Borrower adequate, and the Borrower knows of no reason to anticipate any additional assessments for any of such years which, singly or in the aggregate, might have a Materially Adverse Effect on the Borrower.

                  (n) Burdensome Provisions. Neither the Borrower nor any of its Subsidiaries is a party to any indenture, agreement, lease or other instrument, or subject to any charter or corporate restriction, Governmental Approval or Applicable Law compliance with the terms of which might have a Materially Adverse Effect on the Borrower or any of its Subsidiaries.

                  (o) Financial Statements.

                      (i) The Borrower has furnished to the Agent and the Lenders copies of its audited balance sheet as of May 3, 1997, and the related audited statements of income and cash flow for the fiscal year of the Borrower then ended, and its interim unaudited balance sheet as of [July 31,] 1997, and the related statement of income for the 13-week period then ended, which financial statements were prepared in accordance with GAAP and present fairly in all material respects the financial position of the Borrower as at May 3, 1997, and [July 31,] 1997 and the results of operations of the Borrower for the fiscal year then ended and the 13-week period then ended, respectively.

                      (ii) The Borrower has furnished to the Agent and the Lenders copies of the Projections. The Projections have been be prepared by the Borrower in light of the past operations of the business of the Borrower and its Subsidiaries and represent as of the respective dates thereof the good faith opinion of the Borrower and its senior management concerning the most probable course of business of the Borrower and its Subsidiaries.

                         (iii) Except as disclosed or reflected in the financial statements described in CLAUSE (I) above, the Borrower does not have any material liabilities, contingent or otherwise, and there were no material unrealized or anticipated losses of the Borrower.

                  (p) Adverse Change. Since the date of the last financial statements of the Borrower delivered to the Agent pursuant to SECTION 7.1(O)(I), after giving effect to the transactions reflected in the Pro Forma,

                         (i) no material adverse change has occurred in the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower, and

                         (ii) no event has occurred or failed to occur which has had, or may have, singly or in the aggregate, a Materially Adverse Effect on the Borrower.

                  (q) ERISA.

                         (i) Neither the Borrower nor any Related Company maintains or contributes to any Benefit Plan other than those listed on SCHEDULE 7.1(Q).

                         (ii) No Benefit Plan has been terminated or partially terminated, and no Multiemployer Plan is insolvent or in reorganization, nor have any proceedings been instituted to terminate any Benefit Plan or to reorganize any Multiemployer Plan.

                         (iii) Neither the Borrower nor any Related Company has withdrawn from any Benefit Plan or Multiemployer Plan, nor has a condition occurred which if continued would result in a withdrawal.

                         (iv) Neither the Borrower nor any Related Company has incurred any withdrawal liability, including contingent withdrawal liability, to any Multiemployer Plan pursuant to Title IV of ERISA.

                         (v) Neither the Borrower nor any Related Company has incurred any liability to the PBGC other than for required insurance premiums which have been paid when due.

                         (vi) No Reportable Event has occurred with respect to a Plan.

                         (vii) No Benefit Plan has an "accumulated funding deficiency" (whether or not waived) as defined in Section 302 of ERISA or in Section 412 of the Internal Revenue Code.

                         (viii) Each Plan is in substantial compliance with ERISA, and neither the Borrower nor any Related Company has received any communication from a governmental agency asserting that a Plan is not in compliance with ERISA.

                           (ix) Each Plan which is intended to be a qualified Plan has been determined by the IRS to be qualified under
                  Section 401(a) of the Internal Revenue Code as currently in effect or will be submitted to the IRS for such determination prior to the end of the remedial amendment period under
                  Section 401(b) of the Internal Revenue Code and the regulations promulgated thereunder and neither the Borrower nor any Related Company knows or has reason to know why each such Plan should not continue to be so qualified, and each trust related to such Plan that has been submitted to the IRS for determination of exempt status has been determined to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code or will be submitted to the IRS for a determination of exempt status.

                           (x) Except as provided on SCHEDULE 7.1(Q), neither the Borrower nor any Related Company maintains or contributes to any employer welfare benefit plan within the meaning of
                  Section 3(l) of ERISA which provides benefits to employees after termination of employment other than as required by
                  Section 601 of ERISA.

                           (xi) Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan and furnished to the Lender is complete and accurate. Since the date of each such Schedule B, there has been no adverse change in funding status or financial condition of the Benefit Plan relating to such Schedule B.

                           (xii) Neither the Borrower nor any Related Company has failed to make a required installment under Subsection
                  (m) of Section 412 of the Internal Revenue Code or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment.

                           (xiii) Neither the Borrower nor any Related Company
                  is required to provide security to a Benefit Plan under
                  Section 401(a)(29) of the Internal Revenue Code due to a Benefit Plan amendment that results in an increase in current liability for the plan year.

                           (xiv) Neither the Borrower, nor any Related Company, nor any other "party-in-interest" or "disqualified person" has engaged in a nonexempt "prohibited transaction," as such terms are defined in Section 4975 of the Internal Revenue
                  Code and Section 406 of ERISA, in connection with any Plan or has taken or failed to take any action which would constitute or result in a Termination Event.

                           (xv) Neither the Borrower nor any Related Company has failed to comply with the health care continuation coverage requirements of Section 4980B of the Internal Revenue Code in respect of employees and former employees of such Borrower or such Related Company and their dependents and beneficiaries which alone or in the aggregate would subject such Borrower or such Related Company to any material liability.

                           (xvi) Neither the Borrower nor any Related Company has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan. Except as provided on SCHEDULE 7.1(Q), to the best knowledge of the Borrower after due inquiry, neither the Borrower nor any Related Company shall have any obligation to (A) make contributions to any Multiemployer Plan on or after the Effective Date, or (B) pay withdrawal liability to any Multiemployer Plan in an amount in excess of a "de minimis amount" as such term is defined in
                  Section 4209 of ERISA.

                  (r) Absence of Defaults. Neither the Borrower nor any of its Subsidiaries is in default under its articles or certificate of incorporation or by-laws and no event has occurred, which has not been remedied, cured or waived,

                           (i) which constitutes a Default or an Event of Default, or

                           (ii) which constitutes, or which with the passage of
                  time or giving of notice or both would constitute, a default or event of default by the Borrower or any of its Subsidiaries under any material agreement (other than this Agreement) or judgment, decree or order to which the Borrower or any of its Subsidiaries is a party or by which the Borrower, any of its Subsidiaries or any of the Borrower's or any of its Subsidiaries' properties may be bound or which would require the Borrower or any of its Subsidiaries to make any payment under any thereof prior to the scheduled maturity date therefor, except, in the case only of any such agreement, for alleged defaults which are being contested in good faith by appropriate proceedings and with respect to which reserves in respect of the Borrower's or such Subsidiary's reasonably anticipated liability have been established on the books of the Borrower or such Subsidiary.

                  (s) Accuracy and Completeness of Information.

                           (i) All written information, reports and other papers and data produced by or on behalf of the Borrower and furnished to the Agent or any Lender were, at the time the same were so furnished, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No fact is known to the Borrower which has had, or may in the future have (so far as the Borrower can foresee), a Materially Adverse Effect upon the Borrower or any of its Subsidiaries which has not been set forth in the financial statements or disclosure delivered prior to the Effective Date, in each case referred to in SECTION 7.1(O), or in such written information, reports or other papers or data or otherwise disclosed in writing to the Agent and the Lenders prior to the Agreement Date. No document furnished or written statement made to the Agent or any Lender by the Borrower in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Borrower or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

                           (ii) The Borrower has no reason to believe that any
                  document furnished or written statement made to the Agent or any Lender by any Person other than the Borrower in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contained any incorrect statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                  (t) Solvency. In each case after giving effect to the Indebtedness represented by the Loans outstanding and to be incurred, the transactions contemplated by this Agreement, the Borrower and each of its Subsidiaries is solvent, having assets of a fair salable value which exceeds the amount required to pay its debts as they become absolute and matured (including contingent, subordinated, unmatured and unliquidated liabilities), and the Borrower and each of its Subsidiaries is able to and anticipates that it will be able to meet its debts as they mature and has adequate capital to conduct the business in which it is or proposes to be engaged.

                  (u) Receivables.

                           (i)  Status.

                                    (A) Each Receivable reflected in the
                           computations included in any Borrowing Base
                           Certificate meets the criteria enumerated in CLAUSES
                           (A) through (V) of the definition of Eligible Receivables, except as disclosed in such Borrowing Base Certificate or as disclosed in a timely manner in a subsequent Borrowing Base Certificate or otherwise in writing to the Agent.

                                    (B) The Borrower has no knowledge of any
                           fact or circumstance not disclosed in a Borrowing Base Certificate or otherwise in writing which would impair the validity or collectibility of any Receivable of $100,000 or more or of Receivables which (regardless of the individual amount thereof) aggregate $500,000 or more.

                           (ii) Chief Executive Office. The chief executive
                  office of the Borrower and the books and records relating to the Receivables are located at the address or addresses set forth on SCHEDULE 7.1(U); the Borrower has not maintained its chief executive office or books and records relating to any Receivables at any other address at any time during the five years immediately preceding the Agreement Date except as disclosed on SCHEDULE 7.1(U).

                  (v)      Inventory.

                           (i) Schedule of Inventory. All Inventory included in any Schedule of Inventory or Borrowing Base Certificate delivered to the Lender pursuant to SECTION 9.12 meets the criteria enumerated in CLAUSES (A) through (J) of the definition of Eligible Inventory, except as disclosed in such Schedule of Inventory or Borrowing

                  Base Certificate or in a subsequent Schedule of Inventory or Borrowing Base Certificate, or as otherwise specifically disclosed in writing to the Agent.

                           (ii) Condition. All Inventory is in good condition, meets all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such goods, their use or sale, and is currently either usable or salable in the normal course of the Borrower's business, except to the extent reserved against in the financial statements referred to in SECTION 7.1(O) or delivered pursuant to ARTICLE 11 or as disclosed on a Schedule of Inventory delivered to the Agent pursuant to
                  SECTION 9.13(B).

                           (iii) Location. All Inventory is located on the
                  premises set forth on SCHEDULE 7.1(V) or is Inventory in transit to one of such locations, except as otherwise disclosed in writing to the Agent; the Borrower has not, in the last year, located such Inventory at premises other than those set forth on SCHEDULE 7.1(V).

                  (w) Equipment. All Equipment is in good order and repair in all material respects and is located on the premises set forth on
         SCHEDULE 7.1(W) and has been so located at all times during the last year.

                  (x) Real Property. The Borrower owns no Real Estate and leases no Real Estate other than that described on SCHEDULE 7.1(X) and other than Real Estate acquired or leased after the Effective Date for which the Borrower has complied with the requirements of SECTION 9.14.

                  (y) Corporate and Fictitious Names. Except as otherwise disclosed on SCHEDULE 7.1(Y), during the five-year period preceding the Agreement Date, neither the Borrower nor any predecessor thereof has been known as or used any corporate or fictitious name other than the corporate name of the Borrower on the Effective Date.

                  (z) Federal Reserve Regulations. Neither the Borrower nor any of its Subsidiaries is engaged and none will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in Regulations G and U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans will be used for so purchasing or carrying margin stock or, in any event, for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X of such Board of Governors. If requested by the Agent or any Lender, the Borrower will furnish to the Agent and the Lenders a statement or statements in conformity with the requirements of said Regulation G, T, U or X to the foregoing effect.

                  (aa) Investment Company Act. The Borrower is not an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

                  (ab) Employee Relations. The Borrower and each of its Subsidiaries has a stable work force in place and is not, except as set forth on SCHEDULE 7.1(BB), party to any collective bargaining agreement nor has any labor union been recognized as the representative of the Borrower's or any of its Subsidiaries' employees, and the Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other labor disputes involving the Borrower's or any of its Subsidiaries' employees.

                  (ac) Proprietary Rights. SCHEDULE 7.1(CC) sets forth a correct and complete list of all of the Proprietary Rights. None of the Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on SCHEDULE 7.1(CC) or as entered into in the sale or distribution of the Borrower's Inventory in the ordinary course of business. To the best of the Borrower's knowledge, none of the Proprietary Rights infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with the Proprietary Rights. The Proprietary Rights described on SCHEDULE 7.1(CC) constitute all of the property of such type necessary to the current and anticipated future conduct of the Borrower's business.

                  (ad) Trade Names. All trade names or styles under which the Borrower sells Inventory or Equipment or creates Receivables, or to which instruments in payment of Receivables are made payable, are listed on SCHEDULE 7.1(DD).

                  SECTION 7.2. Survival of Representations and Warranties, Etc. All representations and warranties set forth in this ARTICLE 7 and all statements contained in any certificate, financial statement, or other instrument, delivered by or on behalf of the Borrower pursuant to or in connection with this Agreement or any of the Loan Documents (including, but not limited to, any such representation, warranty or statement made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Agreement Date, at and as of the Effective Date and at and as of the date of each Loan, except that representations and warranties which, by their terms are applicable only to one such date shall be deemed to be made only at and as of such date. All representations and warranties made or deemed to be made under this Agreement shall survive and not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lender or any borrowing hereunder.

                                   ARTICLE 8

                               SECURITY INTEREST

                  SECTION 8.1.      Security Interest.

                  (a) To secure the payment, observance and performance of the Secured Obligations, the Borrower hereby mortgages, pledges and assigns all of the Collateral to the Agent, for the benefit of itself as Agent and for the pro rata benefit of the Lenders (in proportion to each Lender's ownership of all Secured Obligations from time to time), and grants to the Agent, for the benefit of itself as Agent and for the pro rata benefit of the Lenders (also in such proportion), a continuing security interest in, and a continuing Lien upon, all of the Collateral; PROVIDED, that no part of the Revolving Credit Loans shall be secured by Real Estate or fixtures located in Alabama.

                  (b) As additional security for all of the Secured Obligations, the Borrower grants to the Agent, for the benefit of itself as Agent and the Lenders, a security interest in, and assigns to the Agent, for the benefit of itself as Agent and the Lenders, all of the Borrower's right, title and interest in and to, any deposits or other sums at any time credited by or due from each Lender and each Affiliate of a Lender to the Borrower, with the same rights therein as if the deposits or other sums were credited by or due from such Lender. The Borrower hereby authorizes each Lender and each Affiliate of such Lender to pay or deliver to the Agent, for the account of the Lenders, without any necessity on the Agent's or any Lender's part to resort to other security or sources of reimbursement for the Secured Obligations, at any time during the continuation of any Event of Default or in the event that the Agent, on behalf of the Lenders, should make demand for payment hereunder and without further notice to the Borrower (such notice being expressly waived), any of the aforesaid deposits (general or special, time or demand, provisional or final) or other sums for application to any Secured Obligation, irrespective of whether any demand has been made or whether such Secured Obligation is mature, and the rights given the Agent, the Lenders, their Affiliates hereunder are cumulative with such Person's other rights and remedies, including other rights of set-off. The Agent will promptly notify the Borrower of its receipt of any such funds for application to the Secured Obligations, but failure to do so will not affect the validity or enforceability thereof. The Agent may give notice of the above grant of a security interest in and assignment of the aforesaid deposits and other sums, and authorization, to, and make any suitable arrangements with, any Lender, any such Affiliate of any Lender or participant for effectuation thereof, and the Borrower hereby irrevocably appoints Agent as its attorney to collect any and all such deposits or other sums to the extent any such payment is not made to the Agent or any Lender by such Lender or Affiliate. Notwithstanding the foregoing, each of the Agent and the Lenders agrees with each other that it shall not, without the express consent of the Required Lenders, and that it shall (to the extent that it is lawfully entitled to do so) upon the request of the Required Lenders, exercise its setoff rights hereunder against any accounts of the Borrower now or hereafter maintained with the Agent, such Lender, or any Affiliate of any of them. If any party (or its Affiliate) exercises the right of setoff provided for hereunder, such party shall be obligated to share any such setoff in the manner and to the extent required by SECTION 16.22.

                  SECTION 8.2.      Continued Priority of Security Interest.

                  (a) The Security Interest granted by the Borrower shall at all times be valid, perfected and enforceable against the Borrower and all third parties in accordance with the terms of this Agreement, as security for the Secured Obligations, and the Collateral shall not at any time be subject to any Liens that are prior to, on a parity with or junior to the Security Interest, other than Permitted Liens.

                  (b) The Borrower shall, at its sole cost and expense, take all action that may be necessary or desirable, or that the Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and rank of the Security Interest in the Collateral in conformity with the requirements of SECTION 8.2(A), or to enable the Agent and the Lenders to exercise or enforce their rights hereunder, including, but not limited to:

                           (i) paying all taxes, assessments and other claims lawfully levied or assessed on any of the Collateral, except to the extent that such taxes, assessments and other claims constitute Permitted Liens,

                           (ii) obtaining, after the Agreement Date, landlords' and mortgagees' releases, subordinations or waivers, and using all reasonable efforts to obtain mechanics' releases, subordinations or waivers,

                           (iii) delivering to the Agent, for the benefit of
                  the Lenders, endorsed or accompanied by such instruments of assignment as the Agent may specify, and stamping or marking, in such manner as the Agent may specify, any and all chattel paper, instruments, letters and advices of guaranty and documents evidencing or forming a part of the Collateral, and

                           (iv) executing and delivering financing statements, pledges, designations, hypothecations, notices and assignments in each case in form and substance satisfactory to the Agent relating to the creation, validity, perfection, maintenance or continuation of the Security Interest under the Uniform Commercial Code or other Applicable Law.

                  (c) The Agent is hereby authorized to file one or more financing or continuation statements or amendments thereto without the signature of or in the name of the Borrower for any purpose described in SECTION 8.2(B). The Agent will give the Borrower notice of the filing of any such statements or amendments, which notice shall specify the locations where such statements or amendments were filed. A carbon, photographic, xerographic or other reproduction of this Agreement or of any of the Security Documents or of any financing statement filed in connection with this Agreement is sufficient as a financing statement.

                  (d) The Borrower shall mark its books and records as directed by the Agent and as may be necessary or appropriate to evidence, protect and perfect the Security Interest and shall cause its financial statements to reflect the Security Interest.

                                   ARTICLE 9

                              COLLATERAL COVENANTS

                  Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner provided in SECTION 16.11:

                  SECTION 9.1.      Collection of Receivables.

                  (a) At the request of the Agent, the Borrower will cause all monies, checks, notes, drafts and other payments relating to or constituting proceeds of trade accounts receivable to be forwarded to a Lockbox for deposit in an Agency Account in accordance with the procedures set out in the corresponding Agency Account Agreement. The Borrower will promptly cause all monies, checks, notes, drafts and other payments relating to or constituting proceeds of other Receivables, of any other Collateral and of any trade accounts receivable that are not forwarded to a Lockbox, to be transferred to or deposited in an Agency Account. In particular, the Borrower will:

                           (i) advise each Account Debtor on trade accounts receivable to address all remittances with respect to amounts payable on account thereof to a specified Lockbox,

                           (ii) advise each other Account Debtor that makes payment to the Borrower by wire transfer, automated clearinghouse transfer or similar means to make payment directly to an Agency Account, and

                           (iii) stamp all invoices relating to trade accounts
                  receivable with a legend satisfactory to the Agent indicating that payment is to be made to the Borrower via a specified Lockbox.

                  (b) The Borrower and the Agent shall cause all collected balances, once they exceed $50,000 in the aggregate in all Agency Accounts, to be transmitted by wire transfer, depository transfer check or other means in accordance with the procedures set forth in the corresponding Agency Account Agreement, to the Agent at the Agent's Office:

                           (i) for application, on account of the Secured Obligations, as provided in SECTIONS 2.3(C), 13.2, and 13.3, such credits to be entered as of the Business Day they are received if they are received prior to 1:30 p.m. (Atlanta time) and to be conditioned upon final payment in cash or solvent credits of the items giving rise to them, and

                           (ii) with respect to the balance, so long as no Default or Event of Default has occurred and is continuing, for transfer by wire transfer or depository transfer check to a Controlled Disbursement Account.

                  (c) Any monies, checks, notes, drafts or other payments referred to in SUBSECTION (A) of this SECTION 9.1 which, notwithstanding the terms of such subsection, are received by or on behalf of the Borrower will be held in trust for the Agent and will be delivered to the Agent or a Clearing Bank, as promptly as possible, in the exact form received, together with any necessary endorsements for application by the Agent directly to the Secured Obligations or, if applicable, for deposit in the Agency Account maintained with a Clearing Bank and processing in accordance with the terms of the corresponding Agency Account Agreement.

                  SECTION 9.2. Verification and Notification. The Agent shall have the right at any time and from time to time,

                  (a) in the name of the Agent or in the name of the Borrower, to verify the validity, amount or any other matter relating to any Receivables by mail, telephone, telegraph or otherwise,

                  (b) to review, audit and make extracts from all records and files related to any of the Receivables, and

                  (c) to notify the Account Debtors or obligors under any Receivables of the assignment of such Receivables to the Agent, for the benefit of the Lenders, and to direct such Account Debtor or obligors to make payment of all amounts due or to become due thereunder directly to the Agent, for the account of the Lenders, and, upon such notification and at the expense of the Borrower, to enforce collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Borrower might have done.

                  SECTION 9.3.      Disputes, Returns and Adjustments.

                  (a) In the event any amounts due and owing under any single Receivable for an amount in excess of $250,000 are in dispute between the Account Debtor and the Borrower, or the aggregate amount in dispute for all Receivables exceeds $500,000, the Borrower shall provide the Agent with prompt written notice thereof. Discounts offered in the ordinary cause of business and advertising allowances shall be excluded from the calculation of the disputed amount under this SECTION 9.3(A).

                  (b) The Borrower shall notify the Agent promptly of all returns and credits in excess of $250,000 in respect of any Receivable, and in excess of $500,000 in respect of all Receivables in the aggregate for any month, which notice shall specify the Receivables affected. Discounts offered in the ordinary course of business and advertising allowances shall be excluded from the calculation of the credits under this SECTION 9.3(B).

                  (c) The Borrower may, in the ordinary course of business unless a Default or an Event of Default has occurred and is continuing, grant any extension of time for payment of any Receivable or compromise, compound or settle the same for less than the full amount thereof, or release wholly or partly any Person liable for the payment thereof, or allow any credit or discount whatsoever therein; PROVIDED that (i) no such action results in the reduction of more than $250,000 in the amount payable with respect to any Receivable or of more than $1 million with respect to all Receivables in any fiscal year of the Borrower (in each case, excluding the allowance of credits or discounts generally available to Account Debtors in the ordinary course of the Borrower's business and appropriate adjustments to the accounts of Account Debtors in the ordinary course of business), and (ii)the Agent is promptly notified of the amount of such adjustments and the Receivable(s) affected thereby.

                  SECTION 9.4. Invoices.

                  (a) The Borrower will not use any invoices other than invoices in the form delivered to the Agent prior to the Agreement Date without giving the Agent 30 days prior notice of the intended use of a different form of invoice together with a copy of such different form.

                  (b) Upon the request of the Agent, the Borrower shall deliver to the Agent, at the Borrower's expense, copies of customers' invoices or the equivalent, original shipping and delivery receipts or other proof of delivery, customers' statements, customer address lists, the original copy of all documents, including, without limitation, repayment histories and present status reports, relating to Receivables and such other documents and information relating to the Receivables as the Agent shall specify.

                  SECTION 9.5. Delivery of Instruments. In the event any Receivable is at any time evidenced by a promissory note, trade acceptance or any other instrument for the payment of money, the Borrower will immediately thereafter deliver such instrument to the Agent, appropriately endorsed to the Agent, for the benefit of the Lenders.

                  SECTION 9.6. Sales of Inventory. All sales of Inventory will be made in compliance with all requirements of Applicable Law.

                  SECTION 9.7. Ownership and Defense of Title.

                  (a) Except for Permitted Liens, the Borrower shall at all times be the sole owner or lessee of each and every item of Collateral and shall not create any lien on, or sell, lease, exchange, assign, transfer, pledge, hypothecate, grant a security interest or security title in or otherwise dispose of, any of the Collateral or any interest therein, except for sales of Inventory in the ordinary course of business, for cash or on open account or on terms of payment ordinarily extended to its customers, and except for dispositions that are otherwise expressly permitted under this Agreement. The inclusion of "proceeds" of the Collateral under the Security Interest shall not be deemed a consent by the Agent or the Lenders to any other sale or other disposition of any part or all of the Collateral.

                  (b) The Borrower shall defend its title or leasehold interest in and to, and the Security Interest in, the Collateral against the claims and demands of all Persons.

                  SECTION 9.8. Insurance.

                  (a) The Borrower shall at all times maintain insurance on the Inventory and Equipment against loss or damage by fire, theft (excluding theft by employees), burglary, pilferage, loss in transit and such other hazards as the Agent or Required Lenders shall reasonably specify, in amounts not to exceed those obtainable at commercially reasonable rates and under policies issued by insurers acceptable to the Agent in the exercise of its reasonable judgment. All premiums on such insurance shall be paid by the Borrower and copies of the policies delivered to the Agent. The Borrower will not use or permit the Inventory or Equipment to be used in violation of Applicable Law or in any manner which might render inapplicable any insurance coverage.

                  (b) All insurance policies required under SECTION 9.8(A) shall name the Agent, for the benefit of the Lenders, as an additional insured and shall contain loss payable clauses in the form submitted to the Borrower by the Agent, or otherwise in form and substance satisfactory to the Required Lenders, naming the Agent, for the benefit of the Lenders, as loss payee, as its interests may appear, and providing that

                           (i) all proceeds thereunder shall be payable to the Agent, for the benefit of the Lenders,

                           (ii) no such insurance shall be affected by any act or neglect of the insurer or owner of the property described in such policy, and

                           (iii) such policy and loss payable clauses may be
                  canceled, amended or terminated only upon at least 10 days prior written notice given to the Agent.

                  (c) Any proceeds of insurance referred to in this SECTION 9.8 which are paid to the Agent, for the pro rata benefit of the Lenders, shall be, at the option of the Required Lenders in their sole discretion, either (i) applied to replace the damaged or destroyed property, or (ii)applied to the payment or prepayment of the Secured Obligations.

                  SECTION 9.9. Location of Offices and Collateral.

                  (a) The Borrower will not change the location of its chief executive office or the place where it keeps its books and records relating to the Collateral or change its name, its identity or corporate structure without giving the Agent and each Lender at least 60 days prior written notice thereof.

                  (b) All Inventory, other than Inventory in transit to any such location, will at all times be kept by the Borrower at the locations set forth in SCHEDULE 7.1(V), and shall not, without the prior written consent of the Agent, be removed therefrom except pursuant to sales of Inventory permitted under SECTION 9.7(A).

                  (c) If any Inventory is in the possession or control of any of the Borrower's agents or processors, the Borrower shall notify such agents or processors of the Security

         Interest (and shall promptly provide copies of any such notice to the Agent and the Lenders) and, upon the occurrence of an Event of Default, shall instruct them (and cause them to acknowledge such instruction) to hold all such Inventory for the account of the account of the Lenders, subject to the instructions of the Agent.

                  SECTION 9.10. Records Relating to Collateral.

                  (a) The Borrower will at all times

                           (i) keep complete and accurate records of Inventory on a basis consistent with past practices of the Borrower so as to permit comparison of Inventory records relating to different time periods, itemizing and describing the kind, type and quantity of Inventory and the Borrower's cost therefor and a current price list for such Inventory, and

                           (ii) keep complete and accurate records of all other
                  Collateral.

                  (b) The Borrower will prepare a physical listing of all Inventory, wherever located, at least annually.

                  SECTION 9.11. Inspection. The Agent and each Lender (by any of their officers, employees or agents) shall have the right, to the extent that the exercise of such right shall be within the control of the Borrower, at any time or times to

                  (a) visit the properties of the Borrower and its Subsidiaries, inspect the Collateral and the other assets of the Borrower and its Subsidiaries and inspect and make extracts from the books and records of the Borrower and its Subsidiaries, including but not limited to, management letters prepared by independent accounts, all during customary business hours at such premises;

                  (b) discuss the Borrower's and its Subsidiaries' business, assets, liabilities, financial condition, results of operations and business prospects, insofar as the same are reasonably related to the rights of the Agent or the Lenders hereunder or under any of the Loan Documents, with the Borrower's and its Subsidiaries' (i) principal officers, (ii) independent accountants, and (iii) any other Person (except that any such discussion with any third parties shall be conducted only in accordance with the Agent's or such Lender's standard operating procedures relating to the maintenance of the confidentiality of confidential information of borrowers);

                  (c) verify the amount, quantity, value and condition of, or any other matter relating to, any of the Collateral (other than Receivables) and in this connection to review, audit and make extracts from all records and files related to any of the Collateral.

The Borrower will deliver to the Agent or any Lender, upon its request, any instrument necessary for it to obtain records from any service bureau maintaining records on behalf of the Borrower.

                  SECTION 9.12. Information and Reports.

                  (a) Schedule of Receivables. The Borrower shall deliver to the Agent and to each Lender on or before the Effective Date and on the fifth Business Day of each month thereafter, a Schedule of Receivables which

                           (i) shall be as of the last Business Day of the immediately preceding week or month, as the case may be,

                           (ii) shall be reconciled to the Borrowing Base Certificate as of such last Business Day, and

                           (iii) shall set forth a line item summary aging,
                  and, on a monthly basis, a detailed aged trial balance by invoice of all its then-existing Receivables, specifying the name, address and balance due for each Account Debtor obligated on a Receivable so listed.

                  (b) Schedule of Inventory. The Borrower shall deliver to the Agent and to each Lender on or before the Effective Date and not later than the fifth Business Day of each calendar month thereafter a Schedule of Inventory as of the last Business Day of the immediately preceding month of the Borrower, itemizing and describing the kind, type and quantity of Inventory, the Borrower's cost thereof and the location thereof.

                  (c) Borrowing Base Certificate. The Borrower shall deliver to the Agent and to each Lender on the fifth Business Day of each month after the Effective Date a Borrowing Base Certificate prepared as of the close of business on the last day of the preceding month.

                  (d) Notice of Diminution of Value. The Borrower shall give prompt notice to the Agent and to each Lender of any matter or event which has resulted in, or may result in, the diminution in excess of $1 million in the value of any of its Collateral, except for any such diminution in the value of any Receivables or Inventory in the ordinary course of business which has been appropriately reserved against, as reflected in financial statements previously delivered to the Agent and the Lenders pursuant to ARTICLE 11.

                  (e) Additional Information. The Agent may in its discretion from time to time request that the Borrower deliver to the Agent and to each Lender the schedules, certificates described in SECTIONS 9.12(A), (B) and (C) more or less often and on different schedules than specified in such Sections and the Borrower will comply with such requests. The Borrower will also furnish to the Agent and each Lender such other information with respect to the Collateral as the Agent or such Lender may from time to time reasonably request.

                  SECTION 9.13. Power of Attorney. The Borrower hereby appoints the Agent as its attorney, with power

                  (a) to endorse the name of the Borrower on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Agent's or any Lender's possession, and

                  (b) to sign the name of the Borrower on any invoice or bill of lading relating to any Receivable, Inventory or other Collateral, on any drafts against customers related to letters of credit, on schedules and assignments of Receivables furnished to the Agent or any Lender by the Borrower, on notices of assignment, financing statements and other public records relating to the perfection or priority of the Security Interest, verifications of account and notices to or from customers.

                  SECTION 9.14. Additional Real Estate and Leases.

                  (a) Promptly upon the Borrower's acquisition of any interest (including a leasehold interest) in any Real Estate, the Borrower shall deliver to the Agent, for the benefit of itself as Agent and the Lenders, an executed Mortgage in form and substance satisfactory to the Agent, conveying to the Agent, for the benefit of itself and the Lenders, a first priority Lien on such Real Estate, subject only to such prior Liens as the Agent shall consent to in writing. If requested by the Agent, the Borrower shall also deliver to the Agent at Borrower's expense a mortgagee title insurance policy in favor of the Agent and the Lenders insuring such Mortgage to create and convey such Lien, subject only to such exceptions consented to by the Agent and shall deliver to the Agent the other items set forth in SECTION 6.1(F)(XIII), (XIV), (XV), (XIX), (XX) and (XXI) with respect to such Real Estate, all in form and substance satisfactory to the Agent.

                  (b) Promptly upon the Borrower's entry into any lease of Real Estate (other than a lease conveying an interest in Real Estate, which shall be subject to the provisions of CLAUSE (A) above), the Borrower shall collaterally assign to the Agent, for the benefit of itself and the Lenders, the Borrower's interest in such lease, in form and substance satisfactory to the Agent. The Borrower shall also deliver to the Agent an executed landlord's waiver and consent with respect to such lease in form and substance satisfactory to the Agent.

                  SECTION 9.15. Assignment of Claims Act. Upon the request of the Agent, the Borrower shall execute any documents or instruments and shall take such steps or actions reasonably required by the Agent so that all monies due or to become due under any contract with the United States of America, the District of Columbia or any state, county, municipality or other domestic or foreign governmental entity, or any department, agency or instrumentality thereof, will be assigned to the Agent, for the benefit of itself and the Lenders, and notice given thereof in accordance with the requirements of the Assignment of Claims Act of 1940, as amended, or any other laws, rules or regulations relating to the assignment of any such contract and monies due to or to become due.

                  SECTION 9.16. 1997 Projects. Promptly following the Project Completion Date, at the request of the Agent, the Borrower will cause "as built" surveys reflecting completion of the 1997 Projects, in a form that satisfies applicable state requirements, to be delivered to the Agent and, with respect to the Arizona facility, shall furnish a report from a qualified engineering firm or other qualified consultant acceptable to the Agent with respect to an investigation and audit of the Arizona Facility and the Real Estate on which it is located, which shall be based on a thorough review of past and present uses, occupants, ownership and tenancy of the property and/or adjacent properties and/or upgradient properties regarding, (a) subsurface ground water hazards, soils and/or test boring reports; (b)contact with local, state or federal agencies regarding known or suspected hazardous material contamination of the property or other properties in the area; (c) review of aerial photographs; (d) visual site inspection noting unregulated fills, storage tanks or areas, ground discoloration or soil odors; (e) other investigative methods deemed necessary by the consultant or the Agent to enable the consultant to report that there is no apparent or likely contamination of the property or another property in the area; and (f) if deemed reasonably necessary to further investigate suspected or likely contamination, supplemental environmental reports prepared by qualified consultants of the analysis of core drilling or ground water samples from the property, showing no contamination by hazardous materials.

                                   ARTICLE 10

                             AFFIRMATIVE COVENANTS

                  Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner provided for in SECTION 16.11, the Borrower will, and will cause each of its Subsidiaries to:

                  SECTION 10.1. Preservation of Corporate Existence and Similar Matters. Preserve and maintain its corporate existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

                  SECTION 10.2. Compliance with Applicable Law. Comply with all Applicable Law relating to the Borrower or such Subsidiary except to the extent being contested in good faith by appropriate proceedings and for which reserves in respect of the Borrower's or such Subsidiary's reasonably anticipated liability therefor have been appropriately established.

                  SECTION 10.3. Maintenance of Property. In addition to, and not in derogation of, the requirements of SECTION 9.7 and of the Security Documents,

                  (a) protect and preserve all properties material to its business, including copyrights, patents, trade names and trademarks, and maintain in good repair, working order and condition in all material respects, with reasonable allowance for wear and tear, all tangible properties, and

                  (b) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

                  SECTION 10.4. Conduct of Business. At all times carry on its business in an efficient manner and engage only the business described in
SECTION 7.1(G).

                  SECTION 10.5. Insurance. Maintain, in addition to the coverage required by SECTION 9.8 and the Security Documents, insurance with responsible insurance companies against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by Applicable Law, and from time to time deliver to the Agent or any Lender upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

                  SECTION 10.6. Payment of Taxes and Claims. Pay or discharge when due

                  (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, except that real property AD VALOREM taxes shall be deemed to have been so paid or discharged if the same are paid before they become delinquent, and

                  (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of the Borrower;

except that this SECTION 10.6 shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings and for which reserves in respect of the reasonably anticipated liability therefor have been appropriately established.

                  SECTION 10.7. Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete), as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP.

                  SECTION 10.8. Use of Proceeds.

                  (a) Use the proceeds of

                           (i) the initial Revolving Credit Loan and the Term Loans made on the Effective Date to pay amounts indicated on
                  SCHEDULE 10.8 to the Persons indicated thereon,

                           (ii) all Interim Construction Loans only to pay or reimburse the payment of costs of construction and acquisition of new Equipment related to the 1997 Birmingham Warehouse, the 1997 Birmingham Tubular and the Arizona Facilities, and

                           (iii) all subsequent Loans only for working capital
                  and general business purposes, and

                  (b) not use any part of such proceeds to purchase or, to carry or reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System) or, in any event, for any purpose which would involve a violation of such Regulation G or U or of Regulation T or X of such Board of Governors, or for any purpose prohibited by law or by the terms and conditions of this Agreement.

                  SECTION 10.9. Hazardous Waste and Substances; Environmental Requirements.

                  (a) In addition to, and not in derogation of, the requirements of SECTION 10.2 and of the Security Documents, comply with all Environmental Laws and all Applicable Laws relating to occupational health and safety (except for instances of noncompliance that are being contested in good faith by appropriate proceedings if reserves in respect of the Borrower's or such Subsidiary's reasonably anticipated liability therefor have been appropriately established), promptly notify the Agent of its receipt of any notice of a violation of any such Environmental Laws or other such Applicable Laws and indemnify and hold the Agent and the Lenders harmless from all loss, cost, damage, liability, claim and expense incurred by or imposed upon the Agent or any Lender on account of the Borrower's failure to perform its obligations under this SECTION 10.9.

                  (b) Whenever the Borrower gives notice to the Agent pursuant to this SECTION 10.9 with respect to a matter that reasonably could be expected to result in liability to the Borrower in excess of $500,000 in the aggregate, the Borrower shall, at the Agent's request and the Borrower's expense (i) cause an independent environmental engineer acceptable to the Agent to conduct an assessment, including tests where necessary, of the site where the noncompliance or alleged noncompliance with Environmental Laws has occurred and prepare and deliver to the Agent a report setting forth the results of such assessment, a proposed plan to bring the Borrower into compliance with such Environmental Laws (if such assessment indicates noncompliance) and an estimate of the costs thereof, and (ii) provide to the Agent a supplemental report of such engineer whenever the scope of the noncompliance, or the response thereto or the estimated costs thereof, shall materially adversely change.

                  SECTION 10.10. Warranty Reserves. Maintain adequate Warranty Reserves.

                                   ARTICLE 11

                                  INFORMATION

                  Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner set forth in SECTION 16.11, the Borrower will furnish to the Agent and to each Lender at the offices then designated for such notices pursuant to SECTION 16.1:

                  SECTION 11.1. Financial Statements.

                  (a) Audited Year-End Statements. As soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, copies of the consolidating and Consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year and the related statements of earnings, shareholders' equity and statement of cash flows for such fiscal year, in each case setting forth in comparative form the figures for the previous fiscal year of the Borrower, reported on, as to such Consolidated statements, without qualification as to the scope of the audit or the status of the Borrower as a "going concern", by independent certified public accountants of nationally recognized standing; and

                  (b) Monthly Financial Statements. As soon as available after the end of each month, but in any event within 30 days after the end of each month, copies of the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of earnings and cash flows for the Borrower and its Consolidated Subsidiaries for such month and for the portion of the fiscal year of the Borrower through such month, certified by a Financial Officer of the Borrower as presenting fairly the financial condition and results of operations of the Borrower (subject to normal year-end audit adjustments);

all such financial statements to be complete and correct in all material respects and prepared in accordance with GAAP (except, with respect to interim financial statements, for the omission of notes and for the effect of normal year-end audit adjustments) applied consistently throughout the periods reflected therein.

                  SECTION 11.2. Accountants' Certificate. Together with the financial statements referred to in SECTION 11.1(A), the Borrower shall deliver a certificate of such accountants addressed to the Agent and each Lender

                  (a) stating that in making the examination necessary for the certification of such financial statements, nothing has come to their attention to lead them to believe that any Default or Event of Default exists and, in particular, they have no knowledge of any Default or Event of Default or, if such is not the case, specifying such Default or Event of Default and its nature, and

                  (b) having attached the calculations, prepared by the Borrower and reviewed by such accountants, required to establish whether or not the Borrower is in compliance with the covenants contained in SECTIONS 12.1, 12.2, 12.5, 12.6 12.10 AND 12.11, as at the date of such financial statements.

                  SECTION 11.3. Officer's Certificate. At the time that the Borrower furnishes the financial statements pursuant to SECTION 11.1(B) for any month that is the last month of a fiscal quarter of the Borrower, the Borrower shall also furnish a certificate of its President or a Financial Officer substantially in the form of EXHIBIT F.

                  (a) setting forth as at the end of such fiscal quarter or fiscal year, as the case may be, the calculations required to establish whether or not the Borrower was in compliance with the requirements of SECTIONS 12.1, 12.2, 12.5, 12.6, 12.10 AND 12.11, as
         at the end of each respective period,

                  (b) stating that the information on the schedules to this Agreement are complete and accurate as of the date of such certificate or, if such is not the case, attaching to such certificate updated schedules, and

                  (c) stating that, based on a reasonably diligent examination, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default or Event of Default.

                  SECTION 11.4.     Copies of Other Reports.

                  (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower or its Board of Directors by its independent public accountants, including, without limitation, any management report.

                  (b) As soon as practicable, copies of all financial statements and reports that the Borrower shall send to its shareholders generally and of all registration statements and all regular or periodic reports which the Borrower shall file with the Securities and Exchange Commission or any successor commission.

                  (c) From time to time and as soon as reasonably practicable following each request, such forecasts, data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower or any of its Subsidiaries as the Agent or any Lender may reasonably request and that the Borrower has or (except in the case of legal opinions relating to the perfection or priority of the Security Interest) without unreasonable expense can obtain; PROVIDED, HOWEVER, that the Lenders shall, to the extent reasonably practicable, coordinate examinations of the Borrower's records by their respective internal auditors. The rights of the Agent and the Lenders under this SECTION
         11.4 are in addition to and not in derogation of their rights under any other provision of this Agreement or of any other Loan Document.

                  (d) If requested by the Agent or any Lender, the Borrower will furnish to the Agent and the Lenders statements in conformity with the requirements of Federal Reserve Form G-3 or U-1 referred to in Regulation G and U, respectively, of the Board of Governors of the Federal Reserve System.

                  SECTION 11.5. Notice of Litigation and Other Matters. Prompt notice of:

                  (a) the commencement, to the extent the Borrower is aware of the same, of all proceedings and investigations by or before any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any other way relating to or affecting the Borrower, any of its Subsidiaries or any of the Borrower's or any of its Subsidiaries' properties, assets or businesses, which might, singly or in the aggregate, result in the occurrence of a Default or an Event of Default, or have a Materially Adverse Effect on the Borrower or any of its Subsidiaries,

                  (b) any amendment of the articles of incorporation or by-laws of the Borrower or any of its Subsidiaries,

                  (c) any change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower or any of its Subsidiaries which has had or may have, singly or in the aggregate, a Materially Adverse Effect on the Borrower or any of its Subsidiaries and any change in the executive officers of the Borrower, and

                  (d) any Default or Event of Default or any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default by the Borrower or any of its Subsidiaries under any material agreement (other than this Agreement) to which the Borrower or any of its Subsidiaries is a party or by which the Borrower, any of its Subsidiaries or any of the Borrower's or any of its Subsidiaries' properties may be bound.

                  SECTION 11.6. ERISA. As soon as possible and in any event within 30 days after the Borrower knows, or has reason to know, that:

                  (a) any Termination Event with respect to a Plan has occurred or will occur, or

                  (b) the aggregate present value of the Unfunded Vested Accrued Benefits under all Plans is equal to an amount in excess of $0.00, or

                  (c) the Borrower or any of its Subsidiaries is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan required by reason of the Borrower's or such Subsidiary's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan, a certificate of the President or a Financial Officer of the Borrower setting forth the details of such event and the action which is proposed to be taken with respect thereto, together with any notice or filing which may be required by the PBGC or other agency of the United States government with respect to such event.

                  SECTION 11.7. Accuracy of Information. All written information, reports, statements and other papers and data furnished to the Agent or any Lender, whether pursuant to this ARTICLE 11 or any other provision of this Agreement or of any other Loan Document, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Agent and the Lenders true and accurate knowledge of the subject matter.

                  SECTION 11.8. Revisions or Updates to Schedules. Should any of the information or disclosures provided on any of the Schedules originally attached hereto become outdated or incorrect in any material respect, the Borrower shall deliver to the Agent and the Lenders as part of the officer's certificate required pursuant to SECTION 11.3(B) such revisions or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s), PROVIDED that no such revisions or updates to any Schedule(s) shall be deemed to have amended, modified or superseded such Schedule(s) as originally attached hereto, or to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule(s), unless and until the Required Lenders in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule(s).

                                   ARTICLE 12

                               NEGATIVE COVENANTS

                  Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner set forth in SECTION 16.11, the Borrower will not directly or indirectly and, in the case of SECTIONS 12.2 through 12.15, will not permit its Subsidiaries to:

                  SECTION 12.1. Financial Ratios. Permit:

                  (a) Minimum Adjusted Tangible Net Worth. Adjusted Tangible Net Worth at any time to be negative, or to be less than $29 million on the Effective Date or, at any time thereafter, less than $29 million plus an amount equal to 70% of Consolidated Net Income of the Borrower and its Consolidated Subsidiaries after May 3, 1997 and prior to such time, on a cumulative basis (without deduction for any net loss), plus from and after completion of the IPO, 100% of the net cash proceeds thereof received by the Borrower remaining after making the AAA distribution.

                  (b) Ratio of Consolidated Total Liabilities to Tangible Net Worth. The ratio of total Consolidated Liabilities of the Borrower and its Consolidated Subsidiaries to Tangible Net Worth of the Borrower and its Consolidated Subsidiaries on the dates set forth below to be greater than 2.5 to 1 as of the last day of any fiscal year of the Borrower.

                  (c) Minimum Debt Service Coverage. As of the last day of any fiscal quarter, the Consolidated Debt Service Coverage Ratio of the Borrower and its Consolidated Subsidiaries for the period of four consecutive fiscal quarters ending on such last day to be less than
         1.2 to 1:

                  (d) Maximum Funded Debt to EBITDA. Funded Debt to EBITDA as of the last day of any fiscal quarter of the Borrowers to be greater than 2.5 to 1.

                  SECTION 12.2. Indebtedness for Money Borrowed. Create, assume, or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding any Indebtedness for Money Borrowed, except that this SECTION 12.2 shall not apply to:

                  (a) Indebtedness of the Borrower for Money Borrowed represented by the Loans and the Notes,

                  (b) Indebtedness for Money Borrowed reflected on SCHEDULE 7.1(K), excluding any such Indebtedness that is to be paid in full on the Effective Date,

                  (c) Permitted Purchase Money Indebtedness, and

                  (d) the Subordinated Indebtedness.

                  SECTION 12.3. Guaranties. Become or remain liable with respect to any Guaranty of any obligation of any other Person.

                  SECTION 12.4. Investments. Acquire, after the Agreement Date, any Business Unit or Investment or, after such date, maintain any Investment other than Permitted Investments, EXCEPT that this Section 12.4 shall not apply to any Acquisition, of which the Agent and the lenders have at least 30 days' written notice, (1) of a Business Unit in the same line of business as the Borrower, (2) for a total Investment (including any Debt of such Acquired Person or secured by Liens on any acquired assets) of not more than $10 million, (3) in respect of which the Borrower shall have delivered to the Agent and the Lenders a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared on a pro forma basis for the period of four full consecutive fiscal quarters ended immediately before the proposed date of such Acquisition as if such Acquisition had been consummated on the first day of such four-quarter period (and as though any other Acquisition or issuance of or permanent reduction in Debt consummated during such four-quarter period had occurred on the first day of such period, demonstrating compliance on a pro forma basis with the provisions of this Agreement, (4) in respect of which the Agent shall have completed a customary due diligence investigation with results satisfactory to it in its sole discretion and (5) contemporaneously with the consummation of which, any Acquired Person shall, if requested by the Agent or the Required Lenders, have delivered an unconditional guaranty of the Secured Obligations, in form and substance satisfactory to the Agent, or become a party as a co-Borrower to this Agreement, and, in either case, pledged to the Agent by instruments and agreements satisfactory in form and substance to the Agent, all of its property, real and personal, as security for its obligations under such guaranty or hereunder.

                  SECTION 12.5. Capital Expenditures. Make or incur any Capital Expenditures in the aggregate in excess of the amount set forth below for the fiscal year of the Borrower set forth opposite such amount:


Fiscal Year                                          Amount
-----------                                          ------
1998                                                 $34 million
1999                                                 $10 million
2000                                                 $10 million

plus in each of fiscal years 1999 and 2000, any excess of permitted Capital Expenditures for the preceding fiscal year over actual Capital Expenditure in such year.

                  SECTION 12.6. Restricted Dividend Payments and Purchases, Etc. Declare or make any Restricted Dividend Payment, Restricted Payment or Restricted Purchase, EXCEPT that this SECTION 12.6 shall not apply to Permitted Subchapter S Distribution or to the AAA Distribution or, after completion of the IPO, to the payment of cash dividends on outstanding common stock of the Borrower.

                  SECTION 12.7. Merger, Consolidation and Sale of Assets. Merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of all or a substantial portion of its assets to any Person other than sales of Inventory in the ordinary course of business.

                  SECTION 12.8. Transactions with Affiliates. Effect any transaction with any Affiliate on a basis less favorable to the Borrower than would be the case if such transaction had been effected with a Person not an Affiliate.

                  SECTION 12.9. Liens. Create, assume or permit or suffer to exist or to be created or assumed any Lien on any of the Collateral or its other assets, other than Permitted Liens.

                  SECTION 12.10. Capitalized Lease Obligations. Without the consent of the Required Lenders, which consent shall not be unreasonably withheld, incur or permit to exist any Capitalized Lease Obligations if such Capitalized Lease Obligation when added to existing Capitalized Lease Obligations and Permitted Purchase Money Indebtedness of the Borrower would exceed $1 million in the aggregate.

                  SECTION 12.11. Operating Leases. Without the consent of the Required Lenders, enter into any Operating Lease if the aggregate annual rental payable under all Operating Leases of the Borrower would exceed $5 million in the aggregate at any time after the Effective Date.

                  SECTION 12.12. [Reserved].

                  SECTION 12.13. Plans. Permit any condition to exist in connection with any Plan which might constitute grounds for the PBGC to institute proceedings to have such Plan terminated or a trustee appointed to administer such Plan, and any other condition, event or transaction with respect to any Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty.

                  SECTION 12.14. Sales and Leasebacks. Enter into any arrangement with any Person providing for the Borrower's leasing from such Person any real or personal property which has been or is to be sold or transferred, directly or indirectly, by the Borrower to such Person.

                  SECTION 12.15. Factored Receivables. Submit for factoring under the Factoring Agreement any Receivable of an Account Debtor who is also the Account Debtor with respect to any Receivable that is submitted as an Eligible Receivable under the Borrowing Base, or submit as an Eligible Receivable under this Agreement any Receivable of an Account Debtor for whom any account payable to Borrower (but for the factoring thereof) is then factored under the Factoring Agreement, or, unless the Factor has declined to factor such account receivable at the rates in effect under the Factoring Agreement, factor any account receivable with any Person other than the Factor.

                  SECTION 12.16. Clean Down. Maintain the aggregate principal amount of all outstanding Revolving Credit Loans at $20 million or less for a period of 30 consecutive days during each calendar year ending after December 31, 1997.

                                   ARTICLE 13

                                    DEFAULT

                  SECTION 13.1. Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

                  (a) Default in Payment. The Borrower shall default in any payment of principal of or interest on any Loan or any Note when and as due (whether at maturity, by reason of acceleration or otherwise).

                  (b) Other Payment Default. The Borrower shall default in the payment, as and when due, of principal of or interest on, any other Secured Obligation, and such default shall continue for a period of 10 days after any of the Borrower's officers learns of it (whether as a result of written notice thereof given to the Borrower by the Agent or any Lender, or otherwise).

                  (c) Misrepresentation. Any representation or warranty made or deemed to be made by the Borrower under this Agreement or any Loan Document, or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made.

                  (d) Default in Performance. The Borrower shall default in the performance or observance of any term, covenant, condition or agreement to be performed by the Borrower, contained in

                           (i) ARTICLES 8, 9, 11 or 12, or SECTIONS 10.1 (insofar as it requires the preservation of the corporate existence of the Borrower), or 10.8, and the Agent shall have delivered to the Borrower written notice of such default, or

                           (ii) this Agreement (other than as specifically
                  provided for otherwise in this SECTION 13.1) and such default shall continue (aa) for 30 days after any of the Borrower's officers learns of it, if the default is of a type that any Loan Document requires the Borrower to notify the Agent of, and (bb) in all other cases, for 30 days after written notice thereof has been given to the Borrower by the Agent.

                  (e) Indebtedness Cross-Default.

                           (i) The Borrower or any Subsidiary of the Borrower shall fail to pay when due and payable the principal of or interest on the Subordinated Indebtedness or any other Indebtedness for Money Borrowed (other than the Loans) in an amount in excess of $10,000, provided that the Borrower's failure to make a payment of the principal of or interest on the Subordinated Indebtedness on account of the operation of the subordination provisions thereof shall not be an Event of Default, or

                           (ii) the maturity of any such Indebtedness shall have (A) been accelerated in accordance with the provisions of any indenture, contract or instrument providing for the creation of or concerning such Indebtedness, or (B)been required to be prepaid prior to the stated maturity thereof, or

                           (iii) any event shall have occurred and be continuing
                  which would permit any holder or holders of such Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person so to accelerate such maturity, and the Borrower shall have failed to cure such default prior to the expiration of any applicable cure or grace period.

                  (f) Other Cross-Defaults. The Borrower or any of its Subsidiaries shall default in the payment when due, or in the performance or observance, of any obligation or condition of any agreement, contract or lease (other than this Agreement, the Security Documents or any such agreement, contract or lease relating to Indebtedness for Money Borrowed) if the existence of any such defaults, singly or in the aggregate, could in the reasonable judgment of the Agent have a Materially Adverse Effect on the Borrower or any of its Subsidiaries; provided, however, that for the purposes of this provision where such a default could result only in a monetary loss, a Material Adverse Effect shall not be deemed to have occurred unless the aggregate of such losses would exceed $10,000; or the Borrower or any of its Subsidiaries shall default in the payment when due, or in the performance or observance, of any obligation or condition of the Guidance Facility Loan Agreement dated as of the date of this Agreement by and among the Agent, Lenders, and the Borrower, or the Factoring Agreement.

                  (g) Voluntary Bankruptcy Proceeding. The Borrower or any of its Subsidiaries shall

                           (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect),

                           (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts,

                           (iii) consent to or fail to contest in a timely and
                  appropriate manner any petition filed against it in any involuntary case under such bankruptcy laws or other laws,

                           (iv) apply for or consent to, or fail to consent in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator or itself or of a substantial part of its property, domestic or foreign,

                           (v) admit in writing its inability to pay its debts as they become due,

                           (vi) make a general assignment for the benefit of creditors, or

                           (vii) take any corporate action for the purpose of
                  authorizing any of the foregoing.

                  (h) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries in any court of competent jurisdiction seeking

                           (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts,

                           (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower, any of its Subsidiaries or of all or any substantial part of the assets, domestic or foreign, of the Borrower or any of its Subsidiaries, and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the relief requested in such case or proceeding against the Borrower or any of its Subsidiaries (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

                  (i) Failure of Agreements. The Borrower shall challenge the validity and binding effect of any provision of any Loan Document after delivery thereof hereunder or shall state its intention to make such a challenge in writing, or any Loan Document, after delivery thereof hereunder, shall for any reason (except to the extent permitted by the terms thereof) cease to create a valid and perfected first priority Lien (except for Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby.

                  (j) Judgment. A final, unappealable judgment or order for the payment of money in an amount that exceeds the uncontested insurance available therefor by $500,000 or more shall be entered against the Borrower by any court and such judgment or order shall continue undischarged or unstayed for 10 days.

                  (k) Attachment. A warrant or writ of attachment or execution or similar process which exceeds $500,000 in value shall be issued against any property of the Borrower and such warrant or process shall continue undischarged or unstayed for 10 days.

                  (l) Loan Documents. Any event of default under any Loan Document other than this Agreement shall occur or the Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, or the payment of any other sum covenanted to be paid by the Borrower under, any such Loan Document; PROVIDED, HOWEVER that no event of default under any such Loan Document shall be deemed to have occurred until any notice required under such Loan Document has been given and any grace period granted under such Loan Document has expired.

                  (m)      ERISA.

                           (i) Any Termination Event with respect to a Plan shall occur that, after taking into account the excess, if any, of (A) the fair market value of the assets of any other Plan with respect to which a Termination Event occurs on the same day (but only to the extent that such excess if the property of the Borrower) over (B) the present value on such day of all vested nonforfeitable benefits under such other Plan, results in an Unfunded Vested Accrued Benefit in excess of $0.00, or

                           (ii) any Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Internal Revenue Code or Section 302 of ERISA) for which a waiver has not been obtained in accordance with the applicable provisions of the Internal Revenue Code and ERISA, or

                           (iii) the Borrower is in "default" (as defined in
                  Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from the Borrower's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan.

                  (n) Change in Control. Blount and the members of his immediate family shall cease to own, beneficially and of record, at least 51% of the outstanding capital stock of the Borrower.

                  (o) General Insecurity. The occurrence of any event or condition which, in the Agent's or the Required Lenders' discretion, constitutes a Material Adverse Effect.

                  SECTION 13.2.     Remedies.

                  (a) Automatic Acceleration and Termination of Facilities. Upon the occurrence of an Event of Default with respect to the Borrower specified in SECTION 13.1(G) or (H), (i) the principal of and the interest on the Loans and any Note at the time outstanding, and all other amounts owed to the Agent or the Lenders under this Agreement or any of the Loan Documents and all other Secured Obligations, shall thereupon become due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Agreement or any of the Loan Documents to the contrary notwithstanding, and (ii) the Revolving Credit Facility and the right of the Borrower to request borrowings under this Agreement shall immediately terminate.

                  (b) Other Remedies. If any Event of Default shall have occurred, and during the continuance of any such Event of Default, the Agent may, and at the direction of the Required Lenders in their sole and absolute discretion shall, do any of the following:

                           (i) declare the principal of and interest on the Loans and any Note at the time outstanding, and all other amounts owed to the Agent or the Lenders under this Agreement or any of the Loan Documents and all other Secured Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the Loan Documents to the contrary notwithstanding;

                           (ii) terminate the Revolving Credit Facility and any other right of the Borrower to request borrowings hereunder;

                           (iii) notify, or request the Borrower to notify, in
                  writing or otherwise, any Account Debtor or obligor with respect to any one or more of the Receivables to make payment to the Agent, for the benefit of the Lenders, or any agent or designee of the Agent, at such address as may be specified by the Agent and if, notwithstanding the giving of any notice, any Account Debtor or other such obligor shall make payments to the Borrower, the Borrower shall hold all such payments it receives in trust for the Agent, for the account of the Lenders, without commingling the same with other funds or property of, or held by, the Borrower, and shall deliver the same to the Agent or any such agent or designee of the Agent immediately upon receipt by the Borrower in the identical form received, together with any necessary endorsements;

                           (iv) settle or adjust disputes and claims directly with Account Debtors and other obligors on Receivables for amounts and on terms which the Agent considers advisable and in all such cases only the net amounts received by the Agent, for the account of the Lenders, in payment of such amounts, after deductions of costs and attorneys' fees, shall constitute Collateral and the Borrower shall have no further right to make any such settlements or adjustments or to accept any returns of merchandise;

                           (v) enter upon any premises in which Inventory or Equipment may be located and, without resistance or interference by the Borrower, take physical possession of any or all thereof and maintain such possession on such premises or move the same or any part thereof to such other place or places as the Agent shall choose, without being liable to the Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Agent shall act reasonably and in good faith;

                           (vi) require the Borrower to and the Borrower shall, without charge to the Agent or any Lender, assemble the Inventory and Equipment and maintain or deliver it into the possession of the Agent or any agent or representative of the Agent at such place or places as the Agent may designate and as are reasonably convenient to both the Agent and the Borrower;

                           (vii) at the expense of the Borrower, cause any of
                  the Inventory and Equipment to be placed in a public or field warehouse, and the Agent shall not be liable to the Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Agent shall act reasonably and in good faith;

                           (viii) without notice, demand or other process, and
                  without payment of any rent or any other charge, enter any of the Borrower's premises and, without breach of the peace, until the Agent, on behalf of the Lenders, completes the enforcement of its rights in the Collateral, take possession of such premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of the Borrower's Equipment, for the purpose of (A) completing any work in process, preparing any Inventory for disposition and disposing thereof, and (B) collecting any Receivable, and the Agent for the benefit of the Lenders is hereby granted a license or sublicense and all other rights as may be necessary, appropriate or desirable to use the Proprietary Rights in connection with the foregoing, and the rights of the Borrower under all licenses, sublicenses and franchise agreements shall inure to the Agent for the benefit of the Lenders (provided, however, that any use of any federally registered trademarks as to any goods shall be subject to the control as to the quality of such goods of the owner of such trademarks and the goodwill of the business symbolized thereby);

                           (ix)   exercise any and all of its rights under any

                  and all of the Security Documents, including, without limitation, the Construction Loan Agreements;

                           (x) apply any Collateral consisting of cash to the payment of the Secured Obligations in any order in which the Agent, on behalf of the Lenders, may elect or use such cash in connection with the exercise of any of its other rights hereunder or under any of the Security Documents;

                           (xi) establish or cause to be established one or more Lockboxes or other arrangement for the deposit of proceeds of Receivables, and, in such case, the Borrower shall cause to be forwarded to the Agent at the Agent's Office, on a daily basis, copies of all checks and other items of payment and deposit slips related thereto deposited in such Lockboxes, together with collection reports in form and substance satisfactory to the Agent; and

                           (xii) exercise all of the rights and remedies of a secured party under the Uniform Commercial Code and under any other Applicable Law, including, without limitation, the right, without notice except as specified below and with or without taking the possession thereof, to sell the Collateral or any part thereof in one or more parcels at public or private sale, at any location chosen by the Agent, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Agent may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least 10 days notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  SECTION 13.3. Application of Proceeds. All proceeds from each sale of, or other realization upon, all or any part of the Collateral following an Event of Default shall be applied or paid over as follows:

                  (a) First: to the payment of all costs and expenses incurred in connection with such sale or other realization, including reasonable attorneys' fees,

                  (b) Second: to the payment of the Secured Obligations (with the Borrower remaining liable for any deficiency) as the Agent may elect,

                  (c) Third: the balance (if any) of such proceeds shall be paid to the Borrower, subject to any duty imposed by law, or otherwise to whomsoever shall be entitled thereto.

THE BORROWER SHALL REMAIN LIABLE AND WILL PAY, ON DEMAND, ANY DEFICIENCY REMAINING IN RESPECT OF THE SECURED OBLIGATIONS, TOGETHER WITH INTEREST THEREON AT A RATE PER ANNUM EQUAL TO THE HIGHEST RATE THEN PAYABLE HEREUNDER ON SUCH SECURED OBLIGATIONS, WHICH INTEREST SHALL CONSTITUTE PART OF THE SECURED OBLIGATIONS.

                  SECTION 13.4. Power of Attorney. In addition to the authorizations granted to the Agent under SECTION 9.13 or under any other provision of this Agreement or of any other Loan Document, during the continuance of an Event of Default, the Borrower hereby irrevocably designates, makes, constitutes and appoints the Agent (and all Persons designated by the Agent from time to time) as the Borrower's true and lawful attorney, and agent in fact, and the Agent, or any agent of the Agent, may, without notice to the Borrower, and at such time or times as the Agent or any such agent in its sole discretion may determine, in the name of the Borrower, the Agent or the Lenders,

                           (i)   demand payment of the Receivables,

                           (ii) enforce payment of the Receivables by legal proceedings or otherwise,

                           (iii) exercise all of the Borrower's rights and
                  remedies with respect to the collection of Receivables,

                           (iv) settle, adjust, compromise, extend or renew any or all of the Receivables,

                           (v)   settle adjust or compromise any legal
                  proceedings brought to collect the Receivables,

                           (vi) discharge and release the Receivables or any of them,

                           (vii) prepare, file and sign the name of the Borrower on any proof of claim in bankruptcy or any similar document against any Account Debtor,

                           (viii) prepare, file and sign the name of the
                  Borrower on any notice of Lien, assignment or satisfaction of Lien, or similar document in connection with any of the Collateral,

                           (ix) endorse the name of the Borrower upon any chattel paper, document, instrument, notice, freight bill, bill of lading or similar document or agreement relating to the Receivables, the Inventory or any other Collateral,

                           (x) use the stationery of the Borrower and sign the name of the Borrower to verifications of the Receivables and on any notice to the Account Debtors,

                           (xi)   open the Borrower's mail,

                           (xii) notify the post office authorities to change the address for delivery of the Borrower's mail to an address designated by the Agent, and

                           (xiii) use the information recorded on or contained
                  in any data processing equipment and computer hardware and software relating to the Receivables, Inventory or other Collateral to which the Borrower have access.

                  SECTION 13.5.    Miscellaneous Provisions Concerning Remedies.

                  (a) Rights Cumulative. The rights and remedies of the Agent and the Lenders under this Agreement, the Notes and each of the Loan Documents shall be cumulative and not exclusive of any rights or remedies which it or they would otherwise have. In exercising such rights and remedies the Agent and the Lenders may be selective and no failure or delay by the Agent or any Lender in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

                  (b) Waiver of Marshalling. The Borrower hereby waives any right to require any marshalling of assets and any similar right.

                  (c) Limitation of Liability. Nothing contained in this ARTICLE 13 or elsewhere in this Agreement or in any of the Loan Documents shall be construed as requiring or obligating the Agent, any Lender or any agent or designee of the Agent or any Lender to make any demand, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice or take any action, with respect to any Receivable or any other Collateral or the monies due or to become due thereunder or in connection therewith, or to take any steps necessary to preserve any rights against prior parties, and the Agent, the Lenders and their agents or designees shall have no liability to the Borrower for actions taken pursuant to this
         ARTICLE 13, any other provision of this

         Agreement or any of the Loan Documents so long as the Agent or such Lender shall act reasonably and in good faith.

                  (d) Appointment of Receiver. In any action under this ARTICLE 13, the Agent shall be entitled during the continuance of an Event of Default to the appointment of a receiver, without notice of any kind whatsoever, to take possession of all or any portion of the Collateral and to exercise such power as the court shall confer upon such receiver.

                                   ARTICLE 14

                                   ASSIGNMENTS

                  SECTION 14.1.     Successors and Assigns; Participations.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes, and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Required Lenders.

                  (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Loans at the time owing to it and the Notes held by it); provided that (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Lender that is subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall in no event be less than the Minimum Commitment, (iii) in the case of a partial assignment, the amount of the Commitment that is retained by the assigning Lender (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall in no event be less than the Minimum Commitment, (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined in SECTION 14.1(D)) an Assignment and Acceptance, together with any Note or Notes subject to such assignment and such assignee's pro rata share of the Agent's syndication expenses (pro rata in proportion to the share purchased by such assignee relative to all assigned shares), (v)such assignment shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state, and (vi)the representation contained in SECTION 14.2 hereof shall be true with respect to any such proposed assignee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (y) the Lender assignor thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

                  (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in SECTION 7.1(O) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Lender assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitment Percentage of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, (iii) give prompt notice thereof to the Lenders and the Borrower, and (iv) promptly deliver a copy of such Acceptance and Assignment to the Borrower. Within five Business Days after receipt of notice, the Borrower shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitment Percentage assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assignor Lender. Each surrendered Note or Notes shall be canceled and returned to the Borrower.

                  (f) Each Lender may, without the consent of the Borrower, sell participations to one or more Eligible Assignees in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its commitments hereunder and the Loans owing to it and the Notes held by it); PROVIDED, HOWEVER, that (i) each such participation shall be in an amount not less than the Minimum Commitment, (ii) such Lender's obligations under this Agreement (including, without limitation, its commitments hereunder) shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement, (v) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; PROVIDED, that such Lender may agree with any participant that such Lender will not, without such participant's consent, agree to or approve any waivers or amendments which would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the commitments of such participant, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal or release Collateral securing the Loans (other than Collateral disposed of pursuant to SECTION 9.7 hereof or otherwise in accordance with the terms of this Agreement or the Security Documents), and (vi) any such disposition shall not, without the consent of the Borrower, require any Borrower to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state. The Lender selling a participation to any bank or other entity that is not an Affiliate of such Lender shall give prompt notice thereof to the Borrower.

                  (g) Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this SECTION 14.1, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower, provided that, prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Borrower or such Lender (which in the case of an agreement with only such Lender, the Borrower shall be recognized as a third party beneficiary thereof) to preserve the confidentiality of any confidential information relating to the Borrower received from such Lender.

                  (h) Notwithstanding SECTIONS 14.1(B) and 14.1(F), neither NationsBank nor NationsBanc Commercial Corporation shall assign or grant any participation in its rights, interests, and obligations under this Agreement without the written consent of Fleet Capital Corporation or its corporate successor (if Fleet Capital Corporation or any of its Affiliates then holds any interest in any Loan or Note) unless, after such assignment or participation, NationsBank and its Affiliates collectively own, beneficially and of record, at least 25% of all Lenders' rights, interests, and obligations under this Agreement.

                  (i) Notwithstanding SECTIONS 14.1(B) and 14.1(F), any Lender who proposes to assign or to grant any participation in any of its rights, interests, and obligations under this Agreement (a "Transferring Lender") must give at least seven Business Days' prior written notice thereof to each other Lender (each, a "Notified Lender"), along with a notice that each Notified Lender may share in such assignment or participation under this SECTION 14.1 pro rata in accordance with its Commitment Percentage for the rights, interests, and obligations being assigned or participated (the "Transferred Interest"), and a copy of the proposed documentation for the transfer of the Transferred Interest. (For example, if a Transferring Lender having a 25% Commitment Percentage for Revolving Credit Loans proposes to assign half its rights, interests, and obligations for Revolving Credit Loans (viz., a $10 million "piece"), and at that time there were two Notified Lenders, having 25% and 50% Commitment Percentages for Revolving Credit Loans, such Notified Lenders would be entitled to assign to the assignee $2.5 million and $5 million, respectively, of their own rights, interests, and obligations for Revolving Credit Loans, on the same terms as the Transferring Lender, and the Transferring Lender would be entitled to assign to such assignee only $2.5 million, plus any amount not assigned to such assignee by the Notified Lenders, of the Transferring Lender's rights, interests, and obligations for Revolving Credit Loans.) To share in such assignment or participation, a Notified Lender must give written notice to the Transferring Lender, within five Business Days after receiving the notice described in the first sentence of this
         SECTION 14.1(I), that such Notified Lender will assign or participate an amount (which shall be specified in such notice to the Transferring Lender) of its rights, interests, and obligations in accordance with the terms of this SECTION 14.1(I).

                  SECTION 14.2. Representation of Lenders. Each Lender hereby represents that it will make each Loan hereunder as a commercial loan for its own account in the ordinary course of its business; PROVIDED, HOWEVER, that subject to SECTION 14.1 hereof, the disposition of the Notes or other evidence of the Secured Obligations held by any Lender shall at all times be within its exclusive control.

                                   ARTICLE 15

                                      AGENT

                  SECTION 15.1. Appointment of Agent. Each of the Lenders hereby irrevocably designates and appoints NationsBank, N.A. as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes Agent, subject to the provisions of SECTION 5.6(C), as the Agent for such Lender to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and such other Loan Documents, including, without limitation, to make determinations as to the eligibility of Inventory and Receivables and to lower the advance ratios contained in the definition of "Borrowing Base", together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Agent.

                  SECTION 15.2. Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  SECTION 15.3. Exculpatory Provisions. Neither the Agent nor any of its trustees, officers, directors, employees, agents, attorneys-in-fact or other Affiliates (collectively, "Agent and Agent-Persons") shall be (i) liable to any Lender for any action lawfully taken or omitted to be taken by Agent or any Agent-Person under or in connection with this Agreement or the other Loan Documents (except for Agent's or such Agent-Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any Lender for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower; except that, if any Lender so requests, the Agent will conduct at least two field examinations of the Borrower per year.

                  SECTION 15.4. Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or communication (written or oral) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee named in any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with
SECTION 14.1. The Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

                  SECTION 15.5. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; PROVIDED that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) continue making Revolving Credit Loans to the Borrower on behalf of the Lenders in reliance on the provisions of SECTION
5.6 and take such other action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  SECTION 15.6. Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except as otherwise expressly required by the Loan Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  SECTION 15.7. Indemnification. The Lenders agree to indemnify the Agent in its capacity as agent hereunder (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct or resulting solely from transactions or occurrences that occur at a time after such Lender has assigned all of its interests, rights and obligations under this Agreement pursuant to SECTION 14.1 or, in the case of a Lender to which an assignment is made hereunder pursuant to SECTION 14.1, at a time before such assignment. The agreements in this subsection shall survive the payment of the Notes, the Secured Obligations and all other amounts payable hereunder and the termination of this Agreement.

                  SECTION 15.8. Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, Blount, or any of the Borrower's Affiliates if the Agent were not the agent hereunder. With respect to its Commitment, the Loans made or renewed by it and any Note issued to it and any Letter of Credit issued by it, the Agent shall have and may exercise the same rights and powers under this Agreement and the other Loan Documents and is subject to the same obligations and liabilities as and to the extent set forth herein and in the other Loan Documents for any other Lender. The terms "Lenders" or "Required Lenders" or any other term shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Lender or one of the Required Lenders.

                  SECTION 15.9. Successor Agent. The Agent may resign as agent under this Agreement upon 30 days notice to the Lenders. If the Agent shall resign as agent under this Agreement, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall be approved by the Borrower (which approval shall not be unreasonably withheld and is hereby deemed given with respect to the appointment as successor agent of NationsBank, Fleet Capital Corporation, NationsBanc Commercial Corporation, or any Eligible Assignee), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as agent hereunder shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. The effective date of an Agent's resignation shall in all cases be postponed until a successor agent has been appointed. After any retiring Agent's resignation hereunder as agent, the provisions of SECTION 15.7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                  SECTION 15.10. Notices from Agent to Lenders. The Agent shall promptly, upon receipt thereof, forward to each Lender copies of any written notices, reports or other information supplied to it by the Borrower which is requested by such Lender or which the Borrower is not required to supply directly to the Lenders.

                                   ARTICLE 16

                                  MISCELLANEOUS

                  SECTION 16.1.     Notices.

                  (a) Method of Communication. Except as specifically provided in this Agreement or in any of the Loan Documents, all notices and the communications hereunder and thereunder shall be in writing or by telephone, subsequently confirmed in writing. Notices in writing shall be delivered personally or sent by certified or registered mail, postage pre-paid, or by overnight courier or facsimile transmission and shall be deemed received in the case of personal delivery, when delivered, in the case of mailing, when receipted for, in the case of overnight delivery, on the next Business Day after delivery to the courier, and in the case of facsimile transmission, upon transmittal, provided that in the case of notices to the Agent, notice shall be deemed to have been given only when such notice is actually received by the Agent. A telephonic notice to the Agent, as understood by the Agent, will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

                  (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address of which all the other parties are notified in writing

                  If to the Borrower:       Meadowcraft, Inc.
                                            1401 Meadowcraft Road
                                            Birmingham, Alabama 35215
                                            Attn.: Steve Braswell, CFO
                                            Facsimile No.: (205) 854-4054

                  If to the Agent:          NationsBank, N.A.
                                            One Perimeter Park South
                                            Suite 100-N
                                            Birmingham, Alabama 35243
                                            Attn.:  W. Alan Schweer
                                            Facsimile No.: 205-970-6176

                  If to a Lender:           At the address of such
                                            Lender set forth on the signature
                                            page hereof.

                  (c) Agent's Office. The Agent hereby designates its office located at 600 Peachtree Street, Atlanta, Georgia 30308, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower, as the office to which payments due are to be made and at which Loans will be disbursed.

                  SECTION 16.2. Expenses. The Borrower agrees to pay or reimburse on demand all costs and expenses incurred by the Agent or any Lender, including, without limitation, the reasonable fees and disbursements of counsel, in connection with

               (a) the negotiation, preparation, execution, delivery, administration, enforcement and termination of this Agreement and each of the other Loan Documents, whenever the same shall be executed and delivered, including, without limitation

                  (i) the out-of-pocket costs and expenses incurred in connection with the administration and interpretation of this Agreement and the other Loan Documents;

                  (ii)  the costs and expenses of appraisals of the Collateral;

                  (iii) the costs and expenses of lien and title searches and title insurance;

                  (iv) the costs and expenses of environmental reports with respect to the Real Estate;


                  (v) taxes, fees and other charges for recording the Mortgages, filing the Financing Statements and continuations and the costs and expenses of taking other actions to perfect, protect, and continue the Security Interests;

         PROVIDED, HOWEVER, that the Borrower shall not be required to pay the expenses of any Person which becomes a Lender more than 90 days after the Effective Date incurred in connection with such Person's so becoming a Lender;

                  (b) the negotiation, preparation, execution and delivery of any actual or proposed waiver, amendment, supplement or consent by the Agent or the Lenders relating to this Agreement or any of the Loan Documents;

                  (c) sums paid or incurred to pay any amount or take any action required of the Borrower under the Loan Documents that the Borrower fails to pay or take;

                  (d) costs of inspections and verifications of the Collateral (including per diem fees charged by the Agent, travel, lodging, and meals) for inspections of the Collateral and the Borrower's operations and books and records by the Agent up to four times per year, regardless of whether an Event of Default exists;

                  (e) costs of inspections and verifications of the Collateral (including per diem fees charged by the Agent or a Lender, travel, lodging, and meals) for inspections of the Collateral and the Borrower's operations and books and records by the Agent or any Lender, whenever an Event of Default exists;

                  (f) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining each Controlled Disbursement Account, Agency Account and Lockbox;

                  (g) costs and expenses of preserving and protecting the Collateral;

                  (h) consulting, after the occurrence of a Default, with one or more Persons, including appraisers, accountants and lawyers, concerning the value of any Collateral for the Secured Obligations or related to the nature, scope or value of any right or remedy of the Agent or any Lender hereunder or under any of the Loan Documents, including any review of factual matters in connection therewith, which expenses shall include the fees and disbursements of such Persons;

                  (i) reasonable costs and expenses paid or incurred to obtain payment of the Secured Obligations, enforce the Security Interests, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to prosecute or defend any claim in any way arising out of, related to or connected with, this Agreement or any of the Loan Documents, which expenses shall include the reasonable fees and disbursements of counsel and of experts and other consultants retained by the Agent or any Lender.

The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower. The Borrower hereby authorizes the Agent and the Lenders to debit the Borrower's Loan Accounts (by increasing the principal amount of the Revolving Credit Loan) in the amount of any such costs and expenses owed by the Borrower when due.

                  SECTION 16.3. Stamp and Other Taxes. The Borrower will pay any and all stamp, registration, recordation and similar taxes, fees or charges and shall indemnify the Agent and the Lenders against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement and any of the Loan Documents or the perfection of any rights or security interest thereunder, including, without limitation, the Security Interest.

                  SECTION 16.4. Setoff. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender and each Affiliate of each Lender are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or the account of the Borrower against and on account of the Secured Obligations (any such setoff and appropriation to be subject in all respects to SECTION 16.22 and, as to the Factor, to limitations in the Assignment of Factoring Proceeds), irrespective or whether or not:

                  (a) the Agent or such Lender shall have made any demand under this Agreement or any of the Loan Documents, or

                  (b) the Agent or such Lender shall have declared any or all of the Secured Obligations to be due and payable as permitted by SECTION
         13.2 and although such Secured Obligations shall be contingent or unmatured.

                  SECTION 16.5. Litigation. THE BORROWER, THE AGENT AND EACH LENDER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST THE BORROWER, THE AGENT AND SUCH LENDER ARISING OUT OF THIS AGREEMENT, THE COLLATERAL OR ANY ASSIGNMENT THEREOF OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN THE BORROWER AND THE AGENT OR ANY LENDER OF ANY KIND OR NATURE. The Borrower, the Agent and the Lenders hereby agree that the federal court of the Northern District of Georgia or, at the option of the Agent or any Lender, any court in which the Agent or such Lender shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy, shall have nonexclusive jurisdiction to hear and determine any claims or disputes between the Borrower and the Agent or such Lender, pertaining directly or indirectly to this Agreement or the Loan Documents or to any matter arising therefrom. The Borrower expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced in such courts, hereby waiving personal service of the summons and complaint, or other process or papers issued therein and agreeing that service of such summons and complaint or other process or papers may be made by registered or certified mail addressed to the Borrower at the address of the Borrower set forth in SECTION 16.1. Should the Borrower fail to appear or answer any summons, complaint, process or papers so served within 30 days after the mailing thereof, it shall be deemed in default and an order and/or judgment may be entered against it as demanded or prayed for in such summons, complaint, process or papers. The nonexclusive choice of forum set forth in this section shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Agreement to enforce same in any appropriate jurisdiction.

                  SECTION 16.6. Waiver of Rights. THE BORROWER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES ALL RIGHTS WHICH BORROWER HAS UNDER CHAPTER 14 OF TITLE 44 OF THE OFFICIAL CODE OF GEORGIA OR UNDER ANY SIMILAR PROVISION OF APPLICABLE LAW TO NOTICE AND TO A JUDICIAL HEARING PRIOR TO THE ISSUANCE OF A WRIT OF POSSESSION ENTITLING THE AGENT OR ANY LENDER, OR THE SUCCESSORS AND ASSIGNS OF THE AGENT OR SUCH LENDER TO POSSESSION OF THE COLLATERAL UPON EVENT OF DEFAULT. Without limiting the generality of the foregoing and without limiting any other right which the Agent or the Lenders may have, the Borrower consents that if the Agent files a petition for an immediate writ of possession in compliance with Sections 44-14-261 and 44-14-262 of the Official Code of Georgia or under any similar provision of applicable law, and this waiver or a copy hereof is alleged in such petition and attached thereto, the court before which such petition is filed may dispense with all rights and procedures herein waived and may issue forthwith an immediate writ of possession in accordance with Chapter 14 of Title 44 of the Official Code of Georgia or in accordance with any similar provision of applicable law, without the necessity of an accompanying bond as otherwise required by Section 44-14-263 of the Official Code of Georgia or by any similar provision under applicable law.

                  SECTION 16.7. Consent to Advertising and Publicity. With the prior written consent of the Borrower, which consent shall not be unreasonably withheld, the Agent, on behalf of the Lenders, may issue and disseminate to the public information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of the Borrower, the amount, interest rate, maturity, collateral and a general description of the Borrower's business.

                  SECTION 16.8. Reversal of Payments. The Agent and each Lender shall have the continuing and exclusive right to apply, reverse and re-apply any and all payments to any portion of the Secured Obligations in a manner consistent with the terms of this Agreement. To the extent the Borrower makes a payment or payments to the Agent, for the account of the Lenders, or any Lender receives any payment or proceeds of the Collateral for the Borrower's benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect, as if such payment or proceeds had not been received by the Agent or such Lender.

                  SECTION 16.9. Injunctive Relief. The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to the Agent and the Lenders; therefore, the Borrower agrees that if any Event of Default shall have occurred and be continuing, the Agent and the Lenders, if the Agent or any Lender so requests, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

                  SECTION 16.10. Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrower to determine whether it is in compliance with any covenant contained herein, shall, unless this Agreement otherwise provides or unless Required Lenders shall otherwise consent in writing, be performed in accordance with GAAP.

                  SECTION 16.11. Amendments.

                  (a) Except as set forth in SUBSECTION (B) below, any term, covenant, agreement or condition of this Agreement or any of the Loan Documents may be amended or waived, and any departure therefrom may be consented to if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders and, in the case of an amendment (other than an amendment described in SECTION 16.11(D)), by the Borrower, and in any such event, the failure to observe, perform or discharge any such term, covenant, agreement or condition (whether such amendment is executed or such waiver or consent is given before or after such failure) shall not be construed as a breach of such term, covenant, agreement or condition or as a Default or an Event of Default. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. In the event that any such waiver or amendment is requested by the Borrower, the Agent and the Lenders may require and charge a fee in connection therewith and consideration thereof in such amount as shall be determined by the Agent and the Required Lenders in their discretion.

                  (b) Except as otherwise set forth in this Agreement, without the prior unanimous written consent of the Lenders,

                           (i) no amendment, consent or waiver shall affect the amount or extend the time of the obligation of the
                  Lenders to    make Loans or extend the originally scheduled
                  time or times of payment of the principal of any Loan
                  or alter the time or times of payment of interest on any Loan or the amount of the principal thereof or the rate of interest thereon or the amount of any fee payable hereunder
                  to or for the benefit of the Lenders or permit        any
                  subordination of the principal or interest on such Loan, permit the subordination of the Security Interests in any material Collateral or amend the definition of "Borrowing Base", the definition of "Required Lenders" (or any requirement that the Agent act or not act as instructed by Required Lenders), the definition of "Eligible Assignee", the definition of "Commitment Percentage", the definitions used in SECTION 5.1 hereof relating to interest rates, the provisions of ARTICLE 13 or 15 or of SECTION 5.1(C)(V), (VI),
                  (VII), OR (VIII), 5.9, 14.1(B), 16.11, 16.21, or 16.22, and
                  the ratable treatment of each Lender with respect to obligations hereunder or with respect to repayment of Loans and entitlement to proceeds of Collateral,

                           (ii) no material Collateral shall be released by the Agent other than as specifically permitted in this Agreement, and

                           (iii) no amendment, consent, or waiver shall be made
                  with respect to any Note;

         PROVIDED, HOWEVER, that anything herein to the contrary notwithstanding, Required Lenders shall have the right to waive any Default or Event of Default (other than those caused by Borrower's failure to comply with a covenant which requires the unanimous written consent of the Lenders to amend) and the consequences hereunder of such Default or Event of Default and shall have the right to enter into an agreement with the Borrower or Blount providing for the forbearance from the exercise of any remedies provided hereunder or under the other Loan Documents without waiving any Default or Event of Default.

                  (c) The making of Loans hereunder by the Lenders during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default.

                  (d) Notwithstanding any provision of this Agreement or the other loan documents to the contrary, no consent, written or otherwise, of the Borrower shall be necessary or required in connection with any amendment to ARTICLE 15 or SECTION 5.6, and any amendment to such provisions shall be effected solely by and among the Agent and the Lenders, provided that no such amendment shall impose any additional obligation on the Borrower.

                  (e) If a Lender refuses to consent to any requested amendment or waiver that relates to or is triggered by a then-existing material Event of Default (failure to consent within ten Business Days being deemed in any event a refusal to consent), then, in order to effectuate such amendment or waiver, the other Lenders (to the extent that each elects to do so) may at any time thereafter buy (and such refusing Lender shall sell) all (but, in the aggregate, not less than all) such refusing Lender's interest, rights, and obligations under this Agreement (including its Loans and Notes), for the principal amount of such Lender's Loans and all interest accrued thereon. Such refusing Lender shall cease to be a "Lender" upon such sale (but shall retain its rights and be subject to its obligations for events and circumstances occurring or existing before it ceases to be a "Lender").

                  SECTION 16.12. Performance of Borrower's Duties.

                  (a) The Borrower's obligations under this Agreement and each of the Loan Documents shall be performed by the Borrower at its sole cost and expense.

                  (b) If the Borrower shall fail to do any act or thing which it has covenanted to do under this Agreement or any of the Loan Documents, the Agent, on behalf of the Lenders, may (but shall not be obligated to) do the same or cause it to be done either in the name of the Agent or the Lenders or in the name and on behalf of the Borrower, and the Borrower hereby irrevocably authorizes the Agent so to act.

                  SECTION 16.13. Indemnification. The Borrower agrees to reimburse the Agent and the Lenders for all costs and expenses, including reasonable counsel fees and disbursements, incurred, and to indemnify and hold the Agent and the Lenders harmless from and against all losses suffered by, the Agent or any Lender in connection with


                           (i) the exercise by the Agent or any Lender of any right or remedy granted to it under this Agreement or any of the Loan Documents,

                           (ii) any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Agreement or any of the Loan Documents, and

                           (iii) the collection or enforcement of the
                  Secured Obligations or any of                   them,

other than such costs, expenses and liabilities arising out of such Person's gross negligence or willful misconduct.

                  SECTION 16.14. All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Agent and the Lenders and any Persons designated by the Agent or the Lenders pursuant to any provisions of this Agreement or any of the Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Secured Obligations remain unpaid or unsatisfied.

                  SECTION 16.15. Survival. Notwithstanding any termination of this Agreement,

                  (a) until all Secured Obligations have been irrevocably paid in full or otherwise satisfied, the Agent, for the benefit of the Lenders, shall retain its Security Interest and shall retain all rights under this Agreement and each of the Security Documents with respect to such Collateral as fully as though this Agreement had not been terminated,

                  (b) the indemnities to which the Agent and the Lenders are entitled under the provisions of this ARTICLE 16 and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Agent and the Lenders against events arising after such termination as well as before, and

                  (c) in connection with the termination of this Agreement and the release and termination of the Security Interests, the Agent, on behalf of itself as agent and the Lenders, may require such assurances and indemnities as it shall reasonably deem necessary or appropriate to protect the Agent and the Lenders against loss on account of such release and termination, including, without limitation, with respect to credits previously applied to the Secured Obligations that may subsequently be reversed or revoked.

                  SECTION 16.16. Titles and Captions. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

                  SECTION 16.17. Severability of Provisions. Any provision of this Agreement or any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  SECTION 16.18. Governing Law. This Agreement and the Notes shall be construed in accordance with and governed by the law of the State of Georgia.

                  SECTION 16.19. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

                  SECTION 16.20. Reproduction of Documents. This Agreement, each of the Loan Documents and all documents relating thereto, including, without limitation, (a)consents, waivers and modifications that may hereafter be executed, (b)documents received by the Agent or any Lender, and (c)financial statements, certificates and other information previously or hereafter furnished to the Agent or any Lender, may be reproduced by the Agent or such Lender by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Person may destroy any original document so produced. Each party hereto stipulates that, to the extent permitted by Applicable Law, any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original shall be in existence and whether or not such reproduction was made by the Agent or such Lender in the regular course of business), and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                  SECTION 16.21. Increased Capital. If any Lender shall have determined that the adoption of any applicable law, rule, regulation, guideline, directive or request (whether or not having force of law) regarding capital requirements for banks or bank holding companies, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any of the foregoing imposes or increases a requirement by such Lender to allocate capital resources to such Lender's Commitment to make Loans hereunder which has or would have the effect of reducing the return on such Lender's capital to a level below that which such Lender could have achieved (taking into consideration such Lender's then existing policies with respect to capital adequacy and assuming full utilization of such Lender's capital) but for such adoption, change or compliance by any amount deemed by such Lender to be material: (i)such Lender shall promptly after its determination of such occurrence give notice thereof to the Borrower; and (ii)the Borrower shall pay to such Lender from time to time on demand such amount as such Lender certifies to be the amount that will compensate it for such reduction. A certificate of such Lender claiming compensation under this SECTION 16.21 shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder and the method by which such amounts were determined. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

                  SECTION 16.22. Pro-Rata Participation.

                  (a) If any Lender shall obtain any payment or reduction (including any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code) of any Secured Obligation of Borrower hereunder (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its pro rata share of payments or reductions on account of such Secured Obligations obtained by all of the Lenders, such Lender shall forthwith (i) notify the other Lenders and the Agent of such receipt, and (ii) purchase from the other Lenders such participations in the affected Secured Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, on a pro rata basis (in proportion to all Secured Obligations); PROVIDED, that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this SECTION 16.22 may, to the fullest extent permitted by Applicable Law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                  (b) Each Lender which receives such a secured claim shall exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this SECTION
         16.22 to share in the benefits of any recovery on such secured claim.

                  (c) The Borrower expressly consents to the foregoing arrangements.

                  SECTION 16.23. Not an "Alabama" Transaction. The Borrower, the Agent, and the Lenders expressly acknowledge and agree that (i) the Borrower's obligations hereunder were not issued in the State of Alabama, and none of the Loan Documents were entered into or delivered in the State of Alabama, and (ii) the transactions contemplated by this Agreement and the related documents are intended to be transactions in interstate commerce within the meaning of the Constitution of the United States of America. If, notwithstanding the foregoing, any court of competent jurisdiction should reach a contrary conclusion, the Borrower hereby expressly waives, disclaims, and agrees not to assert or otherwise seek to invoke any right, remedy, or option under or as a result of any applicable law of the State of Alabama relating to the transacting of business in Alabama. The Borrower further acknowledges and agrees that it cannot require the Agent or any Lender to perform any of its obligations hereunder in the State of Alabama.

                  IN WITNESS WHEREOF, the parties hereto have caused this Loan and Security Agreement to be executed by their duly authorized officers in several counterparts all as of the day and year first written above.

                                    BORROWER:

                                    MEADOWCRAFT, INC.

[Corporate Seal]

                                    By:
                                        -----------------------------------
                                        William J. McCanna
                                        President
Attest:


By:
   ----------------------
   Larry York
   Assistant Secretary

                                    LENDERS:

Commitment Amount:                  NATIONSBANK, N.A.
  47.4% of the Revolving Credit
  Facility and each Term Loan,
  Letter of Credit, and             By:
                                        --------------------------------
                                        David B. Jackson
                                        Senior Vice President

                                    Address:  600 Peachtree St, NE
                                              Atlanta, Georgia  30308
                                              Attn.: W. Alan Schweer
                                              Facsimile No.: 205-970-6176











                    (Signatures continued on following page)

                    (Signatures continued from previous page)



Commitment Amount:                       FLEET CAPITAL CORPORATION
  29% of the Revolving Credit Facility
  and each Term Loan, Letter of Credit,
  and IRB L/C                            By:
                                            -----------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------

                                           Address: 300 Galleria Parkway, N.W.,
                                                    Suite 800
                                                    Atlanta, Georgia  30339
                                                    Attn.:
                                                    Facsimile No.: 404-859-2483


Commitment Amount:                       NATIONSBANC COMMERCIAL
                                         CORPORATION
  23.6% of the Revolving Credit Facility
  and each Term Loan, Letter of Credit,
  and IRB L/C                            By:
                                            -----------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------

                                         Address: 2059 Northlake Parkway
                                                  Tucker, Georgia 30084
                                                  Attn.:  Doug Monda
                                                  Facsimile No.: 404-491-4007

                                         AGENT:

                                         NATIONSBANK, N.A.


                                         By:
                                              ----------------------------------
                                              David B. Jackson
                                              Senior Vice President